                                                                   Exhibit 4(a)







                                CREDIT AGREEMENT

                         dated as of September 20, 1995

                                      among

                                   AMSCAN INC.
                              KOOKABURRA USA, LTD.
                            DECO PAPER PRODUCTS, INC.
                                  TRISAR, INC.

                           the Banks signatory hereto

                                       and

                         THE CHASE MANHATTAN BANK, N.A.

                                    as Agent

                                Table of Contents



ARTICLE 1         DEFINITIONS; ACCOUNTING TERMS.

         Section 1.1       Definitions
         Section 1.2       Accounting Terms
         Section 1.3       Rules of Interpretation

ARTICLE 2         THE CREDIT.

         Section 2.1       Loans; Letters of Credit
         Section 2.2       The Notes
         Section 2.3       Purpose
         Section 2.4       Borrowing Procedures
         Section 2.5       Prepayments and Conversions
         Section 2.6       Interest Periods; Renewals
         Section 2.7       Lockbox, Cash Collateral Account
         Section 2.8       Changes of Commitment
         Section 2.9       Certain Notices
         Section 2.10      Minimum Amounts
         Section 2.11      Interest
         Section 2.12      Fees
         Section 2.13      Payments Generally
         Section 2.14      Margin
         Section 2.15      Interest Rate Protection
         Section 2.16      Payment of Reimbursement Obligations

ARTICLE 3         YIELD PROTECTION; ILLEGALITY; ETC.

         Section 3.1       Additional Costs
         Section 3.2       Limitation on Types of Loans
         Section 3.3       Illegality
         Section 3.4       Certain Conversions
         Section 3.5       Certain Compensation

ARTICLE 4         CONDITIONS PRECEDENT.

         Section 4.1       Documentary Conditions Precedent
         Section 4.2       Satisfactory Review
         Section 4.3       Additional Conditions Precedent
         Section 4.4       Deemed Representations
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ARTICLE 5         REPRESENTATIONS AND WARRANTIES.

         Section 5.1       Incorporation, Good Standing and Due Qualification
         Section 5.2       Corporate Power and Authority; No Conflicts
         Section 5.3       Legally Enforceable Agreements
         Section 5.4       Litigation
         Section 5.5       Financial Statements
         Section 5.6       Ownership and Liens
         Section 5.7       Taxes
         Section 5.8       ERISA
         Section 5.9       Subsidiaries and Affiliates and Ownership of Stock
         Section 5.10      Credit Arrangements
         Section 5.11      Operation of Business
         Section 5.12      Hazardous Materials
         Section 5.13      No Default on Outstanding Judgments or Orders
         Section 5.14      No Defaults on Other Agreements
         Section 5.15      Labor Disputes and Acts of God
         Section 5.16      Governmental Regulation
         Section 5.17      Partnerships
         Section 5.18      No Forfeiture
         Section 5.19      Solvency
         Section 5.20      Subordinated Debt
         Section 5.21      Material Contracts

ARTICLE 6         AFFIRMATIVE COVENANTS.

         Section 6.1       Maintenance of Existence
         Section 6.2       Conduct of Business
         Section 6.3       Maintenance of Properties
         Section 6.4       Maintenance of Records
         Section 6.5       Maintenance of Insurance
         Section 6.6       Compliance with Laws
         Section 6.7       Right of Inspection
         Section 6.8       Reporting Requirements
         Section 6.9       Establishment and Maintenance of Estate Plan
         Section 6.10      Additional Guarantors
         Section 6.11      Additional Pledged Shares

ARTICLE 7         NEGATIVE COVENANTS.

         Section 7.1       Debt
         Section 7.2       Guaranties, Etc.
         Section 7.3       Liens
         Section 7.4       Leases


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         Section 7.5       Investments
         Section 7.6       Dividends
         Section 7.7       Sale of Assets
         Section 7.8       Stock of Subsidiaries, Etc.
         Section 7.9       Transactions with Affiliates
         Section 7.10      Mergers, Etc.
         Section 7.11      Acquisitions
         Section 7.12      No Activities Leading to Forfeiture

ARTICLE 8         FINANCIAL COVENANTS.

         Section 8.1       Minimum Adjusted Tangible Net Worth
         Section 8.2       Capital Expenditures
         Section 8.3       Adjusted Leverage Ratio
         Section 8.4       Fixed Charge Coverage Ratio

ARTICLE 9         EVENTS OF DEFAULT.

         Section 9.1       Events of Default
         Section 9.2       Remedies

ARTICLE 10        THE AGENT; RELATIONS AMONG BANKS AND BORROWERS.

         Section 10.1      Appointment, Powers and Immunities of Agent
         Section 10.2      Reliance by Agent
         Section 10.3      Defaults
         Section 10.4      Rights of Agent as a Bank
         Section 10.5      Indemnification of Agent
         Section 10.6      Documents
         Section 10.7      Non-Reliance on Agent and Other Banks
         Section 10.8      Failure of Agent to Act
         Section 10.9      Resignation or Removal of Agent
         Section 10.10     Amendments Concerning Agency Function
         Section 10.11     Liability of Agent
         Section 10.12     Transfer of Agency Function
         Section 10.13     Non-Receipt of Funds by the Agent
         Section 10.14     Withholding Taxes
         Section 10.15     Several Obligations and Rights of Banks
         Section 10.16     Pro Rata Treatment of Loans, Etc.
         Section 10.17     Sharing of Payments Among Banks
         Section 10.18     Duties of Issuing Bank


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ARTICLE 11        MISCELLANEOUS

         Section 11.1      Amendments and Waivers
         Section 11.2      Usury
         Section 11.3      Expenses
         Section 11.4      Survival
         Section 11.5      Assignment; Participations
         Section 11.6      Notices
         Section 11.7      Setoff
         Section 11.8      Indemnification; Exoneration
         Section 11.9      Jurisdiction; Immunities
         Section 11.10     Table of Contents; Headings
         Section 11.11     Severability
         Section 11.12     Counterparts
         Section 11.13     Integration
         Section 11.14     Governing Law
         Section 11.15     Confidentiality
         Section 11.16     Treatment of Certain Information
         Section 11.17     Independence of Covenants
         Section 11.18     Multiple Borrowers
         Section 11.19     Time of the Essence

EXHIBITS

         Exhibit A         Promissory Note
         Exhibit B         Authorization Letter
         Exhibit C         Environmental Indemnification
         Exhibit D         Guaranty
         Exhibit E-1       Borrower Pledge Agreement
         Exhibit E-2       Stockholder Pledge Agreement
         Exhibit F         Security Agreement
         Exhibit G         Opinion of Counsel for Borrowers, Stockholder and
                           Guarantors
         Exhibit H         Notice of Borrowing
         Exhibit I         Financial Covenants Compliance Report
         Exhibit J         Confidentiality Agreement
         Exhibit K         Subordination Agreement
         Exhibit L         Borrowing Base Certificate
         Exhibit M         Collateral Assignment of Leases
         Exhibit N         Cash Collateral Account Agreement
         Exhibit O         Commercial Letter of Credit Application
         Exhibit P         Standby Letter of Credit Application
         Exhibit Q         Assignment of Deposit Accounts


                                       iv
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SCHEDULES

         Schedule 5.6      Liens
         Schedule 5.9      Subsidiaries and Affiliates of Borrowers
         Schedule 5.10     Credit Arrangements
         Schedule 5.12     Hazardous Materials
         Schedule 5.21     Material Contracts
         Schedule 7.4      Leases

                  CREDIT AGREEMENT dated as of September 20, 1995 among AMSCAN, INC., a corporation organized under the laws of the State of New York, KOOKABURRA USA, LTD., a corporation organized under the laws of the State of New York, DECO PAPER PRODUCTS, INC. a corporation organized under the laws of the State of Kentucky and TRISAR, INC., a corporation organized under the laws of the State of California (collectively, all such corporations being the "Borrowers" and each, individually, a "Borrower"), each of the banks which is a signatory hereto (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK, N.A., a national banking association organized under the laws of the United States of America, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

                  The Borrowers desire that the Banks extend credit as provided herein and the Banks are prepared to extend such credit. Accordingly, the Borrowers, the Banks and the Agent agree as follows:

                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

                  Section 1.1. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

                  "Acceptable Acquisition" means an Acquisition in which the Total Consideration expended in the aggregate by the Borrowers is within the Restricted Payment Allowance and so long as the following conditions are satisfied:

                  (a) no Default or Event of Default exists or would result from such Acquisition;

                  (b) the company or assets acquired involve substantially the same or similar line of business as the Borrowers;

                  (c) the Agent, for the benefit of the Banks, obtains a first priority security interest in the acquired assets or the assets of the acquired company; and

                  (d) the Borrowers demonstrate that, on a combined basis with the acquired assets and/or company, in accordance with GAAP, they would have been in compliance with the financial covenants contained in Article 8 on a trailing four quarters pro forma basis as of the end of the immediately preceding fiscal quarter; and

                  (e) a Borrower remains as the surviving entity;

provided, however, that in every case, 100% Bank approval will be required for any hostile Acquisition.

                  "Acquisition" means any transaction pursuant to which any Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation other than such Borrower or any corporation which is not then a Subsidiary of such Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any corporation a Subsidiary of such Borrower, or causes any such corporation to be merged into such Borrower or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such corporation's then outstanding securities, in exchange for such securities, of cash or securities of such Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any corporation.

                  "Adjusted Leverage Ratio" means, for any Person as at any date, on a combined basis in accordance with GAAP, the ratio of (a) Combined Adjusted Senior Debt of such Person to (b) EBIT of such Person, calculated as of the end of each fiscal quarter for the twelve month period then ended (a rolling twelve month calculation measured as of the end of each fiscal quarter.

                  "Adjusted Subordinated Debt" means all Subordinated Debt owed by Amscan, Inc. after subtracting therefrom the aggregate amount of payments that Amscan is permitted (assuming no Event of Default has occurred) to make to the Stockholder under Clause (ii) of Section 1.2 of the Subordination Agreement.

                  "Adjusted Tangible Net Worth" of a Person means such Person's Tangible Net Worth plus Adjusted Subordinated Debt.

                  "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, the Stockholder, any Borrower or any of its Subsidiaries; (b) which directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of any Borrower or any such Subsidiary; (c) 25% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Stockholder, any Borrower or such Subsidiary; or (d) which is a partnership in which the Stockholder, any Borrower or any of its Subsidiaries is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

                  "Assignment of Deposit Accounts" means the assignment from the Borrowers to the Agent, for the ratable benefit of the Banks, consented to by the financial institution, substantially in the form of Exhibit Q.

                  "Authorization Letter" means the letter agreement executed by the Borrowers in the form of Exhibit B.

                  "Banking Day" means any day on which commercial banks are not authorized or required to close in New York, New York and whenever such day relates to a Fixed Rate Loan or notice with respect to any Fixed Rate Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

                  "Borrowing Base" means, as of any date of determination thereof, an amount equal to the sum of (a) 85% of Eligible Receivables, except as otherwise provided by the last two sentences of this definition, and (b) 60% of Eligible Inventory. Unless the Agent shall otherwise reasonably determine, the Borrowing Base as of any date shall be the Borrowing Base set forth on the most current Borrowing Base Certificate certified and delivered by the Borrowers pursuant to either Section 6.8 or Section 4.2. If, at any time, the Borrowing Base shall exceed the aggregate of all of the Commitments of the Banks, for purposes of this Agreement, the Borrowing Base shall be deemed to be equal to such Commitments. With respect to an Eligible Receivable to which Party Experience or an affiliate thereof is the account debtor, the advance rate of 85% will apply to such receivable for so long as Party Experience has made, in the aggregate, at least 90% of each required monthly payment set forth by the Party Experience Agreement. If Party Experience has failed to make, in the aggregate, at least 90% of any monthly payment, then the advance rate for each Eligible Receivable for which Party Experience or an affiliate is the account debtor shall be reduced to 50% for so long as Party Experience has not made, in the aggregate, 90% of each required monthly payment.

                  "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit L hereto or such other form agreed to in writing by the Banks and the Borrowers.

                  "Capital Expenditures" means for any period, for any Person, the Dollar amount of gross expenditures (including obligations under Capital Leases) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period.

                  "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

                  "Cash Collateral Account" means Account #4521-037-210 (or any subsequent account) of the Borrowers maintained at the Agent as a cash collateral account pursuant to and under the Cash Collateral Account Agreement.

                  "Cash Collateral Account Agreement" means the Cash Collateral Account Agreement, in the form of Exhibit N, between the Borrowers and the Agent to be delivered under the terms of this Agreement.

                  "Change of Ownership" means a conveyance of or Lien upon (other than in favor of the Agent for the ratable benefit of the Banks), by operation of law or otherwise, the stock issued by any Borrower following which conveyance or Lien the Stockholder no longer owns an unencumbered interest in 60% or more of each class of capital stock outstanding of such Borrower.

                  "Closing Date" means the date this Agreement has been executed by the Borrowers, the Banks and the Agent.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral Assignment of Leases" means the collateral assignment of leases executed by the Borrowers, substantially in the form of Exhibit M.

                  "Combined Adjusted Senior Debt" means the sum of (i) Combined Senior Debt, plus (ii) 70% of all Debt guaranteed by one or more Borrowers which is secured by real property, plus (iii) 100% of all other Debt guaranteed by one or more Borrowers.

                  "Combined Adjusted Tangible Net Worth" means Adjusted Tangible Net Worth of the Borrowers and their Consolidated Subsidiaries, as determined on a combined basis in accordance with GAAP.

                  "Combined Capital Expenditures" means Capital Expenditures of the Borrowers and their Consolidated Subsidiaries, as determined on a combined basis in accordance with GAAP.

                  "Combined Senior Debt" means Loans and Debt of the Borrowers and their Consolidated Subsidiaries, as determined on a combined basis in accordance with GAAP, other than Subordinated Debt and guarantees made by the Borrowers.

                  "Commitment" means, with respect to each Bank, the obligation of such Bank to make its Loans and participate in Letters of Credit under this Agreement in the aggregate principal amount following, as such amount may be reduced or otherwise modified from time to time as provided herein:

For the period through and including the first anniversary of the Closing Date:

                    The Chase Manhattan Bank, N.A.:           $18,750,000;
                    NatWest Bank N.A.:                        $10,416,667;

                    First Fidelity Bank, N.A.:                $10,416,667;
                    Fleet Bank:                               $10,416,666;

                    TOTAL:                                    $50,000,000;

For the period from the day following the first anniversary of the Closing Date to and including the second anniversary of the Closing Date:

                    The Chase Manhattan Bank, N.A.:           $20,625,000;
                    NatWest Bank N.A.:                        $11,458,333;
                    First Fidelity Bank, N.A.:                $11,458,333;
                    Fleet Bank:                               $11,458,334;

                    TOTAL:                                    $55,000,000;

For the period from the day following the second anniversary of the Closing Date through the Termination Date:

                    The Chase Manhattan Bank, N.A.:           $22,500,000;
                    NatWest Bank N.A.:                        $12,500,000;
                    First Fidelity Bank, N.A.:                $12,500,000;
                    Fleet Bank:                               $12,500,000;

                    TOTAL:                                    $60,000,000;

                  "Commitment Percentage" means, as to any Bank, the percentage equivalent of a fraction, the numerator of which is the Commitment of such Bank and the denominator of which is the aggregate Commitments of all Banks.

                  "Consolidated Subsidiary" means any Subsidiary of a Person whose accounts are or are required to be consolidated with the accounts of such Person in accordance with GAAP.

                  "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of property or services (except trade payables in the ordinary course of business); (c) Unfunded Benefit Liabilities of such Person; (d) the face amount of any outstanding letters of credit issued for the account of such Person; (e) obligations arising under acceptance facilities; (f) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, including any contingent obligations under swaps, derivatives, currency exchanges and similar transactions; (g) obligations secured by any Lien on property of such Person; and (h) obligations of such Person as lessee under Capital Leases.


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
                  "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

                  "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by any Borrower under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full equal to 3% above the Variable Rate as in effect from time to time plus the Margin (if any) (provided that, if the amount so in default is principal of a Fixed Rate Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, 3% above the interest rate for such Loan as provided in Section 2.10 hereof and, thereafter, the rate provided for above in this definition).

                  "Dollars" and the sign "$" mean lawful money of the United States of America.

                  "EBIT" means, for any Person, for any period, (i) operating earnings before Interest Expense, taxes and extraordinary items for such Person, plus (ii) administrative fee income received from Amscan Distributors Canada Ltd., less (iii) such Person's Monthly Accruals, determined in accordance with GAAP.

                  "EBITDA" means, for any Person, for any period, (i) operating earnings before Interest Expense, taxes, depreciation, amortization and extraordinary items for such Person, plus (ii) administrative fee income received from Amscan Distributors Canada Ltd., less (iii) such Person's Monthly Accruals, determined in accordance with GAAP.

                  "Eligible Inventory" means, as of any date of determination thereof, all Inventory (valued at the lower of the cost or fair market value on a first-in-first-out basis), but excluding (a) the greater of (i) the market reserve against Inventory established by the Borrowers from time to time and
(ii) the market reserve approved by the Borrowers' independent auditors as of the end of the prior fiscal year, (b) all Inventory in which the Agent (on behalf of the Banks) does not have a first perfected security interest, subject to no other Lien prior to or on a parity with such security interest, (c) packaging material, (d) work-in-process and (e) all other Inventory deemed ineligible by the Agent because of any circumstance that could, in the Agent's reasonable judgment, adversely affect the quality of such Inventory as collateral security. Notwithstanding the preceding sentence, "Eligible Inventory" shall not include any Inventory not located at premises owned by or leased to a Borrower unless such Inventory is in transit (and insured).

                  "Eligible Receivable" means, as of any date of determination thereof, all Receivables net of the Borrowers' customary reserves (to the extent that such reserves are not otherwise duplicative of the exclusions listed below), unearned customer deposits, taxes, trade or other documents, discounts, claims, credits, returns, rebates, allowances or set-offs, excluding the following:

                  (i) any Receivable unpaid for more than 60 days from the due date set forth in the original invoice;

                  (ii) any Receivable where the due date set forth in the invoice therefor is greater than 190 days of the date the goods were sold or the services rendered with respect to such Receivable;

                  (iii) any goods the sale of which gave rise to such Receivable not shipped or delivered to the account debtor on an absolute sale basis or goods shipped on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding, or any part of such goods has been returned or rejected;

                  (iv) any Receivable evidenced by chattel paper or an instrument of any kind;

                  (v) any Receivable which is owed by an account debtor which
(A) is insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other pending proceeding or action which might have an adverse effect on the business of such account debtor or (B) is, in the sole discretion of the Agent, deemed ineligible for credit or other reasons;

                  (vi) all Receivables deemed uncollectable by the Borrowers or turned over to collection agencies or attorneys;

                  (vii) any Receivable arising from the shipment of goods or the performance of services, such shipment or performance having not been fully completed or rendered;

                  (viii) any Receivable which is not a valid, legally enforceable obligation of the account debtor or is subject to any present or contingent, or any fact exists which is the basis for any future, offset or counterclaim or other defense on the part of such account debtor;

                  (ix) any Receivable not evidenced by an invoice or other documentation in form acceptable to the Agent;

                  (x) any Receivable which arises out of any transaction between
(A) a Borrower and (B) any other Borrower or a Subsidiary of any other Borrower or any Affiliate;

                  (xi) any Receivable which is subject to any provision prohibiting its assignment or requiring notice of or consent to such assignment;

                  (xii) all Receivables from customers having their place of business outside of the United States of America, except for such Receivables backed by either (A) letters of credit denominated in Dollars issued to a Borrower by banks acceptable to the Agent or (B) credit insurance policies acceptable to the Agent;

                  (xiii) all Receivables from a Governmental Authority;

                  (xiv) all Receivables arising out of or in connection with advance billings of a customer's requirements of supplies over a period of time;

                  (xv) all Receivables that do not conform to the representations and warranties contained in Article 2 of the Security Agreement;

                  (xvi) all Receivables in which the Agent does not have a first perfected security interest, subject to no other Lien prior to or on a parity with such security interest;

                  (xvii) all Receivables not denominated in Dollars;

                  (xviii) all Receivables from an account debtor if more than 50% of the aggregate Dollar amount of invoices billed with respect to such account debtor is more than 60 days past due according to the original terms of payment and such Receivables exceed, in the aggregate, $20,000;

                  (xix) any Receivable which is owed by an account debtor who has disputed liability or made any claim with respect to any other account due from such account debtor to a Borrower, except the foregoing exclusion shall not apply to any account debtor unless and until such disputed amounts equal or exceed twenty percent (20%) of the aggregate Dollar amount of accounts due from such account debtor; and

                  (xx) any Receivable which is determined by the Agent to be ineligible for any other reason generally accepted in the commercial finance business as a reason for ineligibility.

                  "Environmental Indemnification" means the environmental indemnification agreement of the Borrowers in the form of Exhibit C hereto.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other restrictions of any Governmental

Authority relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

                  "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which a Borrower is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which a Borrower is a member.

                  "Event of Default" has the meaning given such term in Section 9.1.

                  "Facility Documents" means this Agreement, the Notes, the Authorization Letter, the L/C Documents, the Environmental Indemnification Agreement, the Subordination Agreement, the Guaranty, the Pledge Agreements, the Security Agreement, the Collateral Assignment of Leases, the Cash Collateral Account Agreement, the Assignment of Deposit Accounts, any lockbox agreement in favor of any Bank or the Agent and each of the documents, certificates or other instruments referred to in Article 4 hereof as well as any other documents, instrument or certificate to be delivered by any Borrower, any Guarantor or the Stockholder in connection with this Agreement or in connection with the documents, certificates or instruments referred to in Article 4, including documents delivered in connection with any borrowing or issuance of any Letter of Credit.

                  "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 360 day basis of calculation, if the rate on Variable Rate Loans is so calculated) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

                  "Fixed Base Rate" means, with respect to any Interest Period for a Fixed Rate Loan, the arithmetic mean, as calculated by the Agent, of the respective rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted at approximately 11:00 a.m. London time by the principal London branch of the Reference Bank two Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the Fixed Rate Loan which shall be made by the Reference Bank and outstanding during such Interest Period.

                  "Fixed Charge Coverage Ratio" means, for any Person as at any date, on a combined basis, the ratio of (a) the sum of (i) EBIT, plus (ii) Rent to (b) the sum of (i) Interest Expense, plus (ii) Rent.

                  "Fixed Rate Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of the definition "Fixed Base Rate."

                  "Forfeiture Proceeding" means any action, proceeding or investigation affecting any Borrower or any of its Subsidiaries or domestic Affiliates before any Governmental Authority, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may reasonably result in an indictment of any of them or the seizure or forfeiture of any of their property having a value in excess of $250,000.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 5.5 (except for changes concurred with by the Borrowers' independent public accountants).

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, court or body of any nation or government, or any state or other political subdivision thereof, or any quasi-governmental agency or authority exercising executive, legislative, judicial, regulatory or administrative functions.

                  "Guarantors" means each current and future Person incorporated or doing business in the United States of America, of which 75% or more of the outstanding capital stock is owned by the Stockholder and/or one or more Borrowers; excluding, however, any such Person: (a) whose business is not substantially the same or similar line of business as that carried out by any Borrower or (b) whose products and services are not intended for use by substantially the same or similar marketplace as those products and services of any Borrower, and any other entity that delivers a Guaranty pursuant to Section 6.10.

                  "Guaranty" means the guaranty substantially in the form of Exhibit D be delivered by the Guarantors under the terms of this Agreement.

                  "Interest Expense" means, with respect to any Person, for any period, the sum, for such Person in accordance with GAAP, of (a) all interest on Debt that is accrued as an expense during such period (including, without limitation, imputed interest on Capital Lease obligations), plus (b) all amounts paid, accrued or amortized as an expense during such period in respect of interest rate protection agreements, minus (c) all amounts received or accrued as income during such period in respect of interest rate protection agreements.

                  "Interest Period" means, with respect to any Fixed Rate Loan, the period commencing on the date such Loan is made, converted from another type of Loan or renewed, as the case may be, and ending on the numerically corresponding day in the first, second, third or (as available) sixth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

                  "Interest Rate Protection Agreement" means any interest rate protection agreement heretofore or hereafter entered into with any Bank whereby any Borrower obtains a hedge or cap for the interest rate that will be payable by such Borrower on the Loans under this Agreement.

                  "Issuing Bank" means The Chase Manhattan Bank, N.A.

                  "Inventory" means all inventory, now or hereafter owned and wherever located, of the Borrowers, including (without limitation) raw materials, work-in-process, finished goods, supplies and packaging materials.

                  "L/C Credit" means, at any date of determination, the aggregate undrawn balance of all outstanding Letters of Credit plus the aggregate amount of each payment or disbursement made by the Issuing Bank under a Letter of Credit honoring any drawing under a Letter of Credit to the extent not reimbursed by the Borrowers.

                  "L/C Documents" means any application and agreement or other documents or other instruments executed or delivered by any Borrower in connection with Letters of Credit.

                  "Lending Office" means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on its signature page hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Borrowers as the office by which its Loans of such type are to be made and maintained.

                  "Letter of Credit Payment" shall have the meaning given such term in Section 10.16.

                  "Letters of Credit" means one or more commercial letters of credit, each with an expiration date of up to six (6) months from the date of issue, or one or more standby letters of credit, each with an expiration date of up to twelve (12) months from the date of issue, issued by the Issuing Bank for the account of any Borrower as more particularly set forth in Section 2.1(b) hereof.

                  "Leverage Ratio" means, for any Person, as at any date, a ratio on a combined basis in accordance with GAAP, of (a) Combined Senior Debt of such Person to (b) EBIT of such Person, calculated as of the end of each fiscal quarter for the twelve month period then ended (a rolling twelve month calculation measured as of the end of each fiscal quarter.)

                  "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, negative pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give or refrain from giving any of the foregoing.

                  "Loan" means any loan made by a Bank pursuant to Section 2.1.

                  "Margin" means, for any Loan, the Margin for such type of Loan that would apply under Section 2.14.

                  "Monthly Accruals" means, for any period, the sum of (i) a Person's monthly accruals for contractual bonuses payable by such Person (as determined by taking the greater of (x) the actual monthly accruals set forth on such Person's books or (y) the amount obtained by dividing actual contractual bonuses paid in the previous fiscal year by twelve), plus (ii) a Person's monthly accruals for base salaries.

                  "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by any Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Note" means a promissory note of the Borrowers substantially in the form of Exhibit A hereto evidencing the Loans made by a Bank hereunder.

                  "Notice of Borrowing" shall mean the notice of each borrowing required by Section 4.3.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Party Experience Agreement" means the understanding between Amscan, Inc. and Party Experience, Inc. providing for payments by Party Experience to Amscan, Inc. of (i) $700,000 on September 30, 1995, (ii) $800,000 on October 31, 1995, (iii) $600,000 on November 30, 1995 and (iv) $900,000 on
December 31, 1995.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by any Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "Pledge Agreements" means the pledge agreements in the form of Exhibit E-1 and E-2 to be delivered, respectively, by the Borrowers named therein and the Stockholder under the terms of this Agreement.

                  "Prime Rate" means that rate of interest from time to time announced by the Reference Bank at its principal office as its prime commercial lending rate. The Borrowers hereby acknowledge that the Prime Rate is not necessarily the lowest rate of interest charged by the Reference Bank or any Bank to its most preferred customers.

                  "Principal Office" means the principal office of the Agent, presently located at One Chase Manhattan Plaza, New York, New York 10082.

                  "Receivable" means all accounts owing to any Borrower arising out of or in connection with the bona fide sale or lease of goods or services in the ordinary course of business.

                  "Reference Bank" means The Chase Manhattan Bank, N.A.

                  "Reference Period" shall have the meaning given such term in
Section 7.4.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                  "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or Governmental Authority or monetary authority charged with the interpretation or administration thereof.

                  "Rent" means all payments that any Borrower is contractually obligated to make on operating leases, whether for real property or personal property.

                  "Required Banks" means, at any time while no Loans are outstanding and no L/C Credits exist, Banks having at least 66 2/3% of the aggregate amount of the Commitments and, at any time while Loans are outstanding and L/C Credits exist, Banks holding at least 66 2/3% of the aggregate principal amount of the Loans and (directly or by participation) the L/C Credits.

                  "Restricted Payment Allowance" means, at any date of determination thereof, for the Borrowers, on a combined basis in accordance with GAAP, (a) 50% of net profit for the immediately preceding fiscal year of the Borrowers, reduced by an amount equal to federal and state income taxes utilizing the highest marginal tax rates for individuals, plus (b) provided that the Borrowers have not incurred a loss on a combined basis in the immediately preceding four fiscal quarters, the unused amount of the Restricted Payment Allowance for the immediately preceding fiscal year (calculated without giving effect to carryovers from fiscal years prior to the immediately prior fiscal year), minus (c) dividends already paid in such fiscal year by the Borrowers pursuant to Section 7.6, minus (d) the cost of any stock repurchases already made in such fiscal year by the Borrowers pursuant to Section 7.6, minus (e) monies already paid in such fiscal year by the Borrowers for investments pursuant to subsection (h) of Section 7.5, minus (f) Total Consideration already paid by the Borrowers in such fiscal year on account of any Acceptable Acquisition pursuant to Section 7.11.

                  "Security Agreement" means the security agreement in the form of Exhibit F to be delivered by the Borrowers under the terms of this Agreement.

                  "Shareholder Payments" shall have the meaning given to such term in Section 7.6.

                  "Stockholder" means John Svenningsen, an individual.

                  "Subordinated Debt" means Debt of the Borrowers to the Stockholder now or hereafter incurred and subordinated under the Subordination Agreement to the Borrowers' obligations under this Agreement and the Notes.

                  "Subordination Agreement" shall mean the subordination agreement in the form of Exhibit K to be delivered by the holders of the Subordinated Debt and the Borrowers.

                  "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

                  "Tangible Net Worth" means, at any date of determination thereof, the excess of total assets of a Person over total liabilities of such Person, excluding, however, from the determination of total assets: goodwill, trademarks, patents, organizational costs and other like intangible assets as defined by GAAP.

                  "Termination Date" means (a) September 30, 2000; provided that if such date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day) or (b) the earlier date of the termination in whole of the Commitments pursuant to Section 9.2 or otherwise.

                  "Total Consideration" means the total consideration expended to acquire any Person or any assets (including, but not limited to, liabilities assumed, future payments (contingent or otherwise) and other cash consideration); provided, however, that for purposes of calculating liabilities assumed in connection with any determination of Total Consideration, the sum of acquired (i) trade accounts payable, plus (ii) accrued liabilities, plus (iii) customer billings in excess of revenues earned, shall only be included in the amount (if any) by which such sum exceeds acquired trade accounts receivable net of reserves.

                  "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of any Borrower or any ERISA Affiliate under Title IV of ERISA.

                  "Variable Rate" means, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day.

                  "Variable Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Variable Rate.

                  Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

                  Section 1.3.      Rules of Interpretation.

                           (a) A reference to any document or agreement shall
include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                           (b) The singular includes the plural and the plural
includes the singular.

                           (c) A reference to any law includes any amendment or
modification to such law.

                           (d) A reference to any Person includes its permitted
successors and permitted assigns.

                           (e) The words "include", "includes" and "including"
are not limiting.

                           (f) All terms not specifically defined herein or by
GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

                           (g) Reference to a particular "Section " refers to
that section of this Agreement unless otherwise indicated.

                           (h) The words "herein", "hereof", "hereunder" and
words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

                             ARTICLE 2. THE CREDIT.

                  Section 2.1.      Loans; Letters of Credit.

                           (a) Subject to the terms and conditions of this
Agreement, each of the Banks severally agrees to make loans (the "Loans") to the Borrowers from time to time from and including the date hereof to and including the Banking Day immediately prior to the Termination Date, up to but not exceeding in the aggregate principal amount at any one time outstanding, the amount obtained by multiplying its Commitment Percentage by the amount by which
(i) the Borrowing Base exceeds (ii) the aggregate amount of L/C Credits. The Loans may be outstanding as Variable Rate Loans or Fixed Rate Loans (each a "type" of Loans). Each type of Loans of each Bank shall be made and maintained at such Bank's Lending Office for such type of Loans. The Loans shall be due and payable on the Termination Date.

                           (b) Subject to the terms and conditions of this
Agreement, the Issuing Bank, on behalf of the Banks, agrees for the account of any Borrower from time to time during the period from the date hereof until the Termination Date, to issue Letters of Credit, provided, however, that the aggregate amount of all L/C Credits may not exceed at any time the lesser of (i) $10,000,000 (only $3,000,000 of which may be standby letters of credit) or (ii) the amount by which the Borrowing Base exceeds the aggregate principal amount of all outstanding Loans. The Banks shall participate in each such issuance consistent with Section 10.16. All payments in respect of a Letter of Credit issued by the Issuing Bank will be due and payable in accordance with the terms of this Agreement and the L/C Documents relating to such issuance.

                           Notwithstanding anything to the contrary herein, no
Letter of Credit shall have an expiry date later than five (5) days prior to the Termination Date.

                  Section 2.2. The Notes. The Loans of each Bank shall be evidenced by a single promissory note in favor of such Bank substantially in the form of Exhibit A, dated the date of this Agreement, duly completed and executed by the Borrowers.

                  Section 2.3. Purpose. The Borrowers shall use the proceeds of the Loans to repay all amounts outstanding under that certain Amended and Restated Credit Agreement and Guaranty dated as of April 30, 1992, as amended, by and between the Borrowers and The Chase Manhattan Bank, N.A., to finance projected seasonal and incremental working capital requirements, to finance the purchase of equipment, fixtures and vehicles for their own account and for general corporate purposes. The Borrowers shall use the Letters of Credit in connection with the importation of goods, the purchase of equipment for their own account and for general corporate purposes. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

                  Section 2.4. Borrowing Procedures. The Borrowers shall give the Agent notice of each Loan to be made or each Letter of Credit to be issued hereunder as provided in Section 2.9. Not later than 1:00 p.m. New York City time on the date of such Loan, each Bank shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Loan to be made by it on such day available to the Agent at the Principal Office and in immediately available funds for the account of the Borrowers. The amount so received by the Agent shall, subject to the conditions of this Agreement, be made available to the Borrowers, in immediately available funds, by the Agent crediting an account of the Borrowers designated by the Borrowers and maintained with the Agent at the Principal Office. Each Letter of Credit shall be issued by the Issuing Bank upon completion of an application and agreement substantially in the form of Exhibit O for commercial Letters of Credit and Exhibit P for standby Letters of Credit, together with any additional documentation necessary or desirable to the Issuing Bank, on the third Business Day after the completion and receipt by the Issuing Bank of such documentation. Each Letter of Credit shall be in a form approved by the Issuing Bank. To the extent the provisions of this Agreement are inconsistent with any of the provisions contained in any such Letter of Credit application and agreement or such additional documentation, the provisions of this Agreement shall govern the relationship between the Borrowers and the Issuing Bank.

                  Section 2.5.  Prepayments and Conversions.

                           (a) Optional Prepayments. The Borrowers shall have
the right to make prepayments of principal, together with accrued interest to the date of such prepayment on the principal amount prepaid, or to convert one type of Loans into another type of Loans, at any time or from time to time; provided that: (a) the Borrowers shall give the Agent notice of each such prepayment or conversion as provided in Section 2.9 and (b)

Fixed Rate Loans may be prepaid or converted only on the last day of an Interest Period for such Loans.

                           (a) Mandatory Prepayments.

                                    (i) The Borrowers must prepay no later than
one Banking Day after delivery of any Borrowing Base Certificate an amount by which the aggregate principal amount of all outstanding Loans and L/C Credits exceeds the Borrowing Base, together with accrued interest to the date of such prepayment on the principal amount prepaid. Furthermore, if the Borrowers become aware at any other time that the aggregate principal amount of all outstanding Loans and L/C Credits exceeds the Borrowing Base, the Borrowers must make a prepayment in such an amount together with accrued interest to the date of such prepayment on the principal amount prepaid, no later than one Banking Day after they have become aware of such facts. Similarly, if, at any time, the Agent reasonably determines that the sum of the aggregate principal amount of outstanding Loans and L/C Credits exceeds the Borrowing Base, the Borrowers shall, upon demand, immediately prepay an amount equal to such excess, together with accrued interest to the date of such prepayment on the principal amount prepaid.

                                    (ii) Each such prepayment in accordance with
paragraph (i) above shall be applied first to any interest due on the amount prepaid, and second to the outstanding principal amount of the Loans prepaid, in each case in such manner as the Agent in its discretion shall determine. If any such mandatory prepayment is made in respect of a Fixed Rate Loan, and such prepayment is made on other than the last day of an Interest Period, the Borrowers shall compensate the Banks in accordance with Section 3.5.

                  Section 2.6.      Interest Periods; Renewals.

                           (a) In the case of each Fixed Rate Loan, the
Borrowers shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.1, subject to the following limitations: (i) no Interest Period may extend beyond the Termination Date; (ii) notwithstanding clause (i) above, no Interest Period shall have a duration less than one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; (iii) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day; (iv) no more than five Fixed Rate Loans with each Bank may be outstanding at any one time.

                           (b) Upon notice to the Agent as provided in Section
2.9, the Borrowers may renew any Fixed Rate Loan on the last day of the Interest Period therefor as the same type of Loans with an Interest Period of the same or different duration in accordance with the limitations provided above. If the Borrowers shall fail to give notice to the Agent of such a renewal, such Fixed Rate Loan shall automatically be converted to a Variable Rate Loan on the last day of the current Interest Period.

                  Section 2.7.      Lockbox; Cash Collateral Account.

                           (a) Maintenance of Lockbox and Cash Collateral
Accounts. The Borrowers shall maintain the lockbox and lockbox account presently maintained at Harris Bank and Trust and shall maintain the Cash Collateral Account with the Agent pursuant to the terms of this Agreement and the Cash Collateral Account Agreement. If the lockbox and lockbox account presently maintained at Harris Bank and Trust shall for any reason cease to be in existence, then such lockbox and lockbox account shall be transferred to the Agent. The Borrowers shall perform all such actions that are necessary to ensure that the proceeds of all Receivables are sent by the account debtors directly to the lockbox and such proceeds shall continue to be sent to the lockbox at all times during the term of this Agreement.

                           (b) Transfers from Lockbox Account to Cash Collateral
Account. The Agent (for the benefit of the Banks) shall maintain a first priority Lien on all Receivables and proceeds therefrom, whether or not the proceeds of such Receivable are sent to the lockbox presently maintained at Harris Bank and Trust. The financial institution maintaining such lockbox and any accounts related thereto shall be required to hold such Receivables and the proceeds therefrom as an agent for the Agent and to transfer the proceeds of such Receivables to the Cash Collateral Account, all pursuant to such financial institution's consent to the Assignment of Deposit Accounts. In the event that the lockbox and lockbox account presently maintained at Harris Bank and Trust is transferred to the Agent and replaced by a lockbox and lockbox account with the Agent, the monies deposited shall be credited to the Cash Collateral Account.

                  Section 2.8.      Changes of Commitments.

                           (a) The Borrowers shall have the right to reduce or
terminate the amount of unused Commitments at any time or from time to time, provided that: (i) the Borrowers shall give notice of each such reduction or termination to the Agent as provided in Section 2.9; and (ii) each partial reduction shall be in integral multiples of $100,000 and an aggregate amount at least equal to $500,000. The Commitments once reduced or terminated may not be reinstated.

                           (b) At any time the Commitments are reduced or
terminated pursuant to subsection (a) of this Section 2.8, by Section 9.2, or otherwise, the Borrowers shall furnish the Agent for deposit in the Cash Collateral Account adequate cash reserves for the benefit of the Banks on the reduction date or the Termination Date, as the case may be, (i) with regard to termination in whole, in the amount of any Letters of Credit then outstanding which have a tenor which extends beyond the Termination Date, and (ii) with regard to reductions pursuant to subsection (a) of this Section 2.8, in the amount by which (A) the aggregate amount of Letters of Credit then outstanding which have a tenor which extends beyond such reduction date exceeds (B) the aggregate amount of the Commitments after giving effect to such reduction or, in either case, must otherwise provide for a financial institution acceptable to the Banks to (x) issue a letter of credit in form and substance satisfactory to the Banks naming the Banks as "beneficiary" therein, or, at the option of the Banks, (y) otherwise indemnify the Banks against loss in connection with outstanding Letters of Credit, pursuant to indemnification documentation in form and substance satisfactory to the Banks.

                  Section 2.9. Certain Notices. Notices by the Borrowers to the Agent of each Loan or issuance of a Letter of Credit pursuant to Section 2.4, and each prepayment or conversion pursuant to Section 2.5 and each renewal pursuant to Section 2.6(b), and each reduction or termination of the Commitments pursuant to Section 2.8 shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 A.M. New York, New York time, and (a) in the case of borrowings and prepayments of and conversions into Variable Rate Loans, given the same Banking Day; (b) in the case of borrowings and prepayments of, conversions into and renewals of Fixed Rate Loans, given three Banking Days prior thereto; or (c) in the case of reductions or termination of the Commitments, given three Banking Days prior thereto. Each such notice shall specify the Loans to be borrowed, prepaid, converted or renewed and the amount (subject to Section 2.10) and type of the Loans to be borrowed, or converted, or prepaid or renewed (and, in the case of a conversion, the type of Loans to result from such conversion and, in the case of a Fixed Rate Loan, the Interest Period therefor) and the date of the borrowing or prepayment, or conversion or renewal (which shall be a Banking Day). Each such notice of reduction or termination shall specify the amount of the Commitments to be reduced or terminated. The Agent shall promptly notify the Banks of the contents of each such notice.

                  Section 2.10. Minimum Amounts. Except for borrowings which exhaust the full remaining amount of the Commitments, prepayments or conversions which result in the prepayment or conversion of all Loans of a particular type or conversions made pursuant to Section 3.4, each borrowing, prepayment, conversion and renewal of principal of Loans of a particular type shall be in an amount at least equal to $200,000 in the aggregate for all Banks (borrowings, prepayments, conversions or renewals of or into Loans of different types or, in the case of Fixed Rate Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, prepayments, conversions and renewals for the purposes of the foregoing, one for each type of Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Fixed Rate Loans having concurrent Interest Periods shall be at least equal to $2,500,000 in the aggregate.

                  Section 2.11.     Interest.

                           (a) Interest shall accrue on the outstanding and
unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due at the following rates per annum: (i) for a Variable Rate

Loan, at a variable rate per annum equal to the Variable Rate plus any Margin and (ii) for a Fixed Rate Loan, at a fixed rate equal to the Fixed Rate plus the Margin. If the principal amount of any Loan and any other amount payable by the Borrowers hereunder or under any Note shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount from and including such due date to but excluding the date such amount is paid in full at the Default Rate.

                           (b) The interest rate on each Variable Rate Loan
shall change when the Variable Rate changes and interest on each such Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each Fixed Rate Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrowers and the Banks.

                           (c) Accrued interest shall be due and payable in
arrears upon any payment of principal or conversion and (i) for each Variable Rate Loan, on the last day of each March, June, September and December, commencing the first such date after such Loan; (ii) for each Fixed Rate Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Agent.

                  Section 2.12.     Fees.

                           (a) Commitment Fee. The Borrowers shall pay to the
Agent for the account of each Bank a commitment fee on the daily average unused Commitment of such Bank for the period from and including the date hereof to the earlier of the date the Commitments are terminated or the Termination Date at a rate per annum equal to 1/4 of 1% (the "Commitment Fee"), calculated on the basis of a year of 360 days for the actual number of days elapsed; provided, however, that if the Leverage Ratio as of the end of the most recent fiscal quarter is 3.75 or greater, the Commitment Fee shall increase to 3/8 of 1% effective with the fiscal quarter succeeding the quarter in which such Leverage Ratio is attained; provided, further, that if the Leverage Ratio, having been
3.75 or greater, falls below 3.75 as of the end of any subsequent fiscal quarter, the Commitment Fee shall revert to 1/4 of 1% thereafter. The accrued commitment fee shall be due and payable in arrears upon any termination of the Commitments and on the last day of each March, June, September and December, commencing on the first such date after the Closing Date.

                           (b) Letters of Credit. For each Letter of Credit, the
Borrowers shall: (i) pay to the Issuing Bank for the account of the Issuing Bank a fronting fee in respect of each Letter of Credit in an amount equal to 1/4 of 1% per annum (based upon a year of three hundred sixty (360) days elapsed) of the daily average undrawn face amount of each Letter of Credit for the period from and including the date of issuance, to be paid quarterly in arrears; (ii) pay to the Agent for the account of the Banks for (x) Commercial Letters of

Credit, an amount equal to 1/4 of 1% based upon the amount of each payment made against documents, such amount to be no less than $100 for each payment and (y) Standby Letters of Credit, an amount equal to 1% per annum (based upon a year of three hundred sixty (360) days elapsed) based upon the maximum aggregate amount available to be drawn, to be paid quarterly in arrears. The Borrowers will further pay to the Issuing Bank, on demand, all other charges, costs and expenses paid or incurred by the Issuing Bank in connection with any Letter of Credit, and interest where chargeable, including fees and charges of counsel and costs allocated by the Issuing Bank's internal legal department in connection with the preparation, performance or enforcement of any Letter of Credit. The Borrowers hereby acknowledge that any payments due the Issuing Bank, for its own account, or to the Agent for the account of the Banks, shall be the joint and several obligations of the Borrowers, even if such payments are in respect of a Letter of Credit issued for the benefit of fewer than all of the Borrowers and even if the L/C Documents executed in connection with such Letter of Credit are executed by fewer than all of the Borrowers.

                  Section 2.13. Payments Generally. All payments under this Agreement or the Notes shall be made in Dollars in immediately available funds not later than 1:00 p.m. New York, New York time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) to the Agent's account number 900-9-000002 maintained at the Principal Office of the Agent for the account of the applicable Lending Office of each Bank. The Agent, or any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of any Borrower with the Agent or such Bank, as the case may be, and any Bank so doing shall promptly notify the Agent. The Borrowers shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the principal or other amount payable by the Borrowers under this Agreement or the Notes to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion (subject to Section 10.16)). If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder or under any Note for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Lending Office.

                  Section 2.14. Margin. The Margin that will apply to each type of Loan is set forth below and is based upon the Borrowers' Leverage Ratio as at the end of the Borrowers' most recent fiscal quarter:

                                                                        Margin                    Margin
                                                                   Fixed Rate Loans         Variable Rate Loans
                       Leverage Ratio                            (Percentage Points)        (Percentage Points)

Greater than or equal to 3.75                                            1.50                      0.50
Greater than or equal to 3.50, but less than 3.75                        1.25                      0.25
Greater than or equal to 3.00, but less than 3.50                        1.00                      0.00
Less than 3.00                                                           0.875                     0.00

                  Margin adjustments resulting from such calculations will become effective on the date such calculations are accepted by the Agent, except for Fixed Rate Loans then outstanding, which will be effective on the date of the next payment of interest pursuant to Section 2.11. Promptly after the determination of any margin adjustment provided for herein, the Agent shall notify the Borrowers and the Banks.

                  Section 2.15.     Interest Rate Protection.

                           (a) Existing Agreements. The Agent and the Banks
hereby acknowledge the existence of the Interest Rate Protection Agreements set forth on Schedule 5.10. The Agent and the Banks further agree that the obligations of the Borrowers under such Interest Rate Protection Agreements as set forth on Schedule 5.10 shall constitute obligations of the Borrower under this Agreement and are secured by every Lien granted under the Facility Documents pari passu with the other obligations of the Borrowers under this Agreement. The obligations of any bank or other financial institution (including any "Bank" hereunder) to the Borrowers under such Interest Rate Protection Agreements shall automatically constitute "Collateral" under the Borrowers' Security Agreement, subject to the Agent's Lien, for the ratable benefit of the Banks, and each Bank that has entered into an Interest Rate Protection Agreement with the Borrowers hereby consents to such Lien.

                           (b) Future Agreements. The Borrowers may enter into
Interest Rate Protection Agreements so long as no Default or Event of Default would result therefrom, including any violation of any of the covenants contained in Article 8 on a pro forma basis based upon the most recent calculations delivered to the Agent and the Banks in accordance with Article
6.8. The Borrowers will provide the Banks with certified photocopies of the documents evidencing any Interest Rate Protection Agreement entered into by the Borrowers promptly following their execution. The obligations of the Borrowers to a Bank (but not to any other bank or financial institution that is not a "Bank" hereunder) under such Interest Rate Protection Agreements will automatically constitute obligations of the Borrower under this Agreement and will be secured by any Lien granted under the Facility Documents pari passu with the other obligations of the Borrowers under this Agreement. The obligations of any bank or other financial institution (including any "Bank" hereunder) to the Borrowers under such Interest Rate Protection Agreements shall automatically constitute "Collateral" under the Borrowers' Security Agreement, subject to the Agent's Lien, for the ratable benefit of the Banks, and each Bank that enters into an Interest Rate Protection Agreement with the Borrowers hereby consents to such Lien.

                  Section 2.16. Payment of Reimbursement Obligations. The Borrowers' obligations to pay to the Issuing Bank the amount of all reimbursement obligations, interest and other amounts payable to the Issuing Bank under this Agreement or any L/C Document in connection with any Letter of Credit issued on behalf of one or more Borrowers shall be absolute and unconditional under any and all circumstances and not subject to any counterclaim, claim, qualification, set-off, defense or other right which any Borrower may have at any time against the Issuing Bank, any Bank or any other Person and shall be made in accordance with the terms and conditions of this Agreement under all circumstances and irrespective of whether or not any Borrower may assert or have any claim for any lack of validity or unenforceability of this Agreement or any of the other Facility Documents; the existence of any Default or Event of Default; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense any Borrower, the Stockholder or any Guarantor may have with respect to any Loan, any Letter of Credit or any other advance, debt, liability, obligation, covenant or duty.

                  ARTICLE 3. YIELD PROTECTION; ILLEGALITY; ETC.

                  Section 3.1.      Additional Costs.

                           (a) The Borrowers shall pay directly to each Bank
from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining any Fixed Rate Loans under this Agreement or its Note or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or of its Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.1); or (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities). Each Bank will notify the Borrowers of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 3.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If any Bank requests compensation from the

Borrowers under this Section 3.1(a), or under Section 3.1(c), the Borrowers may, by notice to such Bank (with a copy to the Agent), require that such Bank's Loans of the type with respect to which such compensation is requested be converted in accordance with Section 3.4.

                           (b) Without limiting the effect of the foregoing
provisions of this Section 3.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Fixed Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Fixed Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrowers (with a copy to the Agent), the obligation of such Bank to make or renew, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such type held by such Bank then outstanding shall be converted in accordance with Section 3.4).

                           (c) Without limiting the effect of the foregoing
provisions of this Section 3.1 (but without duplication), the Borrowers shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or Governmental Authority or monetary authority of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Borrowers if it is entitled to compensation pursuant to this Section 3.1(c) as promptly as practicable after it determines to request such compensation.

                           (d) Determinations and allocations by a Bank for
purposes of this Section 3.1 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate such Bank under this Section 3.1, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

                  Section 3.2. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if:

                           (a) the Agent determines (which determination shall
be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of Fixed Rate Loans as provided in this Agreement; or

                           (b) the Required Banks determine (which determination
shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.1 upon the basis of which the rate of interest for any type of Fixed Rate Loans is to be determined do not adequately cover the cost to the Banks of making or maintaining such Loans;

then the Agent shall give the Borrowers and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make or renew Loans of such type or to convert Loans of any other type into Loans of such type and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type, either prepay such Loans or convert such Loans into another type of Loans in accordance with Section 2.5.

                  Section 3.3. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Lending Office to (a) honor its obligation to make or renew Fixed Rate Loans hereunder or convert Loans of any type into Loans of such type, or (b) maintain Fixed Rate Loans hereunder, then such Bank shall promptly notify the Borrowers thereof (with a copy to the Agent) and such Bank's obligation to make or renew Fixed Rate Loans and to convert other types of Loans into Loans of such type hereunder shall be suspended until such time as such Bank may again make, renew, or convert and maintain such affected Loans and such Bank's outstanding Fixed Rate Loans, as the case may be, shall be converted in accordance with Section 3.4.

                  Section 3.4. Certain Conversions pursuant to Sections 3.1 and
3.3. If the Loans of any Bank of a particular type (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type") are to be converted pursuant to Section 3.1 or 3.3, such Bank's Affected Loans shall be automatically converted into Variable Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 3.1(b) or 3.3, on such earlier date as such Bank may specify to the Borrowers with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 3.1 or 3.3 which gave rise to such conversion no longer exist:

                           (a) to the extent that such Bank's Affected Loans
have been so converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Variable Rate Loans; and

                           (b) all Loans which would otherwise be made or
renewed by such Bank as Loans of the Affected Type shall be made instead as Variable Rate Loans and all Loans of such Bank which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Variable Rate Loans.

                  Notwithstanding any conversion pursuant to this Section 3.4, the Borrowers shall nevertheless be liable to pay any Bank the compensation it requests under Section 3.1 for any costs incurred up to the date of conversion.

                  If such Bank gives notice to the Borrowers (with a copy to the Agent) that the circumstances specified in Section 3.1 or 3.3 which gave rise to the conversion of such Bank's Affected Loans pursuant to this Section 3.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type are outstanding, such Bank's Variable Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Commitments.

                  Section 3.5. Certain Compensation. The Borrowers shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

                           (a) any payment, prepayment, conversion or renewal of
a Fixed Rate Loan made by such Bank on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

                           (b) any failure by the Borrowers to borrow, convert
into or renew a Fixed Rate Loan to be made, converted into or renewed by such Bank on the date specified therefor in the relevant notice under Section 2.4,
2.5 or 2.6, as the case may be.

                  Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii) the amount of interest (as reasonably determined by such Bank) such Bank would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this Section 3.5 shall be conclusive absent manifest error.

                        ARTICLE 4. CONDITIONS PRECEDENT.

                  Section 4.1. Documentary Conditions Precedent. The obligations of the Banks to make the Loans or the obligation of the Issuing Bank to issue any Letter of Credit constituting the initial borrowing are subject to the condition precedent that the Agent shall have received on or before the date of such Loans or such issuance of any Letter of Credit each of the following, in form and substance satisfactory to the Agent and its counsel:

                           (a) the Notes duly executed by the Borrowers;

                           (b) the Authorization Letter duly executed by the
Borrowers;

                           (c) the Guaranty duly executed by the Guarantors;

                           (d) the Security Agreement duly executed by each
Borrower, together with (i) financing statements (UCC-1) duly executed and in proper form for filing under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Agent or any Bank, desirable, to perfect the security interests created by the Security Agreement; and (ii) certified copies of requests for information identifying all of the financing statements on file with respect to the debtors in all jurisdictions referred to under (i), indicating that no party claims an interest in any of the Collateral (as defined in the Security Agreement);

                           (e) the Pledge Agreements duly executed by the
Borrowers named therein and the Stockholder together with certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and the original notes or other evidences of indebtedness with respect to the Pledged Debt referred to therein, endorsed in blank;

                           (f) evidence of the continued existence and
maintenance of the lockbox maintained at Harris Bank and Trust and satisfactory review and approval of the agreements delivered in connection with such lockbox;

                           (g) the Assignment of Deposit Accounts, duly executed
by the Borrowers and consented to by the financial institution;

                           (h) the Cash Collateral Account Agreement duly
executed by the Borrowers;

                           (i) a favorable opinion of counsel for the Borrowers,
the Stockholder and Guarantors, dated the Closing Date, in substantially the form of Exhibit G and as to such other matters as the Agent or any Bank may reasonably request;

                           (j) a certificate of the Secretary or Assistant
Secretary of each of the Borrowers and the Guarantors, dated the Closing Date, attesting to all corporate action taken by each of the Borrowers and the Guarantors, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement and certifying true copies of the articles of incorporation, by-laws and other organizational documents of each of the Borrowers and the Guarantors;

                           (k) a certificate of the Secretary or Assistant
Secretary of each of the Borrowers and the Guarantors, dated the Closing Date, certifying the names and true signatures of the officers of each of the Borrowers and the Guarantors authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by each of the Borrowers and the Guarantors under this Agreement;

                           (l) a certificate of good standing dated within 10
days of the closing date for each of the Borrowers and the Guarantors from the Secretary of State of its jurisdiction of incorporation and each jurisdiction in which it is qualified to do business;

                           (m) a certificate of a duly authorized officer of
each of the Borrowers and each Guarantor, dated the Closing Date, stating that the representations and warranties in the Facility Documents to which it is a party are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

                           (n) a certificate of the Stockholder, dated the
Closing Date, stating that the representations and warranties in the Facility Documents to which he is a party are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

                           (o) the Environmental Indemnification duly signed by
the Borrowers;

                           (p) Federal Reserve Form U-1 provided for in
Regulation U issued by the Board of Governors of the Federal Reserve System, the statements made in which shall be such, in the opinion of the Agent, as to permit the transactions contemplated hereby in accordance with said Regulation U;

                           (q) payment by the Borrowers to the Agent of all fees
owing to the Agent and other expenses and fees incurred by the Agent;

                           (r) a completed Borrowing Base Certificate;

                           (s) the Subordination Agreement duly executed by the
Borrowers and the holders of the Subordinated Debt;

                           (t) a schedule setting forth the amount of the
Restricted Payment Allowance and the basis of the calculation thereof for the current calendar year, as if such Restricted Payment Allowance was in effect for such period of time;

                           (u) landlord waivers and consents duly executed by
Stockholder and his Affiliates as so required;

                           (v) the Collateral Assignment of Leases, duly
executed as so required;

                           (w) a payoff letter and releases from The Chase
Manhattan Bank, N.A. in form and substance satisfactory to the Agent and the Banks; and

                           (x) evidence of the absence of any change in market
conditions which, in the Agent's opinion, would materially impair a financial institution's ability to fund Loans of this type.

                  Section 4.2. Satisfactory Review. The obligations of the Banks to make the Loans or the Issuing Bank to issue the Letters of Credit constituting the initial borrowing are further subject to the condition precedent that the Agent and the Banks shall have, in the sole discretion of the Banks, the Agent, and their counsel, completed a satisfactory review of each of the following:

                           (a) the status of any litigation affecting any of the
Borrowers or their Affiliates;

                           (b) the insurance program of the Borrowers;

                           (c) all necessary (in the opinion of the Borrowers,
the Agent or their counsel) governmental and third party approvals;

                           (d) all material leases, supply contracts, employment
agreements and other material contracts of the Borrowers and their domestic Affiliates; and

                           (e) any other information or documentation as the
Agent or the Banks may, in their sole discretion, consider material to their interests under this Agreement.

                  Section 4.3. Additional Conditions Precedent. The obligations of the Banks to make any Loans and the obligations of the Issuing Bank to issue Letters of Credit which increases the amount outstanding hereunder (including the initial borrowing) shall be subject to the further conditions precedent that on the date of such Loans or the issuance of such Letters of Credit:

                           (a) the following statements shall be true:

                                    (i) the representations and warranties
contained in Article 5 herein, and in Article 2 of the Security Agreement,
Section 7 of the Guaranty, and in each other Facility Document, are true and correct on and as of the date of such Loan or such issuance of a Letter of Credit as though made on and as of such date; and

                                    (ii) no Default or Event of Default has
occurred and is continuing, or would result from such Loan or issuance of Letter of Credit; and

                                    (iii) there has been no material adverse
change in the business, management, operations, properties, prospects or condition (financial or otherwise) of the Stockholder or the Borrowers, the Guarantors or any of their respective Subsidiaries since the Closing Date;

                           (b) the Borrowers shall be current in the delivery of
the most recent Borrowing Base Certificate required to be delivered pursuant to this Agreement;

                           (c) the Borrowers shall have delivered to the Agent a
Notice of Borrowing in substantially the form of Exhibit H;

                           (d) the Agent shall have received such approvals,
opinions or documents as the Agent or any Bank may reasonably request; and

                           (e) in the case of the issuance of a Letter of
Credit, as of the date of issuance of such Letter of Credit, no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to restrain the Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit or request the Issuing Bank to refrain from the issuance of letters of credit generally or the issuance of such Letter of Credit.

                  Section 4.4. Deemed Representations. Each Notice of Borrowing hereunder and acceptance by the Borrowers of the proceeds of such borrowing shall constitute a representation and warranty that the statements contained in
Section 4.3(a) are true and correct both on the date of such notice and, unless the Borrowers otherwise notify the Agent prior to such borrowing, as of the date of such borrowing.

                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES.

                  Each Borrower hereby represents and warrants that:

                  Section 5.1. Incorporation, Good Standing and Due Qualification. Each of the Borrowers and their respective Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

                  Section 5.2. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by each of the Borrowers of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing (other than the filing of the financing statements contemplated by the Security Agreement), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrowers or any of their respective Subsidiaries or Affiliates; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than as created under the Security Agreement and the Collateral Assignment of Leases), upon or with respect to any of the properties now owned or hereafter acquired by any Borrower; or (f) cause any Borrower (or any Subsidiary or Affiliate, as the case may be) to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

                  Section 5.3. Legally Enforceable Agreements. Each Facility Document to which any Borrower is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                  Section 5.4. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened, against or affecting any Borrower or any of their respective Subsidiaries before any Governmental Authority or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of any such Borrower or any such

Subsidiary or of the ability of such Borrower to perform its obligations under the Facility Documents to which it is a party.

                  Section 5.5. Financial Statements. The combined and combining balance sheet of the Borrowers as at December 31, 1994, and the related combined and combining income statement and statements of cash flows and changes in stockholders' equity of the Borrowers for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, of KPMG Peat Marwick, independent certified public accountants, and the interim combined and combining balance sheet of the Borrowers as at June 30, 1995, and the related combined and combining income statement and statements of cash flows and changes in stockholders' equity for the six month period then ended, copies of which have been furnished to each of the Banks, are complete and correct and fairly present the financial condition of the Borrowers as at such dates and the results of the operations of the Borrowers for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year end adjustments in the case of the interim financial statements). Except as set forth on Schedule 5.10, there are no liabilities of any Borrower, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since December 31, 1994. No information, exhibit or report furnished by any Borrower to the Banks in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. Since December 31, 1994, there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of any Borrower.

                  Section 5.6. Ownership and Liens. Except as set forth on Schedules 5.6 and 5.10, each of the Borrowers and their Consolidated Subsidiaries has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in
Section 5.5 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by any Borrower or any of its Subsidiaries and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder and except for the Lien created by the Security Agreements and the Collateral Assignment of Leases.

                  Section 5.7. Taxes. Each of the Borrowers and their respective Subsidiaries has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties.

                  Section 5.8. ERISA. Each Plan, and, to the best knowledge of any Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and no event or condition is occurring or exists concerning which any Borrower would be under an obligation to furnish a report to the Banks in accordance with Section 6.8(h) hereof. As of the most recent valuation date for each Plan, each Plan was "fully funded", which for purposes of this Section 5.8 shall mean that the fair market value of the assets of the Plan is not less than the present value of the accrued benefits of all participants in the Plan, computed on a Plan termination basis. To the best knowledge of any Borrower, no Plan has ceased being fully funded as of the date these representations are made with respect to any Loan or issuance of Letter of Credit under this Agreement.

                  Section 5.9. Subsidiaries and Affiliates and Ownership of Stock. Schedule 5.9 is a complete and accurate list of the Subsidiaries and Affiliates of each Borrower, showing the jurisdiction of incorporation or organization of each Subsidiary or Affiliate and showing the percentage of such Borrower's ownership of the outstanding stock or other interest of each such Subsidiary and Affiliate. All of the outstanding capital stock or other interest of each such Subsidiary or Affiliate has been validly issued, is fully paid and nonassessable and is owned by such Borrower free and clear of all Liens.

                  Section 5.10. Credit Arrangements. Schedule 5.10 is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which any Borrower or any of its Subsidiaries is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

                  Section 5.11. Operation of Business. Each of the Borrowers and their respective Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and none of the Borrowers or their respective Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing.

                  Section 5.12. Hazardous Materials. The Borrowers and each of their respective Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the consolidated financial condition, operations, business or prospects of any Borrower or its Consolidated Subsidiaries. The Borrowers and each of their respective Subsidiaries are, to the best of each Borrower's or each Subsidiaries' knowledge, after due inquiry, in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the consolidated financial condition, operations, business or prospects of any Borrower and its Consolidated Subsidiaries.

                  In addition, except as set forth in Schedule 5.12 hereto, to the best of each Borrower's knowledge, after due inquiry:

                           (a) No notice, notification, demand, request for
information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any Governmental Authority or other entity with respect to any alleged failure by any Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of such Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. 9601(22) ("Release"), of any substance regulated under Environmental Laws ("Hazardous Materials") generated by such Borrower or any of its Subsidiaries.

                           (b) None of the Borrowers nor any of their respective
Subsidiaries has handled any Hazardous Material, other than as a generator, on any property now or previously owned or leased by the Borrowers or any of their respective Subsidiaries to an extent that it has, or may reasonably be expected to have, a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of any Borrower and its Consolidated Subsidiaries; and

                                    (i) no PCB is or has been present at any
property now or previously owned or leased by any Borrower of any of its Subsidiaries;

                                    (ii) no asbestos is or has been present at
any property now or previously owned or leased by any Borrower or any of its Subsidiaries;

                                    (iii) there are no underground storage tanks
for Hazardous Materials, active or abandoned, at any property now or previously owned or leased by any Borrower of any of its Subsidiaries;

                                    (iv) no Hazardous Materials have been
Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Borrower or any of its Subsidiaries.

                           (c) None of the Borrowers nor any of their respective
Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive

Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System as provided by 40 C.F.R. 300.5 ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Borrower or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                           (d) No Hazardous Material generated by any Borrower
or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by such Borrower or any of its Subsidiaries at any location other than those listed in Schedule 5.12 hereto.

                           (e) No oral or written notification of a Release of a
Hazardous material has been filed by or on behalf of any Borrower or any of its Subsidiaries and no property now or previously owned or leased by such Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                           (f) There are no Liens arising under or pursuant to
any Environmental Laws on any of the real property or properties owned or leased by any Borrower or any of its Subsidiaries, and no governmental actions have been taken or are in process which could subject any of such properties to such Liens and neither such Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

                           (g) There have been no environmental investigations,
studies, audits, test, reviews or other analyses conducted by or which are in the possession of any Borrower or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by such Borrower or any of its Subsidiaries which have not been made available to the Banks.

                  Section 5.13. No Default on Outstanding Judgments or Orders. Each of the Borrowers and their respective Subsidiaries has satisfied all judgments and neither such Borrower nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority.

                  Section 5.14. No Defaults on Other Agreements. None of the Borrowers or their respective Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of any Borrower or any of its Subsidiaries, or the ability of any Borrower to carry out its obligations under the Facility Documents to which it is a party. None of the Borrowers or any of their respective Subsidiaries is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

                  Section 5.15. Labor Disputes and Acts of God. Neither the business nor the properties of any Borrower or its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of such Borrower or such Subsidiary.

                  Section 5.16. Governmental Regulation. None of the Borrowers nor any of their respective Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

                  Section 5.17. Partnerships. None of the Borrowers or their respective Subsidiaries is a partner in any partnership.

                  Section 5.18. No Forfeiture. None of the Borrowers or their respective Subsidiaries or domestic Affiliates is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or, to their knowledge, threatened.

                  Section 5.19.     Solvency.

                           (a) The present fair saleable value of the assets of
such Borrower after giving effect to all the transactions contemplated by the Facility Documents and the funding of all Commitments hereunder exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Borrower and its Subsidiaries as they mature.

                           (b) The property of such Borrower does not constitute
unreasonably small capital for such Borrower to carry out its business as now conducted and as proposed to be conducted including the capital needs of such Borrower.

                           (c) Such Borrower does not intend to, nor does it
believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Borrower, and of amounts to be payable on or in respect of debt of such Borrower). The cash available to such Borrower after taking into account all other anticipated uses of the cash of such Borrower, is anticipated to be sufficient to pay all such amounts on or in respect of debt of such Borrower when such amounts are required to be paid.

                           (d) Such Borrower does not believe that final
judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, such Borrower will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to such Borrower after taking into account all other anticipated uses of the cash of such Borrower (including the payments on or in respect of debt referred to in paragraph (c) of this Section 5.19), is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms.

                  Section 5.20 Subordinated Debt. The Subordinated Debt of the Borrowers now outstanding, true and complete copies of instruments evidencing which have been furnished to the Agent, has been duly authorized by each Borrower, has not been amended or otherwise modified, and constitutes the legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms. There exists no default in respect of any such Subordinated Debt.

                  Section 5.21 Material Contracts. Schedule 5.21 contains a list of all contracts with executives of one or more of the Borrowers, joint venture and other investment agreements and all other contracts exceeding $250,000 in cost or value to which any Borrower is a party as of the Closing Date. Correct and complete copies of each contract requested by the Agent, with all amendments, modifications and supplements thereto, has been or will be provided to the Agent. As of the Closing Date, with respect to the material contracts in existence on the Closing Date:

                           (a) each of such material contracts is valid,
subsisting and in full force and effect; no Borrower is in breach or violation of any of the terms, conditions or provisions of any such material contracts;

                           (b) to the best knowledge of the Borrowers, no third
party to any of the material contracts is in breach or violation of any of the terms, conditions or provisions thereof.

                        ARTICLE 6. AFFIRMATIVE COVENANTS.

                  So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, each Borrower shall:

                  Section 6.1. Maintenance of Existence. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

                  Section 6.2. Conduct of Business. Continue, and cause each of its Subsidiaries to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

                  Section 6.3. Maintenance of Properties. Maintain, keep and preserve, and cause each of its Subsidiaries to maintain, keep and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  Section 6.4. Maintenance of Records. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower and its Subsidiaries.

                  Section 6.5. Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance naming the Agent as beneficiary with insurance companies or associations with a rating of at least "A" by Standard & Poor's Corporation or Moody's Investment Service in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

                  Section 6.6. Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, in all respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property.

                  Section 6.7. Right of Inspection. At any reasonable time and from time to time, permit the Agent or any Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, such Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Borrower and any such Subsidiary with any of their respective officers and directors and such Borrower's independent accountants, and to conduct an audit of such Borrower. At least annually, the Agent shall perform a field audit of the Borrowers at the Borrowers' expense; provided, however, that, so long as no Event of Default has occurred or is continuing, the Borrowers shall have no obligation to bear the expense of more than one field audit per year.

                  Section 6.8. Reporting Requirements. Furnish directly to each of the Banks:

                           (a) as soon as available and in any event within 120
days after the end of each fiscal year of the Borrowers, a combined and combining balance sheet of the Borrowers and their Consolidated Subsidiaries as of the end of such fiscal year and a combined and combining income statement and statements of cash flows and changes in stockholders' equity of the Borrowers and their Consolidated Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective combined and combining figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and as to the combined statements accompanied by an opinion thereon acceptable to the Agent and each of the Banks by KPMG Peat Marwick or other independent accountants of national standing selected by the Borrowers;

                           (b) as soon as available and in any event, (i) within
60 days of the end of each of the first three quarters of each fiscal year of the Borrowers for each fiscal quarter through September 30, 1996 and (ii) within 45 days after the end of each of the first three quarters of each fiscal year of the Borrowers thereafter, a combined and combining balance sheet of the Borrowers and their Consolidated Subsidiaries as of the end of such quarter and a combined and combining income statement and statements of cash flows and changes in stockholders' equity, of the Borrowers and their Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective combined and combining figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP and certified by the President, Treasurer or Chief Financial Officer of the Borrowers (subject to year-end adjustments);

                           (c) promptly upon receipt thereof, copies of any
reports, inclusive of any management letters, submitted to any Borrower or any of its Subsidiaries by independent certified public accountants in connection with examination of the financial statements of any such Borrower or any such Subsidiary made by such accountants;

                           (d) simultaneously with the delivery of the financial
statements referred to in Sections 6.8(a) and (b), a certificate substantially in the form of Exhibit I of the President, Treasurer or Chief Financial Officer of each Borrower (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Articles 7 and 8;

                           (e) simultaneously with the delivery of the annual
financial statements referred to in Section 6.8(a), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

                           (f) promptly after the commencement thereof, notice
of all actions, suits, and proceedings before any Governmental Authority, domestic or foreign, affecting the Borrowers or any of their respective Subsidiaries which, if determined adversely to such Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of such Borrower or such Subsidiary;

                           (g) as soon as possible and in any event within 10
days after any Borrower knows or has reason to know of the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

                           (h) as soon as possible, and in any event within ten
days after any Borrower knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of such Borrower setting forth details respecting such event or condition and the action, if any, which such Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by such Borrower or an ERISA Affiliate with respect to such event or condition):

                                    (i) any reportable event, as defined in
Section 4043(b) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any Plan;

                                    (ii) the distribution under Section 4041 of
ERISA of a notice of intent to terminate any Plan or any action taken by any Borrower or an ERISA Affiliate to terminate any Plan;

                                    (iii) the institution by PBGC of proceedings
under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                                    (iv) the complete or partial withdrawal from
a Multiemployer Plan by any Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of any Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                                    (v) the institution of a proceeding by a
fiduciary or any Multiemployer Plan against any Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                                    (vi) the adoption of an amendment to any
Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if any Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                                    (vii) any event or circumstance exists which
may reasonably be expected to constitute grounds for any Borrower or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Plan; and

                                    (viii) the Unfunded Benefit Liabilities of
one or more Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of any Borrower.

                           (i) promptly after the request of any Bank, copies of
each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103) and each annual report filed with respect to each Plan under Section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they are available to any Borrower or an ERISA Affiliate;

                           (j) promptly after the furnishing thereof, copies of
any statement or report furnished to any other party pursuant to the terms of any Interest Rate Protection Agreement or any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Banks pursuant to any other clause of this Section 6.8;

                           (k) promptly after the sending or filing thereof,
copies of all proxy statements, financial statements and reports which any Borrower or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, which any Borrower or any such Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

                           (l) as soon as available, and in any event within 10
days of the end of each calendar month, a Borrowing Base Certificate and an aging schedule with respect to Receivables with names of all account debtors, each as of the end of such calendar month and each certified by the President, Treasurer or Chief Financial Officer of each Borrower;

                           (m) promptly after the commencement thereof or
promptly after any Borrower knows of the commencement or threat thereof, notice of any Forfeiture Proceeding;

                           (n) promptly after the preparation thereof, but no
later than April 30th of each year, copies of any budgets and other financial forecasts prepared by the President, Treasurer or Chief Financial Officer of the Borrowers for the current and subsequent fiscal years;

                           (o) as soon as possible, and in any event within 10
days after any Borrower knows or has reason to know that there has been any noncompliance with the terms of the Party Experience Agreement; and

                           (p) promptly after the request of the Agent or any
Bank, such other information respecting the condition or operations, financial or otherwise, of any Borrower or any of its respective Subsidiaries.

                  Section 6.9. Establishment and Maintenance of Estate Plan. To the satisfaction of the Agent, by December 31, 1996, establish an estate plan for the Stockholder and a management succession plan for the Borrowers. Thereafter, each Borrower shall take all actions necessary to carry out such estate and management succession plans.

                  Section 6.10. Additional Guarantors. With respect to each Guarantor coming into existence after the Closing Date, immediately deliver to the Agent the following:

                           (a) a guaranty from such Guarantor substantially in
the form of the guaranty attached hereto as Exhibit D;

                           (b) security agreements from such Guarantor
substantially in the form of the Security Agreement and the Collateral Assignment of Leases, together with all other items customarily delivered in connection with such a security agreement, as described in Sections 4.1 (d), (e) and (v), and such other documents that were delivered by the Guarantors hereunder;

                           (c) an opinion of counsel to the Borrowers and such
Guarantor, addressed to the Agent, in form and substance satisfactory to the Agent, as to such matters as the Agent may require, including, without limitation, the creation and perfection of the Agent's security interests; and

                           (d) such other approvals, opinions or documents as
the Agent may reasonably request.

                  Section 6.11. Additional Pledged Shares. With respect to Affiliates incorporated or doing business in the United States of America owned or controlled 75% or more by the Stockholder or any Borrower: (a) having annual sales of more than $1,000,000; (b) whose business is substantially the same or a similar line of business as that carried out by any Borrower; and (c) whose marketplace served is substantially the same or a similar marketplace served by any Borrower, immediately deliver to the Agent the following:

                           (a) a pledge to the Agent of the shares of stock of
such Affiliate owned by the Stockholder by executing an amendment to the Stockholder's Pledge Agreement adding such shares as "Pledged Shares" thereunder, together with certificate(s) representing such additional "Pledged Shares" accompanied by undated stock powers executed in blank;

                           (b) an opinion of counsel to the Stockholder,
addressed to the Agent, in form and substance satisfactory to the Agent, as to such matters as the Agent may require, including, without limitation, the creation and perfection of the Agent's security interests; and

                           (c) such other approvals, opinions or documents as
the Agent may reasonably request.

                         ARTICLE 7. NEGATIVE COVENANTS.

                  So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, each Borrower shall not:

                  Section 7.1. Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt, except:

                           (a) Debt of such Borrower under this Agreement or the
Notes;

                           (b) Debt described in Schedule 5.10, including
renewals, extensions or refinancings thereof, provided that the principal amount thereof does not increase;

                           (c) Debt of such Borrower subordinated on terms
satisfactory to the Banks to such Borrower's obligations under this Agreement and the Notes;

                           (d) Debt of such Borrower to any other Borrower;

                           (e) Debt of such Borrower to the Stockholder,
provided such Debt shall be formally subordinated to the Debt of such Borrower under this Agreement and the Notes pursuant to the Subordination Agreement;

                           (f) Debt of the Borrower or any such Subsidiary
secured by purchase money Liens permitted by Section 7.3; and

                           (g) Debt of the Borrowers pursuant to Interest Rate
Protection Agreements not to exceed the notational amount of $50,000,000.

                  Section 7.2. Guaranties, Etc. Except as set forth on Schedule 5.10, assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable, or permit any of its Subsidiaries to assume, guarantee, endorse or otherwise be or become directly or indirectly responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, asset, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                  Section 7.3. Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

                           (a) Liens in favor of the Agent on behalf of the
Banks securing the Loans or L/C Credits hereunder and Liens in favor of the Agent on behalf of one or more Banks securing the Borrowers' obligations under Interest Rate Protection Agreements permitted by Section 2.15;

                           (b) Liens for taxes or assessments or other
government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                           (c) Liens imposed by law, such as mechanic's,
materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                           (d) Liens under workmen's compensation, unemployment
insurance, social security or similar legislation (other than ERISA);

                           (e) judgment and other similar Liens arising in
connection with court proceedings; provided that in the case of such Liens in an amount greater than $50,000, the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                           (f) easements, rights-of-way, restrictions and other
similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by such Borrower or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                           (g) Liens securing obligations of such a Subsidiary
to such Borrower or another such Subsidiary;

                           (h) purchase money Liens on any property hereafter
acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

                                    (i) any property subject to any of the
foregoing is acquired by such Borrower or any such Subsidiary in the ordinary course of its business and the Lien on any such property is created within six
(6) months of such acquisition;

                                    (ii) the obligation secured by any Lien so
created, assumed or existing shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to such Borrower or such Subsidiary acquiring the same;

                                    (iii) each such Lien shall attach only to
the property so acquired and fixed improvements thereon;

                                    (iv) the Debt secured by all such Liens
shall not exceed $15,000,000 at any time outstanding in the aggregate;

                                    (v) the obligations secured by such Lien are
permitted by the provisions of Section 7.1 and the related expenditure is permitted under Section 8.3; and

                           (i) Liens described on Schedules 5.6 and 5.10 and any
replacement Liens on such property to secure the corresponding Debt described on such Schedules, including renewals, extensions or refinancings thereof, provided that the principal amount thereof does not increase.

                  Section 7.4. Leases. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (a) leases existing on the date of this Agreement set forth on
Schedule 7.4 and any extensions or renewals thereof; (b) leases (other than Capital Leases) which do not result in a violation of the Fixed Charge Coverage Ratio established by Section 8.4, measured as set forth below, provided that, in each case where a lease involves annual payments in excess of $50,000, the bases of each such calculation shall have been provided to the Agent and the Agent shall have issued its written consent to each such lease; (c) leases between such Borrower and any such Subsidiary or between any such Subsidiaries; (d) Capital Leases permitted by Section 7.3. In making any calculation pursuant to
Section 7.4(b), (i) the Fixed Charge Coverage Ratio shall be measured, on a combined basis, for the immediately preceding four fiscal quarters (the "Reference Period") and (ii) pro forma effect shall be given to such lease, as if such lease had been incurred on the first day of the Reference Period.

                  Section 7.5. Investments. Make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except: (a) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (c) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating within the United States of America with a short-term credit rating of at least "A" by Standard & Poor's Corporation or Moody's Investors Service, Inc.; (d) for stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to such Borrower or any such Subsidiary; (e) loans to its officers and employees not to exceed $200,000 in the aggregate at any one time; (f) any Acceptable Acquisition permitted by Section 7.11; (g) Interest Rate Protection Agreements permitted by Section 2.15; and (h) other investments not to exceed the Restricted Payment Allowance, provided that the Borrowers have provided the Agent, at least seven (7) days prior to making such an investment, with their calculation (in form and substance satisfactory to the Agent) showing that the proposed investment does not exceed the Restricted Payment Allowance.

                  Section 7.6. Dividends. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of such Borrower, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of such Borrower or another such Subsidiary, except that:

                           (a) if any Borrower is qualified as an S Corporation
for Federal and/or state tax purposes, such Borrower may, upon 7 days' advance written notice to the Agent accompanied by the calculations showing compliance (in form and substance satisfactory to the Agent) with the following conditions, declare and pay dividends, make distributions to stockholders of cash or other assets or pay to stockholders directors' fees and bonuses, provided that the following conditions and requirements are met:

                                    (i) The aggregate amount of the Shareholder
Payments (as defined below) in any fiscal year shall not exceed the sum of the Federal and State estimated income taxes payable by each stockholder during such fiscal year on account of income attributable to him as a stockholder of such Borrower plus any actual taxes payable by each stockholder with any tax return due during such fiscal year on account of income attributable to him as a stockholder of such Borrower for the prior fiscal year, to the extent such actual taxes have not been the basis of earlier Shareholder Payments. The term "Shareholder Payments" shall mean the sum of the amounts of dividends, distributions, directors' fees and bonuses paid or made to stockholders in respect of Federal and State estimated income taxes;

                                    (ii) For purposes of subparagraph (i), any
refunds paid to a stockholder as a result of income attributable to him as a stockholder of such Borrower shall be applied to reduce his future estimated taxes payable.

                                    (iii) Before making Shareholder Payments,
such Borrower will require each stockholder to provide to such Borrower a written statement of the amount of estimated income taxes or actual taxes payable by such stockholder on account of income attributable to him as a stockholder of such Borrower; and

                                    (iv) such Borrower will furnish to Bank
within 120 days after the close of its fiscal year written report of Shareholder Payments made by such Borrower and copies of stockholders' written statements of taxes payable during such fiscal year.

                           (b) such Borrower may declare and deliver dividends
and make distributions payable solely in common stock of such Borrower;

                           (c) such Borrower may purchase or otherwise acquire
shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock;

                           (d) such Borrower may pay other dividends not to
exceed the Restricted Payment Allowance, provided that the Borrowers have provided the Agent, at least seven (7) days prior to declaring such a dividend, with their calculation (in form and substance satisfactory to the Agent) showing that the proposed dividend does not exceed the Restricted Payment Allowance.

                           (e) Such Borrower may bonus compensation to
Stockholder in any fiscal year not to exceed such Borrower's net income for such year reduced by any amounts actually paid to stockholders under Subsection 7.6(a) and (d), provided such bonus is not actually paid to Stockholder and is merely reflected as a non-cash entry on such Borrower's financial statements as an amount due to Stockholder and provided further that said amount is evidenced by a promissory note subordinated pursuant to the Subordination Agreement.

                  Section 7.7. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests); except: (a) for inventory disposed of in the ordinary course of business; (b) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (c) that any such Subsidiary may sell, lease, assign, or otherwise transfer its assets to such Borrower.

                  Section 7.8. Stock of Subsidiaries, Etc. Sell or otherwise dispose of any shares of capital stock of any of its Subsidiaries, except in connection with a transaction permitted under Section 7.10, or permit any such Subsidiary to issue any additional shares of its capital stock, except directors' qualifying shares.

                  Section 7.9. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any of its Subsidiaries to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would it obtain in a comparable arm's length transaction with a Person not an Affiliate.

                  Section 7.10. Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so, except that:
(a) any such Subsidiary may merge into or transfer assets to such Borrower; (b) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary; (c) to the extent of the Restricted Payment Allowance, such Borrower may effect any Acceptable Acquisition permitted by Section 7.11.

                  Section 7.11. Acquisitions. Make any Acquisition other than an Acceptable Acquisition.

                  Section 7.12. No Activities Leading to Forfeiture. Neither such Borrower nor any of its Subsidiaries or domestic Affiliates shall engage in or propose to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding.

                         ARTICLE 8. FINANCIAL COVENANTS.

                  So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement:

                  Section 8.1. Minimum Adjusted Tangible Net Worth. The Borrowers shall maintain at all times, as measured at the end of each fiscal quarter, a Combined Adjusted Tangible Net Worth of not less than the following amounts for fiscal quarters ending during the following periods:

                                 Time Period                    Amount
                                 -----------                    ------

                                 Through 12/31/95               $24,000,000
                                 12/31/95 - 06/29/96            $25,500,000
                                 06/30/96 - 12/30/96            $28,000,000
                                 12/31/96 - 06/29/97            $31,000,000
                                 06/30/97 - 12/30/97            $33,500,000
                                 12/31/97 - 06/29/98            $36,500,000
                                 06/30/98 - 12/30/98            $39,000,000
                                 12/31/98 - 06/29/99            $42,000,000
                                 06/30/99 - 12/30/99            $44,500,000
                                 12/31/99 -
                                 Termination Date               $47,500,000

                  Section 8.2. Capital Expenditures. The Borrowers shall not make or permit to be made Combined Capital Expenditures during any fiscal year of the Borrowers to exceed the following amounts in the aggregate:

                                 Fiscal Year                    Combined Capital
                                 -----------                    ----------------
                                                                Expenditures
                                                                ------------

                                 1995                           $10,000,000
                                 1996                           $10,000,000
                                 1997 and thereafter            25% of EBITDA, not to
                                                                exceed $10,000,000 annually

                  Section 8.3. Adjusted Leverage Ratio. The Borrowers shall maintain at all times an Adjusted Leverage Ratio of less than 4.00 to 1.0.

                  Section 8.4. Fixed Charge Coverage Ratio. The Borrowers shall maintain at all times a Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter for the twelve month period then ended (a rolling twelve month calculation measured as of the end of each successive fiscal quarter), of not less than 2.00 to 1.0.

                          ARTICLE 9. EVENTS OF DEFAULT.

                  Section 9.1. Events of Default. Any of the following events shall be an "Event of Default":

                           (a) the Borrowers shall: (i) fail to pay the
principal of any Note as and when due and payable; or (ii) fail to pay interest on any Note or any fee or other amount due hereunder as and when due and payable and such failure shall continue for two (2) days;

                           (b) any representation or warranty made or deemed
made by any Borrower in this Agreement or in any other Facility Document or by the Stockholder or any Guarantor in any Facility Document to which it is a party or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                           (c) any Borrower, the Stockholder or any Guarantor
shall: (i) fail to perform or observe any term, covenant or agreement contained in Sections 2.3, 6.8 or 6.10 or Articles 7 or 8; or (ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to in clause (i) or elsewhere in this Section 9.1) in any Facility Document and such failure shall continue for 30 consecutive days;

                           (d) the Stockholder or any Borrower, any Guarantor or
any of their respective Subsidiaries shall: (i) fail to pay (after giving effect to any applicable grace period or notice requirements) any indebtedness under any Interest Rate Protection Agreement or other indebtedness in excess of $500,000, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above), of the Stockholder, such Borrower, such Guarantor or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Interest Rate Protection Agreement or other indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                           (e) the Stockholder or any Borrower, any Guarantor or
any of their respective Subsidiaries: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 60 days or more; or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 60 days or more;

                           (f) one or more judgments, decrees or orders for the
payment of money in excess of $50,000 in the aggregate shall be rendered against the Stockholder or any Borrower, any Guarantor or any of their respective Subsidiaries and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

                           (g) any event or condition shall occur or exist with
respect to any Plan or Multiemployer Plan concerning which any Borrower is under an obligation to furnish a report to the Banks in accordance with Section 6.8(h) hereof and as a result of such event or condition, together with all other such events or conditions, any Borrower or any ERISA Affiliate has incurred or in the opinion of any Bank is reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC, or a Section 4042 Trustee (or any combination of the foregoing) which is material in relation to the financial position of any Borrower;

                           (h) the Unfunded Benefit Liabilities of one or more
Plans have increased after the date of this Agreement in an amount which is material (as specified in Section 9.1(g) hereof);

                           (i) any Forfeiture Proceeding shall have been
commenced or any Borrower shall have given any Bank written notice of the commencement of any Forfeiture Proceeding as provided in Section 6.8(l);

                           (j) any Guaranty shall at any time after its
execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Guarantor or any Guarantor shall deny it has any further liability or obligation thereunder or shall fail to perform its obligations thereunder;

                           (k) the Security Agreement, the Cash Collateral
Account Agreement, the Assignment of Deposit Accounts or the Collateral Assignment of Leases shall at any time after its execution and delivery and for any reason cease: (A) to create a valid and perfected first priority security interest in and to the property purported to be subject to such Agreement; or
(B) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Borrower or Guarantor or any Borrower or Guarantor shall deny it has any further liability or obligation under the such agreement or any Borrower or Guarantor shall fail to perform any of its obligations thereunder;

                           (l) there shall be, in the judgment of the Agent, any
material adverse change in the condition (financial or otherwise), business, management, operations, properties or prospects of the Borrowers and their respective Subsidiaries since the Closing Date;

                           (m) the lockbox agreement or the consent to the
Assignment of Deposit Accounts described in Section 2.7 shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability shall be contested by any party thereto, or any party thereto shall deny that it has any further liability thereunder or shall fail to perform its obligations thereunder; or

                           (n) the Subordination Agreement shall at any time
after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto or any party thereto shall deny it has any further liability or obligation thereunder or shall fail to perform its obligations thereunder;

                           (o) the Environmental Indemnification Agreement shall
at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto or any party thereto shall deny it has any further liability or obligation thereunder or shall fail to perform its obligations thereunder;

                           (p) any L/C Document executed by any Borrower shall
at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto or any party thereto shall deny it has any further liability or obligation thereunder or shall fail to perform its obligations thereunder;

                           (q) any Pledge Agreement shall at any time after its
execution and delivery and for any reason cease: (A) to create a valid and perfected first priority security interest in and to the property purported to be subject to such agreement; or (B) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto, or such party shall deny it has further liability or obligation thereunder or such party shall fail to perform any of its obligations thereunder;

                           (r) there shall be a Change of Ownership of any of
the Borrowers; or

                           (s) if the Stockholder shall no longer be employed
full-time by the Borrowers in a key management position and actively participate in key management decisions affecting the Borrowers and in the day-to-day affairs of the Borrowers.

                  Section 9.2. Remedies. If any Event of Default shall occur and be continuing, the Agent shall, upon request of the Required Banks, by notice to the Borrowers, (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, and (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that, in the case of an Event of Default referred to in Section 9.1(e) or Section 9.1(k)(A) above, the Commitments shall be immediately terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

           ARTICLE 10. THE AGENT; RELATIONS AMONG BANKS AND BORROWERS.

                  Section 10.1. Appointment, Powers and Immunities of Agent. Each Bank hereby irrevocably (but subject to removal by the Required Banks pursuant to Section 10.9) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrowers or any officer or official of the Borrowers or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans or the L/C Credits or for any failure by the Borrowers to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrowers shall pay any fee agreed to by the Borrowers and the Agent with respect to the Agent's services hereunder.

                  Section 10.2. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Bank shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

                  Section 10.3. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Banks) unless the Agent has received notice from a Bank or the Borrowers specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 10.8) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

                  Section 10.4. Rights of Agent as a Bank. With respect to its Commitment and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrowers (and any of their respective affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent and its affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower, its Affiliates and such other Persons, the Agent shall have no duty to disclose such information to the Banks.

                  Section 10.5. Indemnification of Agent. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 11.3 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrowers under Section 11.3 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Banks (without giving effect to any participations, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrowers are obligated to pay under Section 11.3 or under the applicable provisions of any other Facility Document but excluding, unless a Default or

Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                  Section 10.6. Documents. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Bank.

                  Section 10.7. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and their respective Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrowers or any of their respective Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrowers or any of their respective Subsidiaries (or any of their Affiliates) which may come into the possession of the Agent or any of its affiliates. Each Bank may inform the Agent if it has good reason to believe that any Borrower is not in compliance with the terms of this Agreement or wishes to advise the Agent as to facts which come to its knowledge relating to the business or affairs of the Borrowers. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

                  Section 10.8. Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 10.5 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  Section 10.9. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers, and the Agent may be removed at any time with or without cause by the Required Banks; provided that the Borrowers and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent which shall be a Bank. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank which has an office in New York, New York. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrowers and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                  Section 10.10. Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

                  Section 10.11. Liability of Agent. The Agent shall not have any liabilities or responsibilities to the Borrowers on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower to perform its obligations hereunder or under any other Facility Document.

                  Section 10.12. Transfer of Agency Function. Without the consent of the Borrowers or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices located in the continental United States, provided that the Agent shall promptly notify the Borrowers and the Banks thereof.

                  Section 10.13. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrowers (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrowers are to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and, if such recipient is the Borrower and the Payor Bank fails to pay the amount thereof to the Agent forthwith upon demand, the Borrower) shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

                  Section 10.14. Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or L/C Credit until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

                  Section 10.15. Several Obligations and Rights of Banks. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

                  Section 10.16.    Pro Rata Treatment of Loans, Etc.

                           (a) Except to the extent otherwise provided: (a) each
borrowing under Section 2.4 shall be made from the Banks, each reduction or termination of the amount of the Commitments under Section 2.7 shall be applied to the Commitments of the Banks, and each payment of commitment fee accruing under Section 2.11 shall be made for the account of the Banks, pro rata according to the amounts of their respective unused Commitments; (b) each conversion under Section 2.5 of Loans of a particular type (but not conversions provided for by Section 3.4), shall be made pro rata among the Banks holding Loans of such type according to the respective principal amounts of such Loans by such Banks; (c) each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such Interest Period held by such Banks.

                           (b)      (i) Immediately upon the issuance by the
Issuing Bank of any Letter of Credit, each Bank shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation equal to its Commitment Percentage arising in connection with such Letter of Credit and any security therefor or guaranty pertaining thereto.

                                    (ii) If the Issuing Bank makes any payment
in respect of any Letter of Credit and the Borrowers do not repay or cause to be repaid the amount of such payment on the date on which the Borrowers are required to make such repayment, the Issuing Bank shall notify the Banks of such payment each Bank shall promptly and unconditionally pay to the Issuing Bank in immediately available funds the amount equal to the Bank's Commitment Percentage multiplied by the amount of such payment by the Issuing Bank (the "Letter of Credit Payment"). If a Bank does not make its Letter of Credit Payment available to the Issuing Bank, such defaulting Bank agrees to pay to the Issuing Bank, forthwith on demand, such amount together with (i) for the first two days for which such amount is outstanding, interest thereon on the Federal Funds Rate and
(ii) for each day thereafter, interest thereon at the Variable Rate. The failure of any Bank to make available to the Issuing Bank its Letter of Credit Payment shall not relieve any other Bank of its obligation hereunder to make available to the Issuing Bank its Letter of Credit Payment, but no Bank shall be responsible for the failure of any other Bank to make available to the Issuing Bank its Letter of Credit Payment on the date such payment is made.

                                    (iii) Whenever the Issuing Bank receives a
payment in respect of the Borrowers' reimbursement obligation under any Letter of Credit, including any interest thereon, the Issuing Bank shall promptly pay to each Bank which has fully funded its participating interest therein, in immediately available funds, an amount equal to such Bank's Commitment Percentage multiplied by the payment so received.

                                    (iv) The obligations of each Bank to make
payments to the Issuing Bank in connection with the Issuing Bank's payment in respect of any Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever (other than for the Issuing Bank's gross negligence or willful misconduct), and shall be made in accordance with the terms and conditions of this Agreement under all circumstances and irrespective of whether or not any Borrower may assert or have any claim for any lack of validity or unenforceability of this Agreement or any of the other Facility Documents; the existence of any Default or Event of Default; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense any Borrower, the Stockholder or any Guarantor may have with respect to any Loan, any Letter of Credit or any other advance, debt, liability, obligation, covenant or duty.

                  Section 10.17. Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan, or any payment in respect of any participation purchased in a Letter of Credit from the Issuing Bank, made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including any payment obtained from or charged against any Guarantor), it shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans or L/C Credits (as the case may be) made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans and L/C Credits (as the case may be) held by each of them. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrowers agree that any Bank so purchasing a participation (or direct interest) in the Loans or L/C Credits made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrowers.

                  Section 10.18. Duties of Issuing Bank. No action taken or omitted to be taken by the Issuing Bank under or in connection with the any Letter of Credit shall put the Issuing Bank under any resulting liability to any Bank or relieve such Bank of its obligations hereunder to the Issuing Bank. In the event this Agreement and any Letter of Credit application and agreement are inconsistent, the terms of this Agreement shall prevail. In determining whether to issue any Letter of Credit, the Issuing Bank shall have no obligation to the Banks to make any inquiry into the transaction secured by the Letter of Credit. In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation to the Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit or, in the event there are any discrepancies in such documents, that the Borrowers have waived such discrepancies.

                           ARTICLE 11. MISCELLANEOUS.

                  Section 11.1. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrowers, the Agent and the Required Banks, or by the Borrowers and the Agent acting with the consent of the Required Banks and any provision of this Agreement may be waived by the Required Banks or by the Agent acting with the consent of the Required Banks; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments,
(b) extend the date fixed for the payment of principal of or interest on any Loan or any reimbursement obligation or interest under any L/C Document, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) allow the issuance of one or more Letters of Credit with any expiry date later than five (5) days prior to the Termination Date, (e) release any guarantor from its obligations under any guaranty pertaining to the obligations of the Borrowers under this Agreement, the Notes or any other Facility Document, (f) release any material collateral securing the obligations under this Agreement or any other Facility Document, (g) alter the terms of this
Section 11.1, (h) amend the definition of the term "Required Banks" or (i) waive any of the conditions precedent set forth in Article 4 hereof and provided, further, that any amendment of Article 10 hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 11.2. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrowers under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

                  Section 11.3. Expenses. Subject to the last sentence of this
Section 11.3, the Borrowers shall reimburse the Agent and the Banks on demand for all costs, expenses, and charges (including, without limitation, fees and charges of external legal counsel for the Agent and each Bank and costs allocated by their respective internal legal departments) incurred by the Agent or the Banks in connection with the preparation, performance, or enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement or the Notes, provided that in the Borrowers shall not be liable for costs, expenses and charges incurred by the Agent or the Banks as a direct result of a dispute involving solely one or more of the Agent and the Banks and not involving any Borrower, any Guarantor, the Stockholder, or any other party to any one or more Facility Documents. The obligation of the Borrowers to reimburse (or make direct payment) the Agent for legal fees in connection with the preparation of this Agreement and related documents through the date hereof shall be limited to $55,000 in the aggregate, exclusive of disbursements; provided, that the Borrowers shall not be obligated to pay the legal costs of the Banks in connection with the preparation and review of this Agreement and related documents through the date hereof.

                  Section 11.4. Survival. The obligations of the Borrowers under Sections 3.1, 3.5 and 11.3 shall survive the repayment of the Loans, the satisfaction of reimbursement obligations under any L/C Documents and the termination of the Commitments.

                  Section 11.5.     Assignment; Participations.

                           (a) This Agreement shall be binding upon, and shall
inure to the benefit of, the Borrowers, the Agent, the Banks and their respective successors and assigns, except that the Borrowers may not assign or transfer its rights or obligations hereunder. Each Bank may, with the prior written consent of the Agent and, except while a Default exists and is continuing, the Borrowers (which consent of the Borrowers may not be unreasonably be withheld) assign, or sell participations in, all or any part of any Loan or Commitment to another bank or other entity, in which event (i) in the case of an assignment, upon notice thereof by the Bank to the Borrowers with a copy to the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Bank hereunder; and (ii) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrowers under Article 3 shall be determined as if such Bank had not sold such participation. Any assignment pursuant to this
Section 11.5 shall be in an amount not less than $5,000,000 and shall leave any assigning Bank that remains a "Bank" hereunder with a Commitment of at least $2,000,000, except that (i) no such minimum amount will be required to be transferred or retained if such assignment is necessary or prudent for regulatory purposes, and (ii) no such minimum amount will be required to be transferred if the transferee is already a "Bank" hereunder. The agreement executed by such Bank in favor of the participant shall not give the participant the right to require such Bank to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Bank. Such Bank may furnish any information concerning the Borrowers in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that such Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information. Notwithstanding any provision of this Section 11.5 to the contrary, in no event shall any participant have greater rights with respect to any or all of the Borrowers than those held by the Bank from which it obtained its participating interest. In connection with any assignment pursuant to this paragraph (a), the assigning Bank shall pay the Agent an administrative fee for processing such assignment in the amount of $2,500.

                           (b) In addition to the assignments and participations
permitted under paragraph (a) above, any Bank may assign and pledge all or any portion of its Loans and Note to (i) any affiliate of such Bank or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

                  Section 11.6. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be delivered in person or sent by overnight courier, facsimile, ordinary mail, cable or telex addressed to such party at its "Address for Notices" on the signature page of this Agreement. Notices shall be effective: (a) on the day on which delivered to such party in person, (b) on the first Banking Day after the day on which sent to such party by overnight courier, (c) if given by mail, upon receipt, and (d) if given by facsimile, cable or telex, when the facsimile, cable or telex is transmitted to the facsimile, cable or telex number as aforesaid; provided that notices to the Agent and the Banks shall be effective upon receipt.

                  Section 11.7. Setoff. The Borrowers agree that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrowers at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by the Borrowers to such Bank under this Agreement or such Bank's Note which is not paid when due (regardless of whether such balances are then due to the Borrowers), in which case it shall promptly notify the Borrowers and the Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by the Borrowers hereunder shall be made without setoff or counterclaim.

                  Section 11.8.     Indemnification; Exoneration.

                           (a) In consideration of the execution and delivery of
this Agreement by the Agent and the Banks, the Borrowers jointly and severally will defend, indemnify, exonerate and hold harmless each Bank (whether acting as a Bank or in any other capacity), the Agent and their Affiliates and each of their respective officers, directors, stockholders, affiliates, trustees, employee and agents, and each other Person, if any, controlling such Bank or any of its Affiliates (herein collectively called the "Indemnitees") from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable counsel fees and disbursements incurred in the investigation and defense of claims and actions (herein collectively called the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of or relating to the execution, delivery, performance or enforcement of this Agreement, the Notes, or any other Facility Document, or any instrument or document contemplated hereby or thereby by any of the Indemnitees, or by any act, event or transaction related or attendant thereto or contemplated hereby or thereby, or any action or inaction by any Indemnitee under or in connection therewith, or the falseness of any representation or warranty made by or on behalf of the Borrowers or the Stockholder, except for any Indemnified Liabilities that are finally judicially determined to have resulted from the any Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing may be unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the

Indemnified Liabilities that is permissible under applicable law. The obligations of the Borrowers under this Section 11.8 shall be in addition to any liability that the Borrowers may otherwise have and shall survive the payment or prepayment in full or transfer of any Note, the termination of the Bank's obligations hereunder and the enforcement of any provision hereof or thereof.

                           (b) (i) In addition to amounts payable as elsewhere
provided in this Agreement, the Borrowers hereby agree to jointly and severally protect, indemnify, pay and save the Issuing Bank and each Bank harmless from and against any and all liabilities, claims, losses, damages, costs and expenses which the Issuing Bank or any Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit other than, in the case of the Issuing Bank, as a result of its gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction or (B) the failure of the Issuing Bank to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority.

                               (ii) As between the Borrowers, the Banks and the
Issuing Bank, the Borrowers assume all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of such Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit application and agreements, the Issuing Bank and the Banks shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted to any party in connection with any party in connection with the application for and issuance of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part; (C) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit (other than conditions expressly stated in such Letter of Credit); (D) for errors, omissions, interruptions or delays in transmission or delivery of any message by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or in the proceeds thereof; (G) for the misapplication by the beneficiary of any Letter of Credit; and (H) for any consequence arising from any cause beyond the control of the Issuing Bank and the Banks, including, without limitation, any act by a Governmental Authority. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers under this Agreement.

                     SECTION 11.9. JURISDICTION; IMMUNITIES.

                           (a) EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE
JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES

FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING
ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, AND THE BORROWERS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWERS IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE BORROWERS AT THEIR ADDRESS SPECIFIED IN SECTION 11.6. THE BORROWERS AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWERS FURTHER WAIVE ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE BORROWERS FURTHER AGREE THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE AGENT SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY. EACH BORROWER, THE AGENT AND EACH BANK EACH WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

                           (b) Nothing in this Section 11.9 shall affect the
right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against the Borrowers or their property in the courts of any other jurisdictions.

                           (c) To the extent that the Borrowers have or
hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrowers hereby irrevocably waive such immunity in respect of its obligations under this Agreement and the Notes.

                  Section 11.10. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

                  Section 11.11. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  Section 11.12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

                  Section 11.13. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

                  SECTION 11.14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  Section 11.15. Confidentiality. Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrowers pursuant to this Agreement which is identified by the Borrowers as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which any one or more of the Banks is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement in substantially the form of Exhibit J hereto; and provided finally that in no event shall any Bank or the Agent be obligated or required to return any materials furnished by the Borrowers.

                  Section 11.16. Treatment of Certain Information. Each Borrower
(a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Bank or by one or more of their respective subsidiaries or affiliates and (b) acknowledges that information delivered to each Bank by the Borrowers may be provided to each such subsidiary and affiliate.

                  Section 11.17. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

                  Section 11.18. Multiple Borrowers.

                           (a) It is understood and agreed by each Borrower that
the handling of this credit facility on a joint borrowing basis as set forth in this Agreement is solely as an accommodation to the Borrowers and at their request, and that neither the Agent nor any Bank shall incur liability to the Borrowers as a result thereof. To induce the Agent and the Banks to do so and in consideration thereof, each Borrower hereby agrees to jointly and severally indemnify the Agent and the Banks and to hold the Agent and the Banks harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against the Agent or the Banks by any Borrower or by any other Person arising from or incurred by reason of the Agent or any Banks' handling of the financing arrangements of the Borrowers as provided herein, reliance by the Agent or the Banks on any request or instruction from Amscan Inc. or any other Borrower or any other action taken by the Agent or the Banks with respect to this Section 11.18, except for any liabilities, expenses, losses, damages and claims of damage or injury that are finally judicially determined to have resulted from the Agent or any Bank's gross negligence or willful misconduct, and if and to the extent that the foregoing may be unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the liabilities, expenses, losses, damages and claims of damage or injury that is permissible under applicable law.

                           (b) Each Borrower represents and warrants to the
Agent and the Banks that the request for joint handling of the Loans to be made by the Banks hereunder and the Letters of Credit to be issued by the Issuing Bank was made because the Borrowers are engaged in an integrated operation which required financing on a basis permitting the availability of credit from time to time to each Borrower as required for the continued successful operation of each Borrower of the integrated operation of the Borrowers. Each Borrower expects to derive benefit, directly or indirectly, from such availability because the successful operation of the Borrowers is dependent on the continued successful performance of the functions of the integrated group.

                           (c) Each Borrower hereby irrevocably designates
Amscan Inc. as its attorney to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of each Borrower, and does hereby authorize the Agent or the Banks to pay over or credit all Loan proceeds hereunder to Amscan Inc. as the Borrowers' attorney in fact, recognizing, however, that the Agent and the Banks are not bound by such authorization and may elect either to disburse loan proceeds to each Borrower directly for its use, to Amscan Inc. as attorney for any Borrower or to Amscan Inc. for its own account, in which case Amscan Inc. may advance or lend such proceeds to the other Borrowers. Each Borrower further agrees that all obligations hereunder or referred to herein or under any other Facility Document shall be joint and several, and that each Borrower shall make payment upon any notes issued pursuant hereto and any and all other obligations hereunder or referred to herein or under any other Facility Document upon their maturity by acceleration or otherwise, and that such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearances granted by the Agent or the Banks to any Borrower, failure of the Agent or the Banks to give any Borrower notice of borrowing or any other notice, any failure of the Agent or the Banks to pursue or preserve its rights against any other Borrower, the release by the Agent or the Banks of any collateral now or hereafter acquired from any Borrower, failure of the Agent or the Banks to realize upon such collateral in a commercially reasonable manner, and that such agreement by each Borrower to pay upon any notice issued pursuant hereto is unconditional and unaffected by prior recourse by the Agent or the Banks to the other Borrowers or any collateral for such Borrowers' obligations or the lack thereof. Each Borrower further agrees that its obligations under this Section 11.18 include, without limitation, the joint and several obligation to repay L/C Credits, even if the Letters of Credit issued in connection with such L/C Credits are issued on account of fewer than all of the Borrowers.

                           (d) Each Borrower hereby grants a right of
contribution to each other Borrower for any amount paid by such other Borrower in satisfaction of any obligations under this Agreement, any Note or any other Facility Document; provided, however, that the aggregate of the rights of contribution against any Borrower hereunder shall not exceed such Borrower's net worth, as measured on a fair value balance sheet basis. In calculating the net worth of any Borrower for purposes of this paragraph, such Borrower's obligations under the Facility Documents will not be included in its liabilities and such Borrower's rights of contribution against other Borrowers for amounts paid under the Facility Documents will not be included in its assets.

                           (e) All notices to, or other communications with, the
Borrowers or any one of them shall be sufficient if given to any of the Borrowers. Although the Agent and the Banks may require that all of the Borrowers or a particular Borrower execute any document (including any Notice of Borrowing) in any matter pertaining to this Agreement or any of the other Facility Documents, any one of the Borrowers may bind all of the Borrowers and any document (including any Notice of Borrowing) signed by any Borrower, and any and all action taken by any Borrower, is sufficient to represent all of the Borrowers. Without limiting the foregoing, any single Borrower may make representations and warranties on behalf of all the Borrowers or any other Borrower, and such representations and warranties shall be of the same force and effect as if made directly by such other Borrowers.

                  Section 11.19 Time of the Essence. Time and punctuality shall be of the essence with respect to this instrument, but no delay or failure of the Agent or any Bank to enforce any of the provisions herein contained and no conduct or statement of the Agent or any Bank shall waive or affect any of the Agent's or any Bank's rights hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                     AMSCAN INC.



                                     By /s/ John A. Svenningsen
                                        ------------------------
                                           John A. Svenningsen
                                           President


                                     KOOKABURRA USA, LTD.



                                     By /s/ John A. Svenningsen
                                        ------------------------
                                           John A. Svenningsen
                                           President


                                     DECO PAPER PRODUCTS, INC.



                                     By /s/ John A. Svenningsen
                                        ------------------------
                                           John A. Svenningsen
                                           President


                                     TRISAR, INC.



                                     By /s/ John A. Svenningsen
                                        ------------------------
                                           John A. Svenningsen
                                           President

                                     Address for Notices for Each Borrower:
                                     2 Macy Road
                                     Harrison, New York  10528

                                     Facsimile No.:  (914) 835-4239

                                     AGENT:

                                     THE CHASE MANHATTAN BANK, N.A.



                                     By /s/ Carol A. Kornbluth
                                        ----------------------
                                           Carol A. Kornbluth
                                           Vice President

                                     Address for Notices:

                                     31 Mamaroneck Avenue
                                     White Plains, New York  10601
                                     Attn:  Carol A. Kornbluth

                                     Facsimile No.:  (914) 328-8373


                                     BANKS:

                                     THE CHASE MANHATTAN BANK, N.A.


                                     By /s/ Carol A. Kornbluth
                                        ----------------------
                                           Carol A. Kornbluth
                                           Vice President

                                     Address for Notices:

                                     31 Mamaroneck Avenue
                                     White Plains, New York  10601
                                     Attn:  Carol A. Kornbluth

                                     Facsimile No.:  (914) 328-8373

                                       NATWEST BANK N.A.



                                       By /s/ Charles F. Houghton, Jr.
                                          ----------------------------
                                       Name:  Charles F. Houghton, Jr.
                                       Title: Vice President

                                       Address for Notices:

                                       244 Westchester Avenue
                                       White Plains, NY 10604
                                       FAX:  (914) 681-5045

                                       Facsimile No.:
                                                    ------------



                                       FIRST FIDELITY BANK, N.A.


                                       By /s/ Toby A. Brandon
                                        -----------------------------
                                         Name: Toby A. Brandon
                                         Title: Vice President

                                       Address for Notices:

                                       3 Skyline Drive
                                       Hawthorne, NY 10532
                                       Facsimile No.: 914-247-5274

                                   FLEET BANK


                                   By /s/ Michael J. DiSalvo
                                      -----------------------------
                                      Name: Michael J. DiSalvo
                                      Title: Vice President

                                   Address for Notices:

                                   FLEET BANK
                                   1051 Union Ave. NY/NB/0200
                                   P.O. Box 911
                                   Newburgh, NY 12550

                                   Facsimile No.: (914) 567-5034

                                    EXHIBIT A

                                 PROMISSORY NOTE

$[Commitment of Bank X]

                                                              September 20, 1995

                  AMSCAN INC., a corporation organized under the laws of the State of New York, KOOKABURRA USA, LTD., a corporation organized under the laws of the State of New York, DECO PAPER PRODUCTS, INC., a corporation organized under the laws of the State of Kentucky and TRISAR, INC., a corporation organized under the laws of the State of California (collectively, the "Borrowers"), for value received, hereby jointly and severally promises to pay to the order of [BANK X] (the "Bank") at the principal office of THE CHASE MANHATTAN BANK, N.A. at One Chase Manhattan Plaza, New York, New York 10082 (the "Agent"), for the account of the appropriate Lending Office of the Bank, the principal sum of [Commitment of Bank X] ($[Commitment of Bank X]) or, if less, the amount loaned by the Bank to the Borrower pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

                  The date and amount of each type of Loan made by the Bank to the Borrower under the Credit Agreement referred below, and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.

                  This is one of the Notes referred to in, and is entitled to the benefits of, that certain Credit Agreement (as amended from time to time the "Credit Agreement") dated as of September 20, 1995 among the Borrower, the Banks named therein (including the Bank) and the Agent and evidences the Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

                  The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

                  This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

                                  AMSCAN INC.



                                  By__________________________________________
                                      John A. Svenningsen
                                      President


                                  KOOKABURRA USA, LTD.



                                  By__________________________________________
                                      John A. Svenningsen
                                      President


                                  DECO PAPER PRODUCTS, INC.



                                  By__________________________________________
                                      John A. Svenningsen
                                      President


                                  TRISAR, INC.



                                  By__________________________________________
                                      John A. Svenningsen
                                      President

                   AMOUNT OF     AMOUNT OF       BALANCE
     DATE            LOAN         PAYMENT       OUTSTANDING      NOTATION BY

                                    EXHIBIT B

                                                        __________________, 19__

[Name and Address
of Agent]

Attn:  [_______________]

Re: Credit Agreement dated as of September 20, 1995 (the "Credit Agreement") among Amscan Inc., Kookaburra USA, Ltd., Deco Paper Products, Inc. and Trisar, Inc., the Banks named therein, and The Chase Manhattan Bank, N.A., as Agent for said Banks

Ladies and Gentlemen:

                  In connection with the captioned Credit Agreement, we hereby designate any one of the following persons to give to you instructions, including notices required pursuant to the Agreement, orally or by telephone or teleprocess:

                  NAME (Typewritten)                  SIGNATURE

                  __________________________          __________________________

                  __________________________          __________________________

                  __________________________          __________________________

                  __________________________          __________________________

                  __________________________          __________________________

                  Instructions may be honored on the oral, telephonic or teleprocess instructions of anyone purporting to be any one of the above designated persons (even if the instructions are for the benefit of the person delivering them). We will furnish you with confirmation of each such instruction either by telex (whether tested or untested) or in writing signed by any person designated above (including any facsimile which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

                  You shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Credit Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

                  Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

                  We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.


                                  Very truly yours,

                                  AMSCAN INC.


                                  By__________________________________________
                                      Name:
                                      Title:


                                  By__________________________________________
                                      Name:
                                      Title:

                                   EXHIBIT C

                     ENVIRONMENTAL INDEMNIFICATION AGREEMENT

                  ENVIRONMENTAL INDEMNIFICATION AGREEMENT, made as of this 20th day of September, 1995, by AMSCAN INC., KOOKABURRA USA, LTD., DECO PAPER PRODUCTS, INC. and TRISAR, INC., corporations having an address at 2 Macy Road, Harrison, New York 10528, (collectively, the "Borrowers"), in favor of THE CHASE MANHATTAN BANK, N.A., a national banking association having an address at 31 Marmaroneck Avenue, White Plains, New York 10606, as Agent (the "Agent") for the banks (the "Banks") parties to the Credit Agreement (as hereinafter defined).

                  WHEREAS, the Banks and the Agent have entered into a Credit Agreement dated as of September 20, 1995 (said Agreement, as it may hereafter be amended or otherwise modified from time to time being the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) with the Borrowers; and

                  WHEREAS, it is a condition precedent to the making of loans by the Banks under the Credit Agreement (the "Loans") that the Borrowers shall have executed and delivered this Agreement.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make the Loans under the Credit Agreement, the Borrowers hereby agree, as follows:

                  1. The Borrowers shall comply in all material respects with present and future Environmental Laws applicable to the business and properties of the Borrowers and the Borrowers shall not handle, use, store, treat, transport or dispose of, at, upon, within or under any property or facility used or to be used by any Borrower any Hazardous Materials, other than in compliance with all Environmental Laws.

                  2. The Borrowers shall defend and indemnify the Bank and hold the Agent and the Banks harmless from and against all loss, liability, damage, costs and expenses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that the Agent or any Bank may suffer, incur, be put to, pay or lay out as a result of or in connection with (a) the proving false of any representation of any Borrower concerning Environmental Laws or Hazardous Materials, including the representations set forth in Section 5.12 of the Credit Agreement, (b) non-compliance by any Borrower with the Environmental Laws, and (c) the presence of any discharge, spillage, uncontrolled loss or seepage of, or any Borrower's disposal of or arrangement for disposal of, any Hazardous Materials at, upon, under, within or from any property or facility now or hereafter owned or used by any Borrower or for third party claims for injuries resulting from the onsite or offsite migration of such discharge, spillage, uncontrolled loss or seepage of any Hazardous Materials. The obligations the Borrowers hereunder or referred to herein shall be joint and several.

                  3. The terms of Section 2 of this Agreement shall survive the payment in full of all obligations of the Borrower under the terms of the Credit Agreement and the other Facility Documents.

                  4. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the foregoing instrument was executed as of the day and year first above written.

                                  AMSCAN INC.


                                  By   _________________________________________
                                       Sheryl B. Mellin
                                       Treasurer


                                  KOOKABURRA USA, LTD.


                                  By   _________________________________________
                                       Sheryl B. Mellin
                                       Treasurer

                                  DECO PAPER PRODUCTS, INC.


                                  By   _________________________________________
                                       Sheryl B. Mellin
                                       Treasurer

                                  TRISAR, INC.


                                  By   _________________________________________
                                       Sheryl B. Mellin
                                       Treasurer

                                    EXHIBIT D

                                    GUARANTY


                  GUARANTY dated as of ____________, 19__ made by the undersigned (the "Guarantor"), in favor of the banks (the "Banks") parties to the Credit Agreement (as defined below) and The Chase Manhattan Bank, N.A., as agent (the "Agent") for the Banks.

                  PRELIMINARY STATEMENTS: Amscan, Inc., Kookaburra USA, Ltd., Deco Paper Products, Inc. and Trisar, Inc. (collectively, the "Borrowers"), the Banks and the Agent have entered into a Credit Agreement dated as of September 20, 1995 (said Credit Agreement being hereinafter referred to as the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein), regarding a credit facility in the original principal amount of $50,000,000, increasing to $55,000,000 in its second year and $60,000,000 in its third (the "Facility"). The Guarantor is an affiliated company of the Borrowers and is financially interested in its affairs. Pursuant to Section 6.10 of the Credit Agreement, the Borrowers have agreed to deliver to the Agent the guaranty of the Guarantor in the form of this Guaranty. It is a condition precedent to the making of additional Loans by the Banks under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty.

                  THEREFORE, in consideration of this Guaranty and in order to induce the Banks to make Loans under the Credit Agreement, the Guarantor agrees as follows:

                  Section 1.        Guaranty of Payment.

                           (a) The Guarantor unconditionally and irrevocably
guarantees to the Agent and the Banks the punctual payment of all sums now owing or which may in the future be owing by the Borrowers under the Facility, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise (all of the foregoing sums being the "Liabilities"). The Liabilities include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Facility Documents. This Guaranty is a guaranty of payment and not of collection only. Neither the Agent nor any Bank shall be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity or any collateral. The Guarantor agrees that, as between the Guarantor and the Agent and the Banks, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrowers and that, in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by the Guarantor for the purposes of this Guaranty.

                           (b) The maximum liability of the Guarantor under this
Guaranty and the other Facility Documents shall not exceed an amount which would render the Guarantor insolvent under applicable federal and state laws.

                  Section 2. Guaranty Absolute. The Guarantor guarantees that the Liabilities shall be paid strictly in accordance with the terms of the Credit Agreement, the Notes and the other Facility Documents. The liability of the Guarantor under this Guaranty is absolute and unconditional irrespective of:
(a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Facility Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Facility Document or Liability; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any collateral, for all or any of the Facility Documents or Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Facility Document or Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Facility Document or Liability; (e) any other defense whatsoever which might constitute a defense available to, or discharge of, the Borrowers or a guarantor.

                  Section 3. Guaranty Irrevocable. This Guaranty is a continuing guaranty and shall remain in full force and effect until the indefeasible payment in full of all Liabilities and other amounts payable under this Guaranty and until the Facility is no longer in effect.

                  Section 4. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Agent or any Bank on the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though the payment had not been made.

                  Section 5. Subrogation. The Guarantor shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Liabilities have been paid in full and the Facility is no longer in effect. If any amount is paid to the Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full, the amount shall be held in trust for the benefit of the Agent and the Banks and shall be promptly paid to the Agent and the Banks to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Credit Agreement. If the Guarantor makes payment to the Agent and the Banks of all or any part of the Liabilities and all the Liabilities are paid in full and the Facility is no longer in effect, the Agent and the Banks shall, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Liabilities resulting from the payment.

                  Section 6. Subordination. Without limiting the Agent's or any Bank's rights under any other agreement, any liabilities owed by any Borrower to the Guarantor in connection with any extension of credit or financial accommodation by the Guarantor to or for the account of such Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities, and such liabilities of any Borrower to the Guarantor, if the Agent so requests, shall be collected, enforced and received by the Guarantor as trustee for the Agent and the Banks and shall be paid over to the Agent and the Banks on account of the Liabilities but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

                  Section 7. Representations and Warranties. The Guarantor hereby represents and warrants that:

                           (a) Incorporation, Good Standing and Due
Qualification. The Guarantor and each of its Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

                           (b) Corporate Power and Authority; No Conflicts. The
execution, delivery and performance by the Guarantor of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (i) require any consent or approval of its stockholders; (ii) contravene its charter or by-laws; (iii) violate any provision of, or require any filing (other than the filing of the financing statements contemplated by the Security Agreement), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor or any of its Subsidiaries; (iv) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor is a party or by which it or its properties may be bound or affected; (v) result in, or require, the creation or imposition of any Lien (other than as created under the Security Agreement), upon or with respect to any of the properties now owned or hereafter acquired by the Guarantor; or (vi) cause the Guarantor or any Subsidiary to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

                           (c) Legally Enforceable Agreements. Each Facility
Document to which the Guarantor is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by equitable principles relating to availability of equitable remedies.

                           (d) Litigation. There are no actions, suits or
proceedings pending or, to the knowledge of the Guarantor, threatened, against or affecting the Guarantor or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Guarantor or any such Subsidiary or of the ability of the Guarantor to perform its obligations under the Facility Documents to which it is a party.

                           (e) Solvency.

                                    (i) The present fair saleable value of the
assets of the Guarantor, before giving effect to all the transactions contemplated by the Facility Documents and the funding of all Commitments under the Credit Agreement, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Guarantor as they mature.

                                    (ii) The property of the Guarantor does not
constitute unreasonably small capital for the Guarantor to carry out its business as now conducted and as proposed to be conducted, including the capital needs of the Guarantor.

                                    (iii) The Guarantor does not intend to, nor
does it believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Guarantor, and of amounts to be payable on or in respect of debt of the Guarantor).

                           (f) Taxes. The Guarantor has filed all tax returns
(federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties.

                           (g) No Default. The Guarantor has satisfied all
judgments and is not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

                  Section 8. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

                  Section 9. Setoff. The Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Agent or any Bank may otherwise have, the Agent and any Bank shall be entitled, at their option, to offset balances (general or special, time or demand, provisional or final) held by them for the account of the Guarantor at any of the Agent's or such Bank's offices, in U.S. dollars or in any other currency, against any amount payable by the Guarantor under this Guaranty which is not paid when due following any applicable notice and cure periods (regardless of whether such balances are then due to the Guarantor), in which case it shall promptly notify the Guarantor thereof; provided that the Agent's or any Bank's failure to give such notice shall not affect the validity thereof.

                  Section 10. Formalities. The Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and any other formality with respect to any of the Liabilities or this Guaranty.

                  Section 11. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Agent and the Banks, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

                  Section 12. Expenses. The Guarantor shall reimburse the Agent and the Banks on demand for all costs, expenses and charges (including without limitation fees and charges of external legal counsel for the Agent and the Banks and costs allocated by their internal legal departments) incurred by the Agent and the Banks in connection with the preparation, performance or enforcement of this Guaranty. The obligations of the Guarantor under this Section shall survive the termination of this Guaranty.

                  Section 13. Assignment. This Guaranty shall be binding on, and shall inure to the benefit of, the Guarantor, the Agent, the Banks and their respective successors and assigns; provided that the Guarantor may not assign or transfer its obligations under this Guaranty. Without limiting the generality of the foregoing: (a) the obligations of the Guarantor under this Guaranty shall continue in full force and effect and shall be binding on: (i) the estate of the Guarantor if the Guarantor is an individual; and (ii) any successor partnership and on previous partners and their respective estates if the Guarantor is a partnership, regardless of any change in the partnership as a result of death, retirement or otherwise; and (b) the Agent and any Bank may assign, sell participations in or otherwise transfer their rights under the Facility to any other person or entity, and the other person or entity shall then become vested with all the rights granted to the Agent or such Bank in this Guaranty or otherwise.

                  Section 14. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

                  Section 15. Governing Law, Etc. THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE GUARANTOR CONSENTS TO THE NON-EXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. SERVICE OF PROCESS BY THE AGENT OR ANY BANK IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE GUARANTOR IF SENT TO THE GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY THE GUARANTOR FROM TIME TO

TIME. THE GUARANTOR WAIVES ANY RIGHT THE GUARANTOR MAY HAVE TO JURY TRIAL. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.


                  IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty.


                                             [NAME OF GUARANTOR]

                                             ___________________________________
                                             By:
                                             Its:

                                             Address:

                                  EXHIBIT E-1

                               PLEDGE AGREEMENT
                    ---------

                  PLEDGE AGREEMENT dated September 20, 1995, made
by             , a           corporation (the "Pledgor"), in favor of
   ------------    ---------
The Chase Manhattan Bank, N.A., as agent (the "Agent") for the banks (the "Banks") parties to the Credit Agreement (as hereinafter defined).

PRELIMINARY STATEMENTS:

                  (1) The Banks and the Agent have entered into a Credit
Agreement dated as of September 20, 1995 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as
therein defined) with the Pledgor,                       ,
                                   ---------------------   -------------------
and               (collectively, the "Borrowers"). The Pledgor will receive
     ------------
a portion of the proceeds of the Loans under the Credit Agreement and will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

                  (2) The Pledgor is the owner of the indebtedness (the "Pledged Debt") described in Schedule I hereto and issued by the obligors named therein.

                  (3) It is a condition precedent to the making of Loans by the Banks, and issuance of Letters of Credit, under the Credit Agreement that the Pledgor shall have made the pledge contemplated by this Agreement.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make Loans under the Credit Agreement, the Pledgor hereby agrees with the Agent for its benefit and the ratable benefit of the Banks as follows:

                  SECTION 1. Pledge. The Pledgor hereby pledges to the Agent for its benefit and the ratable benefit of the Banks, and grants to the Agent for its benefit and the ratable benefit of the Banks a security interest in, the following (the "Pledged Collateral"):

                           (a) the Pledged Debt and the instruments evidencing
the Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt; and

                           (b) all additional indebtedness from time to time
owed to the Pledgor by any obligor of the Pledged Debt or by any other Borrower or Affiliate and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

                           (c) all proceeds of any and all of the foregoing
Collateral (including, without limitation, proceeds that constitute property of the types described above).

                  SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations of the Borrowers now or hereafter existing under the Credit Agreement, the Notes and the other Facility Documents, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations of the Borrowers and the Pledgor being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Borrowers to the Agent or the Banks under the Credit Agreement, the Notes and the other Facility Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving one or more of the Borrowers.

                  SECTION 3. Delivery of Pledged Collateral. All instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The Agent shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a). In addition, the Agent shall have the right at any time to exchange instruments representing or evidencing Pledged Collateral for instruments of smaller or larger denominations.

                  SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

                           (a) The Pledged Debt has been duly authorized,
authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default.

                           (b) The Pledgor is the legal and beneficial owner of
the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

                           (c) The pledge of the Pledged Debt pursuant to this
Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.

                           (d) No consent of any other person or entity and no
authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

                           (e) The Pledged Debt is outstanding in the principal
amount indicated on Schedule I.

                           (f) There are no conditions precedent to the
effectiveness of this Agreement that have not been satisfied or waived.

                           (g) The Pledgor has, independently and without
reliance upon the Agent or any Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

                  SECTION 5. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

                  SECTION 6.  Voting Rights; Dividends; Etc.

                           (a) So long as no Event of Default or event which,
with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing:

                                    (i) The Pledgor shall be entitled to
                           exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in the Agent's reasonable judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof, and, provided, further, that, except with respect to the election of directors, the Pledgor shall give the Agent at least five days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

                                    (ii) The Pledgor shall be entitled to
                           receive and retain any and all interest paid in respect of the Pledged Collateral, provided, however, that any and all

                                            (A) interest paid or payable other
                                    than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                                            (B) distributions paid or payable in
                                    cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                                            (C) cash paid, payable or otherwise
                                    distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,

                           shall be, and shall be forthwith delivered to the Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement or assignment).

                                    (iii) The Agent shall execute and deliver
                           (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

                           (b) Upon the occurrence and during the continuance of
an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default:

                                    (i) All rights of the Pledgor to exercise or
                           refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) and to receive the interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

                                    (ii) All interest payments which are
                           received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                  SECTION 7. Transfers and Other Liens. The Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

                  SECTION 8. Future Indebtedness. The Pledgor hereby agrees that it will not advance funds or otherwise permit the creation of indebtedness owing by any Affiliate to the Pledgor unless (i) such indebtedness is expressly permitted by the Credit Agreement, (ii) such indebtedness is evidenced by a promissory note, (iii) such promissory note is endorsed by the Pledgor to the Agent for the ratable benefit of the Banks and (iv) such indebtedness is subjected to the terms of this Agreement through an Amendment to this Agreement.

                  SECTION 9. Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section
6), including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

                  SECTION 10. Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor under Section 13.

                  SECTION 11. The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent or any Bank has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property.

                  SECTION 12. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

                           (a) The Agent may exercise in respect of the Pledged
Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party in default under the Uniform Commercial Code in effect in the State of New York at that time (the "Code") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                           (b) Any cash held by the Agent as Pledged Collateral
and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Agent pursuant to Section 13) in whole or in part by the Agent for the ratable benefit of the Banks against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

                  SECTION 13. Expenses. The Pledgor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Banks hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

                  SECTION 14. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 15. Addresses for Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be delivered in person or sent by overnight courier, facsimile, ordinary mail, cable or telex addressed to such party at its address specified in the Credit Agreement. Notices shall be effective: (a) on the day on which delivered to such party in person, (b) on the first Banking Day after the day on which sent to such party by overnight courier, (c) if given by mail, upon receipt, and (d) if given by facsimile, cable or telex, when the facsimile, cable or telex is transmitted to the facsimile, cable or telex number as aforesaid; provided that notices to the Agent and the Banks shall be effective upon receipt.

                  SECTION 16. Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the later of (x) the payment in full of the Obligations and all other amounts payable under this Agreement and (y) the expiration or termination of the Commitments, (ii) be binding upon the Pledgor, its successors and assigns, and
(iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of, and be enforceable by, the Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it, its interest in any Letter of Credit and any Note held by it) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, subject, however, to the provisions of Article X (concerning the Agent) of the Credit Agreement. Upon the later of payment in full of the Obligations and all other amounts payable under this Agreement and the expiration or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, the Agent will, at the Pledgor's expense, return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

                  SECTION 17. Governing Law; Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Code are used herein as therein defined.

                  IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                                     AMSCAN INC.



                                                 By ____________________________
                                                    Sheryl B. Mellin
                                                    Treasurer

                                                                      SCHEDULE I


              Attached to and forming a part of that certain Pledge
                     Agreement dated September 20, 1995, by
                                , as Pledgor,
                  --------------
                   to The Chase Manhattan Bank, N.A., as Agent


                                                 Debt                                   Original
   Debt              Description             Certificate              Final             Principal
  Issuer               of Debt                  No(s).               Maturity             Amount
  ------             -----------             -----------             --------           ---------


                                  EXHIBIT E-2

                          STOCKHOLDER PLEDGE AGREEMENT

                  PLEDGE AGREEMENT dated September 20, 1995, made by John A. Svenningsen, an individual residing at 3 Frederick Court, Harrison, New York 10528 (the "Pledgor"), to The Chase Manhattan Bank, N.A. as agent (the "Agent") for the banks (the "Banks") parties to the Credit Agreement (as hereinafter defined):

PRELIMINARY STATEMENTS:

                  (1) The Banks and the Agent have entered into a Credit Agreement dated as of even date herewith (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) with Amscan Inc., Kookaburra USA, Ltd., Deco Paper Products, Inc. and Trisar, Inc. (collectively, the "Borrowers"), corporations wholly owned by the Pledgor.

                  (2) The Pledgor is the owner of the shares (the "Pledged Shares") of stock described in Schedule I hereto and issued by the corporations named therein.

                  (3) It is a condition precedent to the making of Loans by the Banks, and the issuance of Letters of Credit, under the Credit Agreement that the Pledgor shall have made the pledge contemplated by this Agreement.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make Loans under the Credit Agreement, the Pledgor hereby agrees with the Agent for its benefit and the ratable benefit of the Banks as follows:

                  SECTION 1. Pledge. The Pledgor hereby pledges to the Agent for its benefit and the ratable benefit of the Banks, and grants to the Agent for its benefit and the ratable benefit of the Banks a security interest in, the following (the "Pledged Collateral"):

                           (a) the Pledged Shares and the certificates
representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                           (b) all additional shares of stock of any issuer of
the Pledged Shares from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

                           (c) all proceeds of any and all of the foregoing
Collateral (including, without limitation, proceeds that constitute property of the types described above).

                  SECTION 2. Security for Obligations. The pledge of the Pledged Shares under this Agreement is given by the Pledgor as security for the payment of all obligations of the Borrowers now or hereafter existing under the Credit Agreement, the Notes and the other Facility Documents, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations of the Pledgor and the Borrowers being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Borrowers to the Agent or the Banks under the Credit Agreement, the Notes and the other Facility Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving one or more of the Borrowers.

                  SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The Pledgor hereby agrees that, on the earlier of (i) the termination of that certain Stock Pledge Agreement dated as of November 13, 1993 by and between the Pledgor, E. Allan Shook, L. Randall Harris and Higham, McConnell & Dunning (the "Trisar Pledge") and (ii) November 14, 1996, the Pledgor will (x) cause those Pledged Shares representing the Pledgor's interest in Trisar, Inc. (the "Trisar Shares") to be subject to no pledge or security interest other than that created under this Agreement and (y) deliver the certificate representing the Trisar Shares to the Agent to be held by the Agent for the ratable benefit of the Banks pursuant to this Agreement. The Agent shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a). In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                  SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

                           (a) The Pledged Shares have been duly authorized and
validly issued and are fully paid and non-assessable.

                           (b) The Pledgor is the legal and beneficial owner of
the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and the Trisar Pledge.

                           (c) Except as to the Trisar Shares, the pledge of the
Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations. The pledge of the Trisar Shares creates a valid and perfected second priority security interest in the Trisar Shares.

                           (d) No consent of any other person or entity and no
authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority or, with respect to the Trisar Shares, the second priority, nature of such security interest) or (iii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

                           (e) The Pledged Shares constitute the percentage of
the issued and outstanding shares of stock of the respective issuers thereof indicated on Schedule I.

                           (f) There are no conditions precedent to the
effectiveness of this Agreement that have not been satisfied or waived.

                           (g) There are no actions, suits or proceedings
pending or, to the knowledge of the Pledgor, threatened, against or affecting the Pledgor or any Borrower before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Pledgor or any such Borrower or the ability of the Pledgor or such Borrower to perform his/its obligations under this Agreement, the Credit Agreement or any other related document.

                           (h) The Pledgor has filed all tax returns (federal,
state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties.

                           (i) The Pledgor has satisfied all judgments and is
not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

                           (j) The Pledgor has, independently and without
reliance upon the Agent or any Bank and based on such documents and information as he has deemed appropriate, made his own credit analysis and decision to enter into this Agreement.

                  SECTION 5. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

                  SECTION 6. Voting Rights; Dividends; Etc

                           (a) So long as no Default or Event of Default shall
have occurred and be continuing:

                                    (i) The Pledgor shall be entitled to
                           exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in the Agent's reasonable judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof, and, provided, further, that, except with respect to the election of directors, the Pledgor shall give the Agent at least five days' written notice of the manner in which he intends to exercise, or the reasons for refraining from exercising, any such right.

                                    (ii) The Pledgor shall be entitled to
                           receive and retain any and all dividends paid in respect of the Pledged Collateral, provided, however, that any and all

                                            (A) dividends paid or payable other
                                    than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                                            (B) dividends and other
                                    distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                                            (C) cash paid, payable or otherwise
                                    distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,

                           shall be, and shall be forthwith delivered to the Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement or assignment).

                                    (iii) The Agent shall execute and deliver
                           (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which he is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which he is authorized to receive and retain pursuant to paragraph (ii) above.

                           (b) Upon the occurrence and during the continuance of
a Default or an Event of Default:

                                    (i) All rights of the Pledgor to exercise or
                           refrain from exercising the voting and other consensual rights which he would otherwise be entitled to exercise pursuant to Section 6(a)(i) and to receive the dividends which he would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends.

                                    (ii) All dividends which are received by the
                           Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                  SECTION 7. Transfers and Other Liens; Additional Shares.

                           (a) The Pledgor agrees that he will not (i) sell,
assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement and the security interest under the Trisar Pledge, but no modification, extension or renewal thereof.

                           (b) The Pledgor agrees that he will (i) cause each
issuer of the Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Pledgor and (ii) pledge hereunder, immediately upon his acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares.

                  SECTION 8. Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section
6), including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

                  SECTION 9. Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor under Section 13.

                  SECTION 10. The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent or any Bank has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property.

                  SECTION 11. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

                           (a) The Agent may exercise in respect of the Pledged
                  Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party in default under the Uniform Commercial Code in effect in the State of New York at that time (the "Code") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                           (b) Any cash held by the Agent as Pledged Collateral
                  and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Agent pursuant to Section 13) in whole or in part by the Agent for the ratable benefit of the Banks against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

                  SECTION 12. Registration Rights. If the Agent shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to
Section 11, the Pledgor agrees that, upon request of the Agent, the Pledgor will, at his own expense:

                           (a) execute and deliver, and cause each issuer of the
                  Pledged Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such Pledged Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                           (b) use his best efforts to qualify the Pledged
                  Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Agent;

                           (c) cause each such issuer to make available to its
                  security holders, as soon as practicable, an earning statement which will satisfy the provisions of Section 11(a) of the Securities Act; and

                           (d) do or cause to be done all such other acts and
                  things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Agent or the Banks by reason of the failure by the Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, he shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral on the date the Agent shall demand compliance with this Section.

                  SECTION 13. Expenses. The Pledgor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Banks hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

                  SECTION 14. Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against one or more Borrowers or whether such Borrower(s) is/are joined in any such action or actions. All rights of the Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                                    (i) any lack of validity or enforceability
                           of the Credit Agreement, the Notes, any other Facility Documents or any other agreement or instrument relating thereto;

                                    (ii) any change in the time, manner or place
                           of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Notes or any other Facility Documents including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrowers or any of their respective subsidiaries or otherwise;

                                    (iii) any taking, exchange, release or
                           non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

                                    (iv) any manner of application of
                           collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any part of the Obligations or any other assets of the Borrowers or any of their respective subsidiaries;

                                    (v) any change, restructuring or termination
                           of the corporate structure or existence of the Borrowers or any of their respective subsidiaries; or

                                    (vi) any other circumstance which might
                           otherwise constitute a defense available to, or a discharge of, the Borrowers or a third party pledgor.

                  SECTION 15. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 16. Addresses for Notices. All notices and other communications provided for hereunder shall be sent in the manner set forth in the Credit Agreement and, if to the Pledgor, to his address set forth above, and if to any other party, to its address set forth in the Credit Agreement.

                  SECTION 17. Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under this Agreement and the termination of the Commitments, (ii) be binding upon the Pledgor, his successors and assigns, and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of, and be enforceable by, the Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of the Loans owing to it, its interest in any Letter of Credit and any Note held by
it) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, subject, however, to the provisions of Article 10 (concerning the Agent) of the Credit Agreement. Upon the later of payment in full of the Obligations and all other amounts payable under this Agreement and the termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, the Agent will, at the Pledgor's expense, return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

                  SECTION 18. Governing Law; Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Code are used herein as therein defined.

                  IN WITNESS WHEREOF, the Pledgor has duly executed and delivered this Agreement as of the date first above written.




                                             ___________________________________
                                             John A. Svenningsen

                                                                      SCHEDULE I

              ATTACHED TO AND FORMING A PART OF THAT CERTAIN PLEDGE
                     AGREEMENT DATED SEPTEMBER 20, 1995, BY
                        JOHN A. SVENNINGSEN, AS PLEDGOR,
                   TO THE CHASE MANHATTAN BANK, N.A., AS AGENT




                                                                                           PERCENTAGE OF
                                          STOCK                                             OUTSTANDING
      STOCK            CLASS OF        CERTIFICATE                          NUMBER OF          SHARES
     ISSUER             STOCK             NO(S).          PAR VALUE          SHARES

   Amscan Inc.                                                                                  100%

 Kookaburra USA,
      Ltd.                                                                                      100%

   Deco Paper
 Products, Inc.                                                                                 100%


  Trisar, Inc.                                                                                  100%

                                    EXHIBIT F

                               SECURITY AGREEMENT

                    SECURITY AGREEMENT dated as of September 20, 1995, made by AMSCAN INC., a corporation organized under the laws of the State of New York, KOOKABURRA USA, LTD., a corporation organized under the laws of the State of New York, DECO PAPER PRODUCTS, INC. a corporation organized under the laws of the State of Kentucky, and TRISAR, INC., a corporation organized under the laws of the State of California (collectively, the "Grantors" and each, individually, a "Grantor"), to THE CHASE MANHATTAN BANK, N.A., a national banking association organized under the laws of the United States of America, as Agent (the "Agent") for the banks (the "Banks") parties to the Credit Agreement (as hereinafter defined).

                    PRELIMINARY STATEMENT. The Banks and the Agent have entered into a Credit Agreement dated as of even date herewith (said Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) with the Grantors. It is a condition precedent to the making of Loans by the Banks under the Credit Agreement that the Grantors shall have granted the security interest contemplated by this Security Agreement.

                    NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make Loans under the Credit Agreement, the Grantors hereby agree with the Agent for its benefit and the ratable benefit of the Banks as follows:

                            ARTICLE 1. THE COLLATERAL

                  Section 1.1. Grant of Security. As security for the Obligations (as defined in Section 1.2 hereof), the Grantors hereby assign and pledge to the Agent for its benefit and the ratable benefit of the Banks and hereby grant to the Agent for its benefit and the ratable benefit of the Banks a security interest in, general lien upon and/or right of setoff of all of the Grantors' right, title and interest in and to all of their property and assets (the "Collateral"), including the following:

                           (a) All equipment in all of its forms, wherever
located, now or hereafter existing (including, but not limited to, any items or types of equipment maintained at the locations set forth in the Schedule hereto), and all parts thereof and all accessions thereto (any and all such equipment, parts and accessions being the "Equipment");

                           (b) All inventory in all of its forms, wherever
located, now or hereafter existing (including, but not limited to (i) any items or types of inventory maintained at the locations set forth in the Schedule hereto and raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) goods in which a Grantor has an interest in mass or a joint or other interest or right of any kind and (iii) goods which are returned to or repossessed by a Grantor), and all accessions thereto and products thereof (any and all such inventory, accessions and products being the "Inventory");

                           (c) All accounts, contract rights, chattel paper,
instruments, general intangibles and other obligations of any kind now or hereafter existing arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, general intangibles and obligations being the "Receivables," and any and all such leases, security agreements and other contracts being the "Related Contracts");

                           (d)

                                    (i) all United States or other patents and
applications for patents, including without limitation those listed on Exhibit A to this Agreement and all licenses thereof (collectively, the "Patents");

                                    (ii) all United States or other trademarks,
service marks, trade names, logos, registrations and applications for trademarks and service marks, filed and unfiled, including without limitation those listed on Exhibit B to this Agreement, together with the goodwill of the business connected with the use of, and symbolized by, all such trademarks, service marks, trade names, logos, registrations and applications and all licenses of United States or other trademarks and service marks, including without limitation those listed on said Exhibit B (collectively, the "Trademarks");

                                    (iii) all United States or other copyrights
(including without limitation those listed as Exhibit C to this Agreement), registered and unregistered, published and unpublished, under or pursuant to the domestic law of all countries and any applicable convention or treaty, including all rights of reproduction, publication, modification, derivation and the like owned or used by a Grantor (collectively, the "Copyrights"), and good will relating to the same;

                                    (iv) all reissues, divisions, continuations,
renewals, extensions and continuations-in-part of the items referred to in the preceding clauses (i), (ii) and (iii);

                                    (v) all licenses, sublicenses or other
agreements granted to a Grantor with respect to any of the items referred to in the preceding clauses (i), (ii), (iii) and (iv);

                                    (vi) the right to sue for past, present and
future infringements and dilutions of the foregoing; and

                                    (vii) all rights corresponding to all of the
foregoing throughout the world, including utility models, utility patents, patents of addition, confirmation patents, registration patents, petty patents, registered designs, and all priority and convention rights in connection with any of the foregoing;

                           (e) all inventions, processes, production methods,
proprietary information, know-how and trade secrets used or useful in the business of a Grantor, all rights in and to any improvements or modifications thereof, and all licenses, sublicenses or other agreements granted to a Grantor with respect to any of the foregoing, in each case whether now or hereafter owned, used, or granted, by any party; all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogues, computer and automatic machinery software and programs, and the like pertaining to present or future operations by a Grantor in, on or about any of its plants, facilities or warehouses; all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured on or about any of its plants or facilities; and all accounting information pertaining to operations in, on or about any of its plants or facilities and all media in which or on which is now or hereafter recorded or stored any of the foregoing information, knowledge, records or data and all computer programs used for the compilation or printout of such information, knowledge, records or data;

                           (f) all licenses and sublicenses given, granted or
conveyed by a Grantor, to the full extent of and subject to such Grantor's rights therein; and

                           (g) all products and proceeds of any and all of the
foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in clauses (a)-(f) of this Section 1.1 and proceeds of infringement suits) and, to the extent not otherwise included, all
(i) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (ii) license royalties and (iii) cash.

                  Section 1.2. Security for Obligations. This Agreement secures the payment of all obligations of the Grantors now or hereafter existing under the Facility Documents, whether for principal, interest, fees, expenses or otherwise (all such obligations being the "Obligations").

                  Section 1.3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) the Grantors shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release the Grantors from any of their duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Agent nor any Bank shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Agent or any Bank be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                  Section 1.4. Continuing Agreement. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the indefeasible payment in full of the Obligations and until the Commitments shall no longer be in effect. Upon the indefeasible payment in full of the Obligations and when the Commitments shall no longer be in effect, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Agent shall, at the Grantors' expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

                  Section 1.5. Security Interest Absolute. All rights of the Agent and the Banks and their security interests hereunder, and all obligations of the Grantors hereunder, shall be absolute and unconditional, irrespective of any defenses whatsoever available to the Grantors, including but not limited to the following:

                           (a) any extension of credit by the Agent or any Bank
to or for the account of a Grantor other than under the Credit Agreement and Notes;

                           (b) any lack of validity or enforceability of any
Facility Document;

                           (c) any change in the time, manner or place of
payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Facility Document;

                           (d) any exchange, release or non-perfection of any
other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

                           (e) any law, regulation or order of any jurisdiction
affecting or purporting to affect any term of any Obligation or any Facility Document or the Agent or any Bank's rights with respect thereto.


                    ARTICLE 2. REPRESENTATIONS AND WARRANTIES

                  The Grantors represent and warrant as follows:

                  Section 2.1. Location of Collateral. All of the Equipment and Inventory are located at the places specified in the Schedule hereto. The chief place of business and chief executive office of the Grantors and the office where the Grantors keep their records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, are located at the address specified for the Grantors in Section 6.3. None of the Receivables is evidenced by a promissory note or other instrument.

                  Section 2.2. Ownership and Liens. The Grantors own the Collateral free and clear of any Lien, except for the security interest created by this Agreement and except for the security interests set forth on Schedule
5.6 of the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Agent relating to this Agreement.

                  Section 2.3. Perfection. This Agreement will create, upon the filing of UCC-1 financing statements in the jurisdictions set forth on the Schedule hereto, a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest will be duly taken after the execution hereof.

                  Section 2.4. No Authorization Required. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (a) for the grant by the Grantors of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantors or (b) for the perfection of or the exercise by the Agent of its rights and remedies hereunder.

                  Section 2.5. Solvency of Account Debtors. Each account debtor, to the best of the Grantors' knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the account debtor is obligated in full when due or, with respect to such account debtors of the Grantors who are not solvent, the Grantors have set up on their books and financial records bad debt reserves adequate to cover such Receivables.

                  Section 2.6. Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the account debtor therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Grantor, or work, labor and/or services theretofore rendered by a Grantor and as of the date each Receivable is created, shall be due and owing in accordance with a Grantor's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by such Grantor to the Agent.

                              ARTICLE 3. COVENANTS

                  Section 3.1. Further Assurances.

                           (a) The Grantors agree that from time to time, at the
expense of the Grantors, the Grantors shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantors shall: (i) mark conspicuously each item of chattel paper included in the Receivables and each Related Contract and, at the request of the Agent, each of their recordings pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any Receivable shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Agent hereunder such note, instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

                           (b) Each Grantor hereby authorizes the Agent to file
one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law.

                           (c) The Grantors shall furnish to the Agent from time
to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

                  Section 3.2. As to Equipment and Inventory. The Grantors shall:

                           (a) Keep the Equipment and Inventory (other than
Inventory sold in the ordinary course of business) at the places therefore specified in Section 2.1 or, upon 30 days' prior written notice to the Agent, at such other places in jurisdictions where all action required by Section 3.1 shall have been taken with respect to the Equipment and Inventory.

                           (b) Cause the Equipment to be maintained and
preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to such end. The Grantors shall promptly furnish to the Agent a statement respecting any loss or damage to any of the Equipment.

                           (c) Pay promptly when due all property and other
taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory except to the extent the validity thereof is being contested in good faith.

                  Section 3.3. Insurance.

                           (a) The Grantors shall, at their own expense,
maintain insurance with respect to the Equipment and Inventory to such amounts against such risks, in such form and with such insurers as shall be satisfactory to the Agent from time to time. Each policy for (i) liability insurance shall provide for all losses to be paid to the Agent and the Grantors as their respective interests may appear and (ii) property damage insurance shall provide for all losses (except for losses of less than $100,000 per occurrence) to be paid directly to the Agent. Each such policy shall in addition (i) name the Grantors and the Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Agent notwithstanding any action, inaction or breach of representation or warranty by a Grantor, (iii) provide that there shall be no recourse against the Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least thirty days' prior written notice of cancellation or of lapse shall be given to the Agent by the insurer. The Grantors shall, if so requested by the Agent, deliver to the Agent original or duplicate policies of such insurance and, as often as the Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the Grantors shall, at the request of the Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 3.1 and cause the respective insurers to acknowledge notice of such assignment.

                           (b) Reimbursement under any liability insurance
maintained by a Grantor pursuant to this Section 3.3 may be paid directly to the person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this
Section 3.3 is not applicable, the Grantors shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by the Grantors pursuant to this Section 3.3 shall be paid to the Grantors as reimbursement for the costs of such repairs or replacements.

                           (c) Upon the occurrence and during the continuance of
any Default, all insurance payments shall be paid to and applied by the Agent as specified in Section 5.1.

                  Section 3.4. As to Receivables.

                           (a) The Grantors shall keep their chief place of
business and chief executive office and the office where they keep their records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, at the location therefor specified in Section 2.1 or, upon 30 days' prior written notice to the Agent, at such other locations in a jurisdiction where all action required by Section 3.1 shall have been taken with respect to the Receivables. The Grantors shall hold and preserve such records and chattel paper and shall permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

                           (b) Except as otherwise provided in this subsection
(b), the Grantors shall continue to collect, at their own expense, all amounts due or to become due the Grantors under the Receivables. In connection with such collections, the Grantors may take (and, at the Agent's direction, shall take) such action as the Grantors or the Agent may reasonably deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default and upon written notice to the Grantors of its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to a Grantor thereunder directly to the Agent and, upon such notification and at the expense of the Grantors, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as a Grantor might have done. After receipt by the Grantors of the notice from the Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by a Grantor in respect of the Receivables shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) released to the Grantors so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided by Section 5.1(b), and (ii) no Grantor shall adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                           (c) The Grantors shall take all steps necessary to
protect the Agent's interest in the Collateral under the Federal Assignment of Claims Act, the Social Security Act, or other applicable federal, state, or local statutes, ordinances or regulations and deliver to the Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable, arising out of contracts between any Grantor and the United States, any state or any department, agency or instrumentality of any of them.

                  Section 3.5. Transfers and Other Liens. The Grantors shall not:

                           (a) Sell, assign (by operation of law or otherwise)
or otherwise dispose of any of the Collateral, except Inventory in the ordinary course of business or Equipment no longer useful to the Grantors in its operations for its intended purpose.

                           (b) Create or suffer to exist any Lien upon or with
respect to any of the Collateral to secure Debt of any Person, except for the security interest created by this Agreement or expressly permitted by Section
7.3 of the Credit Agreement.

                             ARTICLE IV. THE AGENT

                  Section 4.1. Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the

Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of such Grantor under Section 3.4), including without limitation:

                           (a) to obtain and adjust insurance required to be
paid to the Agent pursuant to Section 3.3,

                           (b) to ask, demand, collect, sue for, recover,
compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                           (c) to receive, endorse and collect any drafts or
other instruments, documents and chattel paper, in connection with clause (a) or
(b) above, and

                           (d) to file any claims or take any action or
institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

                  Section 4.2. Agent May Perform. If a Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement and the expenses of the Agent incurred in connection therewith shall be payable by the Grantors under Section 6.2.

                  Section 4.3. The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect the Agent's interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                               ARTICLE V. DEFAULT

                  Section 5.1. Remedies. If any Event of Default shall have occurred and be continuing:

                           (a) The Agent may exercise in respect of the
Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "UCC") (whether or not the UCC applies to the affected Collateral) and also may (i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the

Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may reasonably deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                           (b) All cash proceeds received by the Agent in
respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 6.2) in whole or in part by the Agent against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

                           ARTICLE VI. MISCELLANEOUS

                  Section 6.1. Amendments; Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent.

                  Section 6.2. Expenses; Etc. The Grantors shall reimburse the Agent on demand for all costs, expenses and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Agent and reasonable costs allocated by its internal legal department) incurred by the Agent in connection with the preparation, performance or enforcement of this Agreement. The Grantors agree to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct. The obligations of the Grantors under this Section are joint and several and shall survive the termination of this Agreement.

                  Section 6.3. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be delivered in person or sent by overnight courier, facsimile, ordinary mail, cable or telex addressed to such party at its "Address for Notices" on the signature page of this Agreement. Notices shall be effective:
(a) on the day on which delivered to such party in person, (b) on the first Banking Day after the day on which sent to such party by overnight courier, (c) if given by mail, upon receipt, and (d) if given by facsimile, cable or telex, when the facsimile, cable or telex is transmitted to the facsimile, cable or telex number as aforesaid; provided that notices to the Agent and the Banks shall be effective upon receipt.

                  Section 6.4. Transfer of Facility Documents. This Agreement shall (a) be binding upon the Grantors, their respective successors and assigns and (b) inure together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (b), any Bank may assign or otherwise transfer the Facility Documents held by it, or grant participations therein, to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise.

                  Section 6.5. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Unless otherwise defined herein or in the Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

                       ARTICLE VII. INTELLECTUAL PROPERTY

             Section 7.1. Special Provisions Concerning Trademarks.

                           (a) Additional Representations and Warranties. The
Grantors represent and warrant that they are the true and lawful exclusive owners of the Trademarks listed in Exhibit B attached hereto and that said listed Trademarks constitute all the trademarks registered in the United States Patent and Trademark Office that the Grantors now own or use in connection with their business. Each Grantor represents and warrants that it owns or is licensed to use all Trademarks that it uses. Each Grantor further warrants that it is aware of no third-party claim that any aspect of such Grantor's present or contemplated business operations infringes or will infringe any Trademark.

                           (b) Licenses and Assignments. Each Grantor hereby
agrees not to divest itself of any right under a Trademark absent prior written approval of the Agent, which shall not be unreasonably withheld.

                           (c) Infringements. Each Grantor agrees, promptly upon
learning thereof, to notify the Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating any of such Grantor's rights in and to any significant Trademark, or with respect to any party claiming that such Grantor's use of any significant Trademark violates any property right of that party.

                           (d) Preservation of Trademarks. To the extent such
Trademarks are material to its business, each Grantor agrees to use its significant Trademarks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Trademarks as trademarks or service marks registered under the laws of the United States.

                           (e) Maintenance of Registration. To the extent such
Trademarks are material to its business, each Grantor shall, at its expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. Sections 1051 et seq., to maintain trademark registration, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its Trademarks pursuant to 15 U.S.C. Sections 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith, and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Agent which shall not be unreasonably withheld. Each Grantor agrees to notify the Agent six (6) months prior to the dates on which the affidavits of use or the applications for renewal registration are due that the affidavit of use or the renewal is being processed.

                           (f) Future Registered Trademarks. If any trademark
registration issues hereafter to a Grantor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within thirty (30) days of receipt of such certificate such Grantor shall deliver a copy of such certificate and an updated Exhibit B to Annex I and, if Annex I has previously been filed, an agreement in proper form for filing, modifying Annex I to include such Trademark.

                           (g) Remedies. If an Event of Default shall occur and
be continuing, the Agent may, by written notice to any Grantor, take any or all of the following actions: (i) declare the entire right, title and interest of such Grantor in and to each of the Trademarks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Agent, in which case such Grantor agrees to execute an assignment in form and substance satisfactory to the Agent, of all its rights, title and interest in and to the Trademarks to the Agent; (ii) take and use or sell the Trademarks and the goodwill of such Grantor's business symbolized by the Trademarks and the right to carry on the business and use the assets of such Grantor in connection with which the Trademarks have been used; and (iii) direct such Grantor to refrain, in which event such Grantor shall refrain, from using the Trademarks in any manner whatsoever, directly or indirectly, and, if requested by the

Agent, change such Grantor's corporate name to eliminate therefrom any use of any Trademark and execute such other and further documents that the Agent may request to further confirm this and to transfer ownership of the Trademarks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Agent.

                  Section 7.2. Special Provisions Concerning Patents and Copyrights.

                           (a) Additional Representations and Warranties. The
Grantors represents and warrants that they are the true and lawful exclusive owner or licensee of all rights in the Patents listed in Exhibit A attached hereto and in the Copyrights listed in Exhibit C attached hereto, that said Patents constitute all the United States patents and applications for United States patents that the Grantors now own and that said Copyrights constitute all the United States copyrights that the Grantors now own. Each Grantor represents and warrants that it owns or is licensed to practice under all Patents and Copyrights that it now owns, uses or practices under. Each Grantor further warrants that it is aware of no third-party claim that any aspect of such Grantor's present or contemplated business operations infringes or will infringe any Patent or any Copyright.

                           (b) Licenses and Assignments. Each Grantor hereby
agrees not to divest itself of any right under a Patent or Copyright absent prior written approval of the Agent, which shall not be unreasonably withheld.

                           (c) Infringements. Each Grantor agrees, promptly upon
learning thereof, to furnish the Agent in writing with all pertinent information available to such Grantor with respect to any infringement or other violation of such Grantor's rights in any significant Patent or Copyright, or with respect to any claim that practice of any significant Patent or Copyright violates any property right of that party. Each Grantor further agrees, absent direction of the Agent to the contrary, diligently to prosecute any person infringing any significant Patent or Copyright.

                           (d) Maintenance of Patents. At its own expense, to
the extent such Patents are material to its business, the Grantors shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. Section 41 to maintain in force rights under each Patent.

                           (e) Prosecution of Patent Application. At its own
expense, to the extent such Patents are material to its business, each Grantor shall diligently prosecute all applications for United States patents listed on Exhibit A hereto, and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Agent.

                           (f) Other Patents and Copyrights. Within thirty (30)
days of acquisition of a United States Patent or Copyright, or of filing of an application for a United States Patent or Copyright, each Grantor shall deliver to the Agent a copy of said Patent or Copyright, as the case may be, and an updated Exhibit A or Exhibit C to Annex I and, if Annex I has previously been filed, an agreement in proper form for filing, modifying Annex I to include such Patent or Copyright, as the case may be.

                           (g) Remedies. If an Event of Default shall occur and
be continuing, the Agent may by written notice to any Grantor take any of all of the following actions: (i) declare the entire right, title and interest of such Grantor in each of the Patents and Copyrights vested, in which event such right, title and interest shall immediately vest in the Agent, in which case such Grantor agrees to execute an assignment in form and substance satisfactory to the Agent of all its right, title and interest to such Patents and Copyrights to the Agent; (ii) take and practice or sell the Patents and Copyrights; (iii) direct such Grantor to refrain, in which event such Grantor shall refrain, from practicing the Patents and Copyrights directly or indirectly, and such Grantor shall execute such other and further documents as the Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Agent.

                  IN WITNESS WHEREOF, the Grantors have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                            AMSCAN INC.


                                            By__________________________________
                                              Sheryl B. Mellin
                                              Treasurer


                                            KOOKABURRA USA, LTD.


                                            By__________________________________
                                              Sheryl B. Mellin
                                              Treasurer


                                            DECO PAPER PRODUCTS, INC.


                                            By__________________________________
                                              Sheryl B. Mellin
                                              Treasurer


                                            TRISAR, INC.


                                            By__________________________________
                                              Sheryl B. Mellin
                                              Treasurer

                         SCHEDULE TO SECURITY AGREEMENT




GRANTOR             LOCATIONS OF EQUIPMENT              LOCATIONS OF INVENTORY

                                                                      EXHIBIT A



                                     PATENTS


NAME OF GRANTOR           PATENT NO.       ITEM                  REGISTRATION
                                                                      DATE

                                                                       EXHIBIT B



                            TRADEMARKS AND TRADENAMES



NAME OF         JURISDICTION OF         TRADEMARK         TRADEMARK REGISTRATION
GRANTOR         REGISTRATION                                     NUMBERS

                                                                       EXHIBIT C


                                   COPYRIGHTS




NAME OF GRANTOR       JURISDICTION OF       COPYRIGHT     COPYRIGHT REGISTRATION
                      REGISTRATION                                NUMBERS

                                     ANNEX I

               PATENT, TRADEMARK, COPYRIGHT AND OTHER INTELLECTUAL
                           PROPERTY SECURITY INTEREST


               WHEREAS, AMSCAN INC., a corporation organized under the laws of the State of New York, KOOKABURRA USA, LTD., a corporation organized under the laws of the State of New York, DECO PAPER PRODUCTS, INC. a corporation organized under the laws of the State of Kentucky, and TRISAR, INC., a corporation organized under the laws of the State of California, (each, a "Borrower" and collectively, the "Borrowers"), having their principal office at 2 Macy Road, Harrison, New York 10528, are the owners of the United States and foreign patents and patent registrations and applications for patents and patent registrations, and all renewals and extensions thereof, including, without limitation, those set forth on Exhibit A attached hereto, and of United States and foreign trademarks and associated United States and foreign trademark registrations and applications for trademark registrations, and all renewals and extensions thereof, including, without limitation, those set forth in Exhibit B attached hereto and is a party to certain trademark and patent licenses of United States and foreign trade names, trade name registrations and applications for trade name registrations, including, without limitation, those set forth in Exhibit B attached hereto, and of United States and foreign copyrights, copyright registrations, applications for copyright registrations, and all renewals and extensions thereof, including without limitation, those set forth on Exhibit C attached hereto; and

               WHEREAS, THE CHASE MANHATTAN BANK, N.A., having an office at One Chase Manhattan Plaza, New York, New York 10082, as agent (the "Agent") for the banks (the "Banks") named therein is a party to the Credit Agreement dated as of September 20, 1995 among the Agent, the Banks and the Borrowers, and the Agent desires to acquire a security interest in, and lien on, said patents, patent registrations, trademarks, trademark registrations, copyrights, license agreements, said applications for patent and trademark registrations, the goodwill of the business symbolized by said trademarks, trademark applications and trademark and copyright registrations and all products and proceeds of the foregoing; and

               WHEREAS, the Borrowers are agreeable to granting the security interests in the patents, patent registrations, trademarks, trademark registrations, trade names, copyrights, copyright registrations, licenses, applications and all products and proceeds thereof described above and as specifically set forth in Exhibits A, B and C hereto, but not limited thereto;

               NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement dated as of September 20, 1995 made by the Borrowers in favor of the Agent (as the same may be from time to time further amended and in effect), the terms and conditions of which are incorporated by reference herein, the Borrowers hereby give, grant, assign and transfer a security interest in said patents, trademarks, trade names, copyrights and license agreements, and said patent, trademark and copyright registrations, said applications for patents and trademarks, the goodwill of the business symbolized by said trademarks, trademark applications and trademark registrations and trade names and all products and proceeds thereof, to the Agent for its benefit and the ratable benefit of the Banks, in each case, now existing or hereafter acquired.

               The Borrowers hereby acknowledge the sufficiency and completeness of this document to create the security interest in the identified property and to grant the same to the Agent for its benefit and the ratable benefit of the Banks and the Borrowers hereby request the appropriate filing and recording offices, including, but not limited to, the U.S. Patent and Trademark Office and the U.S. Copyright Office, to file and record the same together with the annexed Exhibits A, B and C.

               Executed at Stamford, Connecticut, the 20th day of September,
1995.


                                     AMSCAN INC.


                                     By_____________________________________
                                       Sheryl B. Mellin
                                       Treasurer


                                     KOOKABURRA USA, LTD.


                                     By______________________________________
                                       Sheryl B. Mellin
                                       Treasurer


                                     DECO PAPER PRODUCTS, INC.


                                     By______________________________________
                                       Sheryl B. Mellin
                                       Treasurer


                                     TRISAR, INC.


                                     By______________________________________
                                       Sheryl B. Mellin
                                       Treasurer

                                    EXHIBIT H

                                     [Date]



[name of Agent]
[address]
ATTN:  [name]


Ladies and Gentlemen:

                  The undersigned, a duly authorized officer of Amscan Inc., refers to the Credit Agreement dated as of September 20, 1995 (the "Credit Agreement," the terms defined therein being used herein as therein defined), among Amscan Inc., Kookaburra USA, Ltd., Deco Paper Products, Inc., and Trisar, Inc., the banks named therein and The Chase Manhattan Bank, N.A., as Agent, and hereby gives you notice pursuant to Section 2.4 of the Credit Agreement that the undersigned hereby requests a Loan, and in that connection sets forth below the information relating to such Loan (the "Proposed Borrowing") as required by the Credit Agreement:

                        (i) The Business Day of the Proposed Borrowing is ____________, 199_.

                        (ii) The aggregate amount of the Proposed Borrowing is $___________________.

                        (iii) The interest rate for the Proposed Borrowing is (check one):

                        _____       Variable Rate

                        _____       Fixed Rate (Eurodollar)
                                    (Complete Section iv)


                        (iv) (Eurodollar Loans Only) The initial Interest Period for the Proposed Borrowing is (check one):

                        _____       one (1) month
                        _____       two (2) months
                        _____       three (3) months
                        _____       six (6) months (if available)

              (v) The undersigned hereby certifies and warrants that the Leverage Ratio as at the end of the Borrowers' most recent fiscal quarter was:

------------------.


         In accordance with Section 4.3 of the Credit Agreement, the undersigned hereby certifies that all representations and warranties of the Borrowers contained in each Facility Document, including, without limitation, Article 5 of the Credit Agreement, Article 2 of the Security Agreement and Section 4 of the Pledge Agreements, are true and correct on the date hereof, and unless we otherwise notify you in writing, you may rely on the fact that such statements are true and correct on the day of the Proposed Borrowing before and after giving effect to such Proposed Borrowing and the application of the proceeds thereof, as though made on and as of such date. The undersigned also certifies that there has been no material adverse change in the business, management operations, properties, prospects or condition (financial or otherwise) of any Borrower since the Closing Date. The undersigned further certifies and warrants that both before and after giving effect to such Proposed Borrowing, the aggregate principal amount of all outstanding Loans and L/C Credits is equal to or less than the Borrowing Base as calculated [fill in date which is (i) August 31, 1995 for borrowing occurring prior to October 10, 1995 or (ii) the date of the most recent Borrowing Base Certificate submitted pursuant to Section 6.8 of the Credit Agreement, for borrowing occurring on or subsequent to October 10, 1995], and that, to the best of the undersigned's knowledge, were such calculation to be done as of the date hereof, both before and after giving effect to such Proposed Borrowing, the aggregate principal amount of all outstanding Loans and L/C Credits would be equal to or less than the Borrowing Base.

         The undersigned further certifies and warrants that no Default or Event of Default is existing as of the date of this Certificate and, unless we notify you in writing, as of the day of the Proposed Borrowing.

                                          Very truly yours,

                                          AMSCAN INC.


                                          By
                                             --------------------------------
                                              Name:
                                              Title:

                                    EXHIBIT I
                             [Borrowers' Letterhead]

                                     [Date]

To each of the Banks parties to the Credit
Agreement dated as of September __, 1995 among Amscan Inc., Kookaburra USA, Ltd.,
Deco Paper Products, Inc. and Trisar, Inc., said Banks, and The Chase Manhattan Bank,
N.A., as Agent for such Banks

                  Pursuant to the terms and conditions of the Credit Agreement, dated as of September __, 1995 among Amscan Inc., Kookaburra USA, Ltd., Deco Paper Products, Inc. and Trisar, Inc., the Banks parties thereto and The Chase Manhattan Bank, N.A., as Agent for said Banks (the "Credit Agreement") please be advised that:

                  1. The financial statements for the period ending ___________________ as required by Section 6.8 of the Credit Agreement are enclosed.

                  2. To the best of the undersigned officer's knowledge, no event has occurred and is continuing which constitutes a Default or an Event of Default.


                  3. The undersigned certifies that, to the best of the undersigned officer's knowledge, as of [date of end of fiscal period for such financial statements], the following information is true:

Section                                           Permitted/Required     Actual
-------                                             ------------------   ------
7.1(g)            Debt Pursuant to Interest Rate    $50,000,000
                  Protection Agreements

7.3(h)            Permitted Purchase Money          $15,000,000
                  Indebtedness

7.5(e)            Permitted Loans to Officers       $200,000
                  and Employees

7.5(h), 7.6(d),   Restricted Payment
7.10(c)           Allowance

7.6(a)            Shareholder Payments

                                                                               2

Section                                           Permitted/Required     Actual
-------                                             ------------------   ------
8.1               Minimum Adjusted Tangible
                  Net Worth

8.2               Capital Expenditures

8.3               Adjusted Leverage Ratio           4.00 to 1.0

8.4               Fixed Charge Coverage Ratio       2.00 to 1.0



[show computations]

                                      Very truly yours,

                                      AMSCAN INC.

                                      By
                                         --------------------------------------
                                          Name:
                                          Title:  [President, Treasurer or CFO]


                                      KOOKABURRA USA, LTD.

                                      By
                                         --------------------------------------
                                          Name:
                                          Title:  [President, Treasurer or CFO]


                                      DECO PAPER PRODUCTS, INC.

                                      By
                                         --------------------------------------
                                          Name:
                                          Title:  [President, Treasurer or CFO]


                                      TRISAR, INC.

                                      By
                                         --------------------------------------
                                          Name:
                                          Title: [President, Treasurer or CFO]

                                    EXHIBIT J

                            CONFIDENTIALITY AGREEMENT

                                                                          [Date]


[Insert Name and
Address of Prospective
Participant or Assignee]

                  Re: Credit Agreement dated as of September 20, 1995 between Amscan Inc., Kookaburra USA, Ltd., Deco Paper Products, Inc. and Trisar, Inc., the banks party thereto, and The Chase Manhattan Bank, N.A., as Agent.

Dear _______________:

                  As a Bank, party to the above-referenced Credit Agreement (the "Credit Agreement"), we have agreed with Amscan Inc., Kookaburra USA, Ltd., Deco Paper Products, Inc. and Trisar, Inc. (collectively, the "Borrowers") pursuant to Section 11.15 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Borrowers as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

                  As provided in said Section 11.15, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

                  Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and
(B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which you or any one or more of the Banks is a party; and provided finally that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

                  Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

                                        Very truly yours,

                                        [Insert Name of Bank]



                                        By:
                                            --------------------------------


The foregoing is agreed to
as of the date of this letter.


[Insert name of prospective
participant or assignee]


By:
    --------------------------------------

                                   EXHIBIT K

                             SUBORDINATION AGREEMENT


                  SUBORDINATION AGREEMENT, dated September 20, 1995, by and among JOHN A. SVENNINGSEN, an individual having a principal residence at 3 Frederick Court, Harrison, New York 10528 (the "Subordinated Creditor") and AMSCAN INC., KOOKABURRA USA, LTD., DECO PAPER PRODUCTS, INC. AND TRISAR, INC., corporations having an address at 2 Macy Road, Harrison, New York 10528 (collectively, the "Borrowers"), in favor of THE CHASE MANHATTAN BANK, N.A., a national banking association having an address at 31 Marmaroneck Avenue, White Plains, New York 10606, as Agent (the "Agent") for the banks (the "Banks") parties to the Credit Agreement (as hereinafter defined).

                  PRELIMINARY STATEMENTS:

                  (1) The Agent and the Banks have entered into a Credit Agreement dated as of September 20, 1995 with the Borrowers (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined).

                  (2) The Borrowers are now indebted to the Subordinated Creditor in the aggregate principal amount of $16,000,000.00, evidenced by the promissory notes identified, together with the name of the maker and the dollar amount of principal outstanding, on Exhibit A, copies of which have previously been provided to the Agent, and may hereafter from time to time become indebted or otherwise obligated to the Subordinated Creditor in further amounts (all such indebtedness and other obligations now or hereafter existing, whether created directly or acquired by assignment or otherwise, and interest and premiums, if any, thereon and other amounts payable in respect thereof, are hereinafter referred to as the "Subordinated Debt").

                  (3) It is a condition precedent to the making of Loans by the Banks, and the issuance of Letters of Credit, under the Credit Agreement that the Subordinated Creditor, as owner of all of the outstanding capital of stock of each of the Borrowers, shall have executed and delivered this Agreement.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make Loans under the Credit Agreement, the Subordinated Creditor and each Borrower hereby agree as follows:

                          ARTICLE I. THE SUBORDINATION

         Section 1.1. Agreement to Subordinate. The Subordinated Creditor and each Borrower agree that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all indebtedness of the Borrowers now or hereafter existing under the Credit Agreement, the Notes and any other Facility Document (including any indebtedness resulting from a modification, extension or restatement of, or any increase in the principal amount of, the Credit Agreement, the Notes or any other Facility Document) or any indebtedness resulting from any renewal of any such indebtedness, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 1.3 (a)), fees, expenses or otherwise (such indebtedness being the "Senior Debt").

         Section 1.2. No Payment of the Subordinated Debt. The Subordinated Creditor agrees not to ask, demand, sue for, take or receive from any Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner (including, without limitation, from or by way of collateral), payment of all or any of the Subordinated Debt unless and until the Senior Debt shall have been paid in full; provided, however, that (i) such Borrower may pay and the Subordinated Creditor may keep and maintain payments of interest on the Subordinated Debt on the stated dates of payment thereof and (ii) Amscan may pay to the Subordinated Creditor any amount reflected on Amscan's balance sheet as due to Subordinated Creditor as compensation so long as such payment is permitted under SubSections 7.6(a) and (d) of the Credit Agreement, unless (x) at the time of making such payment referred to in either clause (i) or (ii), and immediately after giving effect thereto, a Default or Event of Default shall have occurred and be continuing or (y) within 91 days after receipt by the Subordinated Creditor of such payment, the Subordinated Creditor receives notice in the form required by Section 3.4 from the Agent, any Bank or any Borrower to the effect that such payment was made in violation of this Agreement. For the purposes of this Agreement, the Senior Debt shall not be deemed to have been paid in full until the Agent, for the ratable benefit of the Banks, shall have received the indefeasible payment of the Senior Debt in full in cash and the Commitments shall have been terminated.

         Section 1.3. In Furtherance of Subordination. The Subordinated Creditor agrees as follows:

                  (a) Upon any distribution of all or any of the assets of one or more Borrowers to creditors of such Borrower(s) upon the dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of such Borrower(s) or its/their debts, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of such

Borrower(s) or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Subordinated Debt shall be paid or delivered directly to the Agent for the account of the Banks for application (in the case of cash) to or as collateral (in the case of noncash property or securities) for the payment or prepayment of the Senior Debt until the Senior Debt shall have been paid in full.

                  (b) If any proceeding referred to in subsection (a) above is commenced by or against any Borrower,

                           (i) the Agent is hereby irrevocably authorized and
empowered (in its own name or in the name of the Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in subsection (a) above and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any security interest or other lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agent or the Banks hereunder; and

                           (ii) the Subordinated Creditor shall duly and
promptly take such action as the Agent may request (A) to collect the Subordinated Debt for account of the Banks and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Agent such powers of attorney, assignments or other instruments as it may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt.

                  (c) All payments or distributions upon or with respect to the Subordinated Debt which are received by the Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Banks, shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to the Agent for the account of the Banks in the same form as received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of noncash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Senior Debt.

                  (d) The Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Borrowers shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditor shall have failed to comply with any of the provisions of this Agreement applicable to it. The Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.


         Section 1.4. No Commencement of Any Proceeding. The Subordinated Creditor agrees that, so long as any of the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Agent and the Banks in commencing, any proceeding referred to in Section 1.3(a).

         Section 1.5. Rights of Subrogation. The Subordinated Creditor agrees that no payment or distribution to the Agent or the Banks pursuant to the provisions of this Agreement shall entitle the Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been paid in full and the Commitments shall have been terminated. If any amount is paid to the Subordinated Creditor on account of subrogation rights under this Agreement at any time when all the Senior Debt has not been paid in full and the Commitments have not been terminated, the amount shall be held in trust for the Agent for the ratable benefit of the Banks and shall be promptly paid to the Agent for the benefit of the Banks to be credited and applied to the Senior Debt, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Credit Agreement.

         Section 1.6. Subordination Legend; Further Assurances. The Subordinated Creditor and the Borrowers will cause each instrument evidencing Subordinated Debt to be endorsed with the following legend:

                  The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Senior Debt (as defined in the Subordination Agreement referred to below) pursuant to, and to the extent provided in, the Subordination Agreement dated September 20, 1995 by and among Amscan Inc. Kookaburra USA, Ltd., Deco Paper
                  Products, Inc. and Trisar, Inc. and John A. Svenningsen in favor of The Chase Manhattan Bank, N.A., as Agent.

The Subordinated Creditor and each Borrower will further mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement and will, in the case of any Subordinated Debt which is not evidenced by any instrument, upon the Agent's request cause such Subordinated Debt to be evidenced by an appropriate instrument or instruments endorsed with the above legend. The Subordinated Creditor and each Borrower will, at its own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder.

         Section 1.7. No Change in or Disposition of Subordinated Debt. The Subordinated Creditor will not:

                  (a) Cancel or otherwise discharge any of the Subordinated Debt (except upon payment in full thereof paid to the Bank as contemplated by Section 1.3(c)) or subordinate any of the Subordinated Debt to any indebtedness of the Borrowers other than the Senior Debt;

                  (b) Sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Agreement; or

                  (c) Permit the terms of any of the Subordinated Debt to be changed in such a manner as to have an adverse effect upon the rights or interests of the Agent or any Bank hereunder.

         Section 1.8. Agreement by the Borrowers. Each Borrower agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement.

         Section 1.9. Obligations Hereunder Not Affected. All rights and interests of the Banks hereunder, and all agreements and obligations of the Subordinated Creditor and the Borrowers under this Agreement, shall remain in full force and effect irrespective of:

                           (a) any lack of validity or enforceability of the
Credit Agreement or any other Facility Document or any other agreement or instrument relating thereto;

                           (b) any change in the time, manner or place of
payment of, or in any other term of, all or any of the Senior Debt, or any other amendment or waiver of or any consent to departure from the Credit Agreement or any other Facility Document;

                           (c) any exchange, release or non-perfection of any
collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt; or

                           (d) any other circumstance which might otherwise
constitute a defense available to, or a discharge of, a Borrower or a subordinated creditor.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

                  Section 2.1. Subordinated Debt. The Subordinated Creditor and each Borrower hereby represents and warrants as follows:

                           (a) The Subordinated Debt now outstanding, true and
complete copies of instruments evidencing which have been furnished to the Agent, has been duly authorized by the Borrowers, has not been amended or otherwise modified, and constitutes the legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms. There exists no default in respect of any of the Subordinated Debt.

                           (b) The Subordinated Creditor owns the Subordinated
Debt now outstanding free and clear of any lien, security interest, charge or encumbrance or any rights of others (including the rights of any other subordinated creditor).

                           (c) There are no conditions precedent to the
effectiveness of this Agreement that have not been satisfied or waived.


                           ARTICLE III. MISCELLANEOUS

         Section 3.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Subordinated Creditor or any Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 3.2. Formalities. The Subordinated Creditor and each Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Debt and this Agreement and any requirement that the Agent or any Bank protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other person or entity or any collateral.

         Section 3.3. Expenses. The Subordinated Creditor and the Borrowers jointly and severally agree to pay, upon demand, to the Bank the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Agent or any Bank may incur in connection with the exercise or enforcement of any of its rights or interests hereunder.

         Section 3.4. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section , and except as otherwise provided in this Agreement, notices shall be delivered in person or sent by overnight courier, facsimile, ordinary mail, cable or telex addressed to such party at its address set forth on the first page of this Agreement. Notices shall be effective: (a) on the day on which delivered to such party in person,
(b) on the first Banking Day after the day on which sent to such party by overnight courier, (c) if given by mail, upon receipt, and (d) if given by facsimile, cable or telex, when the facsimile, cable or telex is transmitted to the facsimile, cable or telex number as aforesaid; provided that notices to the Agent and the Banks shall be effective upon receipt.

         Section 3.5. Continuing Agreement. This Agreement is a continuing agreement and shall (i) remain in full force and effect until the Senior Debt shall have been paid in full and the Commitments shall have been terminated,
(ii) be binding upon the Subordinated Creditor, the Borrowers and their respective successors and assigns, and (iii) inure to the benefit of and be enforceable by the Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Bank may assign or otherwise transfer all or any portion of its rights or obligations under the Credit Agreement or any other Facility Document or Facility Documents to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Bank herein or otherwise.

         Section 3.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York .

IN WITNESS WHEREOF, the Subordinated Creditor and each Borrower has caused this Agreement to be duly executed and delivered as of the date first above written.

                                            -----------------------------
                                                John A. Svenningsen



                                            AMSCAN INC.



                                            By_____________________________
                                                Sheryl B. Mellin
                                                Treasurer



                                            KOOKABURRA USA, LTD,



                                            By_____________________________
                                                Sheryl B. Mellin
                                                Treasurer



                                            DECO PAPER PRODUCTS, INC.



                                            By_____________________________
                                                Sheryl B. Mellin
                                                Treasurer



                                            TRISAR, INC.



                                            By_____________________________
                                                Sheryl B. Mellin
                                                Treasurer

                                    Exhibit A

                                Promissory Notes


Maker             Date             Principal Amount        Maturity Date
-----             ----             ----------------        -------------
Amscan            1/24/91          $2,250,000              Demand
Amscan            5/31/91          $1,500,000              Demand
Amscan            12/31/91         $2,250,000              Demand
Amscan            1/31/93          $2,350,000              Demand
Amscan            1/31/94          $3,650,000              Demand
Amscan            9/20/95          $4,000,000              Demand

                                    EXHIBIT L

                           BORROWING BASE CERTIFICATE

                            Date ___________________


The Chase Manhattan Bank,  N.A., as Agent
31 Mamaroneck Avenue
White Plains, New York  10601
ATTN:  Carol A. Kornbluth

Ladies and Gentlemen:

                  The undersigned hereby certifies that the following computations of the Borrowing Base, as defined in the Credit Agreement, dated as of September 20, 1995, between the undersigned, Kookaburra USA, Ltd., Deco Paper Products, Inc. and Trisar, Inc., the banks named therein, and The Chase Manhattan Bank, N.A., as Agent, are true and correct as of _____________, 19___.

    TOTAL RECEIVABLES                                             $_________

    LESS:

        Discounts, Claims, Returns, Rebates, Allowances or
        Setoffs                                                   ($_________)
        Unpaid more than 60 days                                  ($_________)
        Due Date more than 190 days from sale                     ($_________)
        Ineligible Account Debtor                                 ($_________)
        From a Borrower or Affiliate                              ($_________)
        Foreign on Not Denominated in Dollars                     ($_________)
        Advance Billings                                          ($_________)
        Not a First Perfected Security Interest                   ($_________)
        Account Debtor Has Disputed Liability                     ($_________)
        Other Ineligible (detailed description to be provided     ($_________)
        if requested by the Agent)

    TOTAL Ineligible Receivables                                  ($_________)

    TOTAL Eligible Receivables                                     $_________ A

    TOTAL INVENTORY                                                $_________

                                                                               2

LESS:
        Greater of Market Reserve Against Inventory and
        Market Reserve Approved by Independent Auditors             ($_________)
        Packaging Materials                                         ($_________)
        Work-in-Process                                             ($_________)
        Other Ineligible                                            ($_________)
        Not a First Perfected Security Interest                     ($_________)

TOTAL Ineligible Inventory                                          ($_________)

TOTAL Eligible Inventory                                            $_________ B

TOTAL BORROWING BASE

[A x 85%] plus [B x 60%]                                            $_________ C


TOTAL Commitment                                                    $_________ D

Lesser of Borrowing Base (C) and Commitment (D)                     $_________ E
Less:
        Loans Outstanding under Credit Agreement                   ($_________)F
          Aggregate Amount of L/C Credits                          ($_________)G

TOTAL Unused portion of Borrowing Base as of                        $_________
   _____________ (E minus F minus G)


                  The undersigned further certifies and warrants that no Default or Event of Default is existing as of the date of this Certificate.

                                           AMSCAN INC.


                                           By
                                              ---------------------------------
                                               Name:
                                               Title:

                                   EXHIBIT M

                         COLLATERAL ASSIGNMENT OF LEASES


                  COLLATERAL ASSIGNMENT OF LEASES, dated as of September 20, 1995 by and between AMSCAN INC., a New York corporation, KOOKABURRA USA, LTD., a New York corporation, DECO PAPER PRODUCTS, INC., a Kentucky corporation, and TRISAR, INC., a California corporation, each having a primary business address at 2 Macy Road, Harrison, New York 10528 (collectively referred to herein as "Assignor") and THE CHASE MANHATTAN BANK, N.A., a national banking association organized under the laws of the United States, as agent (the "Agent") for the banks (the "Banks") party to the Credit Agreement (as hereinafter defined), having an address at 31 Mamaroneck Avenue, White Plains, New York 10601.

                  PRELIMINARY STATEMENTS:

                  (1) The Banks and the Agent have entered into a Credit Agreement dated as of September 20, 1995 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) with the Assignor. The Assignor will receive the proceeds of the Loans under the Credit Agreement and will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

                  (2) The Assignor is party to the leases described in Schedule A hereto.

                  (3) It is a condition precedent to the making of Loans by the Banks under the Credit Agreement that the Assignor shall have made this Collateral Assignment of Leases.

                  NOW, THEREFORE, in consideration of the premises, the sum of Ten and 00/100 Dollars ($10.00) and in order to induce the Banks to make Loans under the Credit Agreement, the Assignor agrees as follows:

                  1. Subject to the provisions of paragraph 11 hereof, the Assignor hereby assigns, transfers and sets over unto the Agent for its benefit and the ratable benefit of the Banks, as collateral security for the Obligations (as hereinafter defined), all of the Assignor's right, title and interest, powers, privileges and other benefits under leases of real property to which the Assignor is now or hereafter a party, including, without limitation, those leases described on Schedule A attached hereto and incorporated herein and any and all renewals, extensions, amendments, modifications, substitutions and replacements therefor (collectively, the "Leases"). This assignment includes, without limitation, all of the Assignor's rights to the use and occupancy of the properties subject to each and every Lease. In furtherance of the foregoing assignment, the Assignor hereby irrevocably authorizes and empowers the Agent in its own name, or in the name of its nominee, or in the name of, or as attorney-in-fact for, the Assignor, to ask, demand, sue for, collect and receive any and all payments to which the Assignor is or may become entitled under any of the Leases, and to enforce compliance by each and every party, or any one or more of them, with each and every Lease, and with all or any of the terms and provisions thereof.

                  2. This Assignment is executed only as security for the Obligations (as hereinafter defined), and, therefore, the execution and delivery of this Assignment shall not subject the Agent to, or transfer or pass to the Agent, or in any way affect or modify, the liability of the Assignor under any or all of the Leases, it being understood and agreed that notwithstanding this Assignment or any subsequent assignment, all of the obligations of Assignor to each and every other party under each and every one of the Leases shall be and remain enforceable by such other party, its successors and assigns, only against Assignor or persons other than the Agent and its respective successors and assigns, and that the Agent has not assumed any of the obligations or duties of Assignor under or with respect to the Leases.

                  3. This Assignment secures the payment of all obligations of the Assignor now or hereafter existing under the Credit Agreement, the Notes and the other Facility Documents, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Assignor now or hereafter existing under this Assignment (all such obligations of the Assignor being the "Obligations"). Without limiting the generality of the foregoing, this Assignment secures the payment of all amounts which constitute part of the Obligations and would be owed by the Assignor to the Agent or the Banks under the Credit Agreement, the Notes and the other Facility Documents but for the facts that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Assignor.

                  4. To protect the security afforded by this Assignment, the Assignor represents, warrants and agrees as follows:

                           (a) the Assignor will faithfully abide by, perform
and discharge each and every obligation, covenant, condition, duty and agreement which each or any of the Leases provides are to be kept, observed or performed by the Assignor, and will promptly notify the Agent in writing of all defaults and events of default under any of the Leases;

                           (b) the Assignor will take all action which might
reasonably be required to keep the Leases in full force and effect and to keep them from expiring prior to the end of their respective terms or being cancelled, rescinded or terminated;

                           (c) without the prior written consent of the Agent,
which shall not be unreasonably withheld, the Assignor will not amend, cancel, rescind, abridge, modify or terminate any Lease or waive, release, discharge or consent to the release of any other party to any Lease of or from any obligation, covenant, condition or agreement to be kept, observed or performed by such other party;

                           (d) without the prior written consent of the Agent,
which shall not be unreasonably withheld, the Assignor will not take any action (including, without limitation, the exercise of any right or option) which would permit, or give rise to a right permitting, any other party to any Lease, or any other person or entity whatsoever, to cancel, rescind or terminate any Lease;

                           (e) at the Assignor's sole cost and expense, the
Assignor will appear in and defend any action or proceeding arising under, growing out of or in any manner connected with the obligations, covenants, conditions, duties and agreements or liabilities of the Assignor under any of the Leases;

                           (f) should the Assignor fail to make any payment, do
any act which this Assignment prohibits or refrain from any act which this Assignment requires, then the Agent may, but shall have no obligation to (and shall not thereby release the Assignor from any obligation hereunder), make such payment or do or prevent such act in such manner and to such extent provided hereby, which rights of the Agent shall specifically include, without limiting the Agent's general powers herein granted, the right to appear in and defend any action or proceeding purporting to affect the security hereof and the rights or powers of the Agent hereunder (or any of them), and also the right to perform and discharge each and every one, or any one or more, of the obligations, covenants, conditions, duties and agreements of the Assignor contained in any one or more of the Leases; and in exercising such powers, the Agent may pay necessary or advisable costs and expenses and incur and pay reasonable attorneys' fees, and the Assignor will reimburse the Agent for such costs, expenses and fees;

                           (g) the Assignor's interests in none of the Leases
has been previously mortgaged, pledged, hypothecated or assigned, by operation of law or otherwise, whether absolutely, conditionally, collaterally or otherwise, and, so long as this Assignment is in effect, the Assignor shall not further assign, transfer or otherwise encumber its interest in any of the Leases;

                           (h) each of the Leases is legal, valid, binding and
enforceable in accordance with its terms; no party under any of the Leases is, or with the giving of notice or the passage of time, or both, would be, in default thereunder; and all obligations, covenants, conditions, duties and agreements have been kept, observed and performed as required thereunder.

                  5. Subject to the provisions of paragraph 11 hereof, the Assignor does hereby constitute the Agent the Assignor's true and lawful attorney-in-fact, irrevocably, with full power (in the name of the Assignor or otherwise), to: ask, require, demand, sue for, collect, receive, compound and give acquittance for each and every payment due or to become due, under or arising out of any of the Leases to which the Assignor is or may become entitled; enforce compliance by any other party with any term or provision of any one or more of the Leases; endorse each and every check or other instrument or order in connection therewith; make any payments required to be made under any of the Leases, on behalf of or for the account of the Assignor; and file any claim or claims, take any action or actions or institute any proceeding or proceedings which the Agent may deem to be necessary or advisable in connection with the Leases. In exercising such powers, the Agent may pay necessary or advisable costs and expenses (including attorneys' fees), and the Assignor shall reimburse the Agent, upon demand, for such costs and expenses.

                  6. Upon the full discharge and satisfaction of the Obligations and the termination of the Commitments, this Assignment and all rights herein assigned to the Agent will terminate, and all estate, right, title and interest of the Agent in and to each and every one of the Leases shall revert to the Assignor.

                  7. The Assignor will, from time to time, do and perform any other act or acts, will execute, acknowledge, deliver and file, register, record and deposit (and will refile, reregister and redeposit whenever required) any and all further instruments required by law or requested by the Agent in order to confirm, or further assure, the interests of the Agent hereunder, and will take such actions and execute such instruments and documents as the Agent may request to facilitate the Agent's exercise of the Assignor's rights, obligations and duties under the Leases, provided that the Assignor is not prohibited from doing so under the applicable Lease.

                  8. The Agent may assign all or any of the rights assigned to it hereby, or arising out of the Leases, including, without limitation, the right to receive any or all payments due or to become due. In the event of any such assignment such successor or assign of the Agent shall enjoy all rights and privileges and be subject to all obligations of the Agent hereunder. The Agent will give written notice to the Assignor of any such assignment.

                  9. This Assignment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

                  10. The Assignor shall cause a copy of each and every notice or communication received from any one or more of the other parties to any one or more of the Leases, which notice or communication shall notify the Assignor of any default, event of default, breach or other violation, on the part of the Assignor, under one or more of the Leases, to be promptly delivered to the Agent in the manner and at the place provided for in the Credit Agreement for the giving of notices and communications thereunder, or at such other address or in such other manner as the Agent may designate. The Assignor shall furnish to the Agent, within five (5) days after any request by the Agent, true and complete copies of all Leases then in effect.

                  11. By its acceptance of this Assignment, the Agent hereby agrees with the Assignor that, so long as an Event of Default (as defined in the Credit Agreement) has not occurred, the Agent will not exercise or enforce, or seek to exercise or enforce, or avail itself of, any of the rights, powers, privileges, authorizations or benefits assigned and transferred to the Agent pursuant to this Assignment, and the Assignor may exercise and enforce, or seek to exercise and enforce, such rights, powers, privileges, authorizations or benefits.

                  12. The Assignor shall indemnify and hold the Agent harmless from and against any and all claims, demands, liabilities, losses, lawsuits, judgments and expenses (including, without limitation, attorney's fees) to which the Agent may become exposed, or which the Agent may incur, in exercising any of its rights under this Assignment or due to the execution of this Assignment, except for any such claims, demands, liabilities, losses, lawsuits, judgments and expenses that are finally judicially determined to have resulted from the Agent's gross negligence or willful misconduct.

                  13. This Assignment is not intended to create any partnership or joint venture between the Assignor and the Agent and/or the Banks.

                  14. No delay, omission or failure of the Agent to exercise its rights under this Assignment upon the occurrence of any Event of Default, and no waiver of any Event of Default, shall be deemed to waive, exhaust or impair the Agent's ability or right to exercise such rights at a later time with respect to such Event of Default (if the same shall not have been cured or corrected) or with respect to any other Event of Default, as the case may be.

                  15. Subject to the aforesaid limitations on assignment, this Assignment shall bind and inure to the benefit of the heirs, executors, administrators, personal representatives, successors and assigns of the Assignor and the Agent. Without limiting the generality of the foregoing, any Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and any Note held by it) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, subject, however, to the provisions of Article VI (concerning the Agent) of the Credit Agreement. The provisions hereof shall constitute covenants running with the land.

                  16. As to any Lease under which the Stockholder or an Affiliate is not the landlord, this Assignment is made subject to the prior written consent, where required under the terms of such Lease, of the applicable landlord or lessor thereto. The Assignor covenants to use all reasonable efforts to procure any required landlord consents to this Assignment. In the event that, despite such reasonable efforts, (i) the consent of the landlord under one or more Lease or Leases subject to this Assignment cannot be obtained and (ii) the failure to obtain such consent would result in an event of default under such Lease or Leases, then with respect to such Lease or Leases, this Assignment shall be deemed to be null and void, ab initio, and this Assignment shall remain effective as to all other Leases.

                  IN WITNESS WHEREOF, the Assignor has caused this instrument to be executed by persons duly authorized, all as of the date first above written.


Signed, Sealed and Delivered
in Presence of:

                                             "ASSIGNOR"

                                             AMSCAN INC.


_____________________________                By:___________________________
                                                  Sheryl B. Mellin
_____________________________                     Treasurer


                                             KOOKABURRA USA, LTD.


_____________________________                By:___________________________
                                                  Sheryl B. Mellin
_____________________________                     Treasurer

                                             DECO PAPER PRODUCTS, INC.


_____________________________                By:___________________________
                                                  Sheryl B. Mellin
_____________________________                     Treasurer


                                             TRISAR, INC.


_____________________________                By:___________________________
                                                  Sheryl B. Mellin
_____________________________                     Treasurer



                                             "AGENT"

                                             THE CHASE MANHATTAN BANK,
                                             N.A.

-----------------------------
                                             By:___________________________
_____________________________                     Carol A. Kornbluth
                                                  Vice President

                                 ACKNOWLEDGMENT


STATE OF                   Connecticut      )
                                            )  ss.:
COUNTY OF                  Fairfield        )

                  I certify that on September 20, 1995, Sheryl B. Mellin personally came before me and acknowledged under oath, to my satisfaction, that she is the Treasurer of AMSCAN INC. and that she signed this document on such behalf of AMSCAN INC. as her voluntary act duly authorized by AMSCAN INC.

                                             --------------------------------
                                             Commissioner of Superior Court



                                 ACKNOWLEDGMENT


STATE OF                   Connecticut      )
                                            )  ss.:
COUNTY OF                  Fairfield        )

                  I certify that on September 20, 1995, Sheryl B. Mellin personally came before me and acknowledged under oath, to my satisfaction, that she is the Treasurer of KOOKABURRA USA, LTD. and that she signed this document on such behalf of KOOKABURRA USA, LTD. as her voluntary act duly authorized by KOOKABURRA USA, LTD.

                                              --------------------------------
                                              Commissioner of Superior Court

                                 ACKNOWLEDGMENT


STATE OF                   Connecticut      )
                                            )  ss.:
COUNTY OF                  Fairfield        )

                  I certify that on September 20, 1995, Sheryl B. Mellin personally came before me and acknowledged under oath, to my satisfaction, that she is the Treasurer of DECO PAPER PRODUCTS, INC., and that she signed this document on such behalf of DECO PAPER PRODUCTS, INC., as her voluntary act duly authorized by DECO PAPER PRODUCTS, INC.

                                                --------------------------------
                                                Commissioner of Superior Court




                                 ACKNOWLEDGMENT


STATE OF                   Connecticut      )
                                            )  ss.:
COUNTY OF                  Fairfield        )

                  I certify that on September 20, 1995, Sheryl B. Mellin personally came before me and acknowledged under oath, to my satisfaction, that she is the Treasurer of TRISAR, INC., and that she signed this document on such behalf of TRISAR, INC., as her voluntary act duly authorized by TRISAR, INC.

                                                --------------------------------
                                                Commissioner of Superior Court

                                 ACKNOWLEDGMENT


STATE OF                   Connecticut      )
                                            )  ss.:
COUNTY OF                  Fairfield        )

                  I certify that on September 20, 1995, Carol A. Kornbluth personally came before me and acknowledged under oath, to my satisfaction, that she is the Vice President of THE CHASE MANHATTAN BANK, N.A. and that she signed this document on such behalf of THE CHASE MANHATTAN BANK, N.A. as her voluntary act duly authorized by THE CHASE MANHATTAN BANK, N.A.

                                                --------------------------------
                                                Commissioner of Superior Court

                                   Schedule A
                                     Leases

                                    EXHIBIT N

                        CASH COLLATERAL ACCOUNT AGREEMENT

                  CASH COLLATERAL ACCOUNT AGREEMENT, dated September 20, 1995, made by AMSCAN INC., a New York corporation, KOOKABURRA USA, LTD., a New York corporation, DECO PAPER PRODUCTS, INC., a Kentucky corporation, and TRISAR, INC., a California corporation (each a "Pledgor" and, collectively, the "Pledgors"), to THE CHASE MANHATTAN BANK, N.A. ("Chase"), as agent (the "Agent") for the banks (the "Banks") parties to the Credit Agreement (as hereinafter defined).

                  PRELIMINARY STATEMENTS:

                  (1) The Pledgors have opened a cash collateral account (the "Account") with the Agent at its office at 31 Mamaroneck Avenue, White Plains, New York 10601, Account No. 4521-037-210, in the name of the Pledgors but subject to the terms of this Agreement.

                  (2) The Banks and the Agent have entered into a Credit Agreement dated as of September 20, 1995 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) with the Pledgors. It is a condition precedent to the making of Loans by the Banks under the Credit Agreement that the Pledgors shall have made the pledge and assignment contemplated by this Agreement.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make Loans under the Credit Agreement, each Pledgor hereby agrees as follows:

                  SECTION 1. Pledge and Assignment. Each Pledgor hereby pledges and assigns to the Agent, and grants to the Agent a security interest in, the following collateral (the "Collateral"):

                           (a) the Account and all certificates and instruments,
if any, from time to time representing or evidencing the Account;

                           (b) all cash and amounts from time to time deposited
in the Account;

                           (c) all notes, certificates of deposit and other
instruments from time to time hereafter delivered to or otherwise possessed by the Agent for or on behalf of such Pledgor in substitution for or in addition to any or all of the then existing Collateral;

                           (d) all interest, dividends, cash, instruments and
other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

                           (e) all proceeds of any or all of the foregoing
Collateral.

         SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations of the Pledgors now or hereafter existing under the Credit Agreement, the Notes and the other Facility Documents, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Pledgors now or hereafter existing under this Agreement (all such obligations of the Pledgors being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by any Pledgor to the Agent or the Banks under the Credit Agreement, the Notes and the other Facility Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Pledgor.

         SECTION 3. Delivery of Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The Agent shall have the right, if an Event of Default shall have occurred or be continuing, without notice to any Pledgor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Collateral. In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

         SECTION 4. Maintaining the Account. So long as any Bank has any Commitment or any Note or 4c Credit shall remain unpaid, the Pledgors will maintain the Account with the Agent. The Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

         SECTION 5. Representations and Warranties. Each Pledgor represents and warrants as follows:

                  (a) The Pledgors are the legal and beneficial owner of the Collateral free and clear of any lien, security interest, or other charge or encumbrance except for the security interest created by this Agreement.

                  (b) The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first-priority security interest in the Collateral, securing the payment of the Obligations.

         SECTION 6. Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         SECTION 7. Transfers and Other Liens. Each Pledgor agrees that it will not (a) sell or otherwise dispose of any of the Collateral; provided that, so long as no Event of Default shall have occurred and be continuing, such Pledgor may do so in the ordinary course of business, or (b) create or permit to exist any Lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement.

         SECTION 8. Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Agent such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any interest payment, dividend, or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

         SECTION 9. Agent May Perform. If any Pledgor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgors under Section 12.

         SECTION 10. Reasonable Care. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Chase accords its own property, it being understood that the Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

         SECTION 11. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

                 (a) The Agent may, without notice to the Pledgors except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Obligations against the Account or any part thereof.

                  (b) The Agent may also exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and the Agent may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (c) Any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, then or at any time thereafter be applied (after payment of any amounts payable to the Agent pursuant to Section 12) in whole or in part by the Agent against all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Pledgors or to whomsoever may be lawfully entitled to receive such surplus.

         SECTION 12. Expenses. Each Pledgor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Banks hereunder or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

         SECTION 13. Security Interest Absolute. The obligations of each Pledgor under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against each Pledgor to enforce this Agreement, irrespective of whether any action is brought against any other Pledgor or whether any other Pledgor is joined in any such action or actions. All rights of the Agent and security interests hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability of the Credit

                  Agreement, the Note or any other agreement or instrument relating thereto;

                           (ii) any change in the time, manner or place of
                  payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or the Note, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to any Pledgor or any of its Subsidiaries or otherwise;

                           (iii) any taking, exchange, release or non-perfection
                  of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

                           (iv) any manner of application of collateral, or
                  proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any part of the Obligations or any other assets of any Pledgor or any of its Subsidiaries;

                           (v) any change, restructuring or termination of the
                  corporate structure or existence of any Pledgor or any of its Subsidiaries; or

                           (vi) any other circumstance which might otherwise
                  constitute a defense available to, or a discharge of, any Pledgor or a third party pledgor.

         SECTION 14. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 15. Notices. Unless the party to be notified otherwise notifies the other party in writing, notices shall be given by ordinary mail or telex, addressed to such party at its address on the signature page of the Credit Agreement.

         SECTION 16. Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the later of (x) the payment in full of the Obligations and all other amounts payable under this Agreement and (y) the expiration or termination of the Commitments,
(ii) be binding upon each Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of, and be enforceable by, the Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
(iii), any Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it, its interest in any Letter of Credit and any Note held by it) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, subject, however, to the provisions of Article 10 (concerning the Agent) of the Credit Agreement. Upon the later of payment in full of the Obligations and all other amounts payable under this Agreement and the expiration or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors. Upon any such termination, the Agent will, at the Pledgors' expense, return to the Pledgors such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination.

         SECTION 17. Governing Law; Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Code are used herein as therein defined.

                  IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        AMSCAN INC.



                                        By________________________________
                                           Sheryl B. Mellin
                                            Treasurer


                                        KOOKABURRA USA, LTD.



                                        By________________________________
                                           Sheryl B. Mellin
                                            Treasurer


                                        DECO PAPER PRODUCTS, INC.

                                      By________________________________
                                         Sheryl B. Mellin
                                          Treasurer


                                      TRISAR, INC.



                                      By________________________________
                                         Sheryl B. Mellin
                                          Treasurer


ACCEPTED AND AGREED:

THE CHASE MANHATTAN BANK, N.A.



By________________________________
    Carol Kornbluth
    Vice President

                                    EXHIBIT Q

                         ASSIGNMENT OF DEPOSIT ACCOUNTS

         For value received, and in connection with a Credit Agreement dated as of September 20, 1995 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein being used herein as therein defined), among THE CHASE MANHATTAN BANK, N.A. (the "Agent"), the banks named therein (the "Banks"), and the undersigned, the undersigned hereby grants a security interest in and right of set-off to, and assigns, transfers, and pledges to the Agent, its successors and assigns, as security for the Indebtedness (as defined below), all of the undersigned's right, title and interest in and to the commercial demand deposit accounts, account numbers [ ], in each case, maintained with Harris Trust and Savings Bank by one or more of the Obligors (as hereinafter defined) (the "Deposit(s)"), together with all monies, proceeds or sums due or to become due thereon or therefrom and all certificates, receipts or other instruments evidencing such Deposit(s). The undersigned agrees to deliver promptly to the Agent the originals of all certificates, receipts or other instruments evidencing the Deposit(s).

         This Assignment is given to the Agent as security for all indebtedness, obligations or liabilities of any kind of Amscan Inc., a New York corporation, Kookaburra USA, Ltd., a New York corporation, Deco Paper Products, Inc., a Kentucky corporation, or Trisar Inc., a California corporation (each an "Obligor" and collectively, the "Obligors") to the Banks, now or hereafter existing, under the Credit Agreement, the Notes and the other Facility Documents (as such may be amended from time to time), whether for principal, interest, fees, expenses, or otherwise, and all obligations of the Obligors now or hereafter existing under this Assignment (collectively, the "Indebtedness"). The rights, powers and remedies granted to the Agent and the Banks herein shall be cumulative and in addition to any rights, powers and remedies to which the Agent or the Banks may be entitled either by operation of law or pursuant to any other document or instrument delivered or from time to time to be delivered to the Agent or any Bank in connection with any Indebtedness.

         The undersigned represents and warrants that: (i) the Obligors are the sole owners of the Deposit(s); (ii) the Deposit(s) is/are free of all liens, security interests, and encumbrances and the undersigned has not made any prior assignment or transfer of any kind of said Deposit(s), the proceeds thereof or interest(s) thereon or therein, except such as may have been created in favor of the Bank; (iii) the undersigned has not withdrawn, cancelled, been repaid or redeemed all or any part of said Deposit(s); (iv) there is no pending application for the withdrawal, cancellation, repayment or redemption of said Deposit(s); and (v) this Assignment does not violate, or require any consent, approval or other action by any governmental official or body or any other person or entity, under any law, regulation, decree or order of any agreement binding upon the undersigned or the property of the undersigned.

         This Assignment has been given for value and is hereby declared to be irrevocable.

         So long as any Event of Default shall have occurred or be continuing, the undersigned hereby irrevocably authorizes and empowers the Agent at its option, at any time, and from time to time, for its own use and benefit, either in its own name or in the name of the undersigned: (i) to execute any and all instruments required for the withdrawal or repayment of the Deposit(s), or any part thereof; (ii) to complete in any respect any instrument for the withdrawal of funds; and (iii) to in all respects deal with said Deposit(s) as the owner thereof, and the undersigned hereby irrevocably constitutes and appoints the Bank as its attorney-in-fact to do any and all of the aforesaid. The undersigned waives any presentation, demand of payment, protest and notice of non-payment or protest. Notwithstanding the foregoing, the Agent shall not under any circumstances be deemed to assume any responsibility for or obligation or duty with respect to the Deposit(s) or any proceeds thereof, and shall not be required to take any action of any kind to collect, preserve or protect its or the undersigned's rights in the Deposit(s). The undersigned releases the Agent and the Banks from any claims, causes of action and demands at any time arising out of or with respect to this Assignment, the use or disposition of the Deposit(s) or any action taken or omitted to be taken by the Agent or any Bank with respect thereto, and the undersigned hereby agrees to hold the Agent and the Banks harmless from and with respect to any and all claims, causes of action and demands, other than claims, causes of action and demands that are finally judicially determined to have resulted from the gross negligence or willful misconduct of a Bank or the Agent.

         The obligations of the undersigned under this Assignment shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Indebtedness or any agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to departure from any agreement or instrument relating to the Indebtedness; (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, subordination or other credit support for all or any of the Indebtedness; (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of any Obligor or a guarantor of the Indebtedness or a party agreeing to subordinate its claim to the Indebtedness; or (v) any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms or the rights of the Agent or any Bank with respect to the Indebtedness or any agreement or instrument relating to the Indebtedness.

         This Assignment shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indebtedness is rescinded or must otherwise be returned by the Banks upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made.

         Upon any default in the payment or performance of any obligation in respect of any of the Indebtedness, the Agent may, without regard to any premium or penalty which may result from liquidation of any Deposit(s) prior to maturity; (i) hold any and all monies or proceeds representing the Deposit(s) in a cash collateral account or invest such monies or proceeds as the Agent may deem appropriate on behalf of the undersigned; or (ii) apply all or any portion of the Deposit(s), in its sole discretion, first, to all costs and expenses of the Agent in enforcing its rights and pursuing its remedies hereunder, second, to the payment of interest on the Indebtedness, whether due or not, and any fees or commissions to which the Agent may be entitled; third, to the payment of principal of the Indebtedness; and fourth, to the undersigned or whosoever may be entitled thereto.

         The undersigned agrees that if the security assigned hereby includes now or hereafter an International Banking Facility Time Deposit (as defined in Regulation D of the Board of Governors of the Federal Reserve System), any extensions of credit made in reliance upon this Assignment and upon said security shall be used to support only non-U.S. activities of any Obligor or its foreign affiliates.

         This Assignment shall create a continuing security interest in the Deposit(s) and shall remain in full force and effect until the indefeasible payment in full of the Indebtedness and until the Commitments shall no longer be in effect. Upon the indefeasible payment in full of the Indebtedness and when the Commitments shall no longer be in effect, the security interest granted hereby shall terminate and all rights to the Deposit(s) shall revert to the Grantor.

         This Assignment shall be governed by and construed in accordance with the laws of the State of New York. The undersigned hereby consents to the non-exclusive jurisdiction of the state and federal courts sitting in New York County, New York, and agrees that in the event of dispute hereunder, suit may be brought against the undersigned in such courts or in any other jurisdiction where the undersigned or any of its assets may be found, and the undersigned hereby irrevocably submits to the jurisdiction of such courts. The undersigned irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the undersigned at its address specified below.

         The undersigned hereby waives any and every right to a trial by jury in any action or on related to this Assignment, the Indebtedness or the enforcement of either or all of the same, and does further expressly waive any and every right to interpose any counterclaim in any such action or proceeding.

         As used in this Assignment, the term "undersigned" shall be deemed to include all signatories hereto, if more than one, and notwithstanding that it is used in the singular, the obligations and representations of the undersigned herein shall be considered to be joint and several in the case of multiple parties hereto.

         IN WITNESS WHEREOF, the undersigned has executed this Assignment this 20th day of September, 1995.

AMSCAN INC.                                   KOOKABURRA USA, LTD.


------------------------------                ------------------------------

Sheryl B. Mellin                              Sheryl B. Mellin
Treasurer                                     Treasurer


DECO PAPER PRODUCTS, INC.                     TRISAR, INC.


------------------------------                ------------------------------

Sheryl B. Mellin                              Sheryl B. Mellin
Treasurer                                     Treasurer


Address for each of the undersigned:
2 Macy Road
Harrison, New York  10528